Exhibit 4.38

EXECUTION VERSION

CLOSING ARRANGEMENT AGREEMENT

dated OCT 25 2012

among

SM INVESTMENTS CORPORATION

for itself and on behalf of the companies of the SM Group as listed in Schedule 2

BELLE CORPORATION

PREMIUMLEISURE AND AMUSEMENT, INC.

and

MCE LEISURE (PHILIPPINES) CORPORATION

for itself and on behalf of certain of the other companies of the MCE Group

Table of Contents

SECTION 1. DEFINITIONS AND CONSTRUCTION		3
1.01	Defined Terms	3
1.02	Principles of Construction	3
1.03	Schedules and Exhibits	5

SECTION 2. OBLIGATIONS PRIOR TO CLOSING		6
2.01	Effectiveness	6
2.02	PAGCOR	6
2.03	Construction works	6
2.04	Project Contracts	6
2.05	Compliance with Applicable Law	6
2.06	Pre-Closing Commitments	7
2.07	Access to the Land and Building Structures and Project information	7
2.08	Restricted Matters	8
2.09	Communications with Government Authorities	8
2.010	Termination of the MOU and MOA	8
2.011	Registration of Lease	9
2.012	Pre-Closing Costs	9

SECTION 3. CLOSING		10
3.01	Closing	10
3.02	Conditions to Closing	10
3.03	Deliveries at Closing	14
3.04	Funds flow at Closing	18
3.05	Transfer of title	18
3.06	Waiver of Conditions	18
3.07	Satisfaction of Conditions	19
3.08	Post Closing and Other Covenants	19
3.09	Condition Subsequent	19
3.010	No Liability	20
3.011	AB Leisure Contracts	20

SECTION 4. REPRESENTATIONS AND WARRANTIES		21
4.01	Common Representations and Warranties	21
4.02	Representations and Warranties of SMIC	21
4.03	Representations and Warranties of MCE Leisure	21
4.04	Representations and Warranties of the Philippine Parties	22
4.05	Repetition of Representations and Warranties	22
4.06	Reliance on Representations	22
4.07	Indemnity	22

SECTION 5. ADDITIONAL COVENANTS AND UNDERTAKINGS		23
5.01	Taxes, Costs and Expenses	23
5.02	Confidential Information	23
5.03	Cooperation	23

SECTION 6. TERM AND TERMINATION		24
6.01	Termination	24
6.02	Effects of Termination	24
6.03	Survival and other matters	25

SECTION 7. POWERS AND LIABILITIES OF THE PARTIES		26
7.01	Powers of SMIC under this Agreement	26
7.02	Powers of MCE Leisure under this Agreement	26

SECTION 8. GOVERNING LAW AND ARBITRATION		28
8.01	Governing Law	28
8.02	Arbitration	28

SECTION 9. OTHER PROVISIONS		29
9.01	Notices to Parties	29
9.02	Successors and Assigns	30
9.03	Severability	30
9.04	Further Covenant; Mutual Cooperation	30
9.05	No Waiver	30
9.06	Entire Agreement	30
9.07	MCE Group	31
9.08	Counterparts	31
1.1	Background	40
1.2	Definitions	40
1.3	Interpretation	41
1.4	Terminating Contracts	41
1.5	Design Contracts	41
1.6	Supply Contracts	42
1.7	Macro Wall Novation Deed	43
1.8	Electro-Systems Deed	44
1.9	Deliveries	44
1.10	SM works	44
1.11	Other	45

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CLOSING ARRANGEMENT AGREEMENT

This Closing Arrangement Agreement (the “Agreement”) is made and entered into this              at             , by and among:

(1)	SM INVESTMENTS CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws, with office address at 10th Floor, One E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (“SMIC”), for itself and on behalf of the other companies of the SM Group each a corporation duly organized and existing under and by virtue of Philippine laws with office address opposite their names as listed in Schedule 2,

(each of the companies in the SM Group other than SMIC, a “SM Subsidiary” and together the “SM Subsidiaries”, and each of the companies in the SM Group, a “SM Company”);

(2)

BELLE CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws, with office address at 5th Floor, 2 E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (“Belle”);

(3)

PREMIUMLEISURE AND AMUSEMENT, INC., a corporation duly organized and existing under and by virtue of Philippine laws, with office address at 5th Floor, 2 E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (“PLAI”),

(SMIC, Belle and PLAI shall each be known as a “Philippine Party”, and collectively, as the “Philippine Parties”); and

(4)

MCE LEISURE (PHILIPPINES) CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws, with office address c/o 21st Floor Philamlife Tower, Paseo de Roxas, Makati, Metro Manila, Philippines (“MCE Leisure”) for itself and on behalf of MCE Holdings (Philippines) Corporation (“MCE Holdings”) and MCE Holdings No. 2 (Philippines) Corporation (“MCE Holdings No. 2”), each a corporation duly organized and existing under and by virtue of Philippine laws, with office address c/o 21st Floor Philamlife Tower, Paseo de Roxas, Makati, Metro Manila, Philippines and MPEL Projects Limited (“MPEL”) and Melco Property Development Limited (“MPD”), each a company incorporated in the British Virgin Islands with an address for correspondence at 36/F The Centrium, 60 Wyndham Street, Hong Kong,

(each of MCE Holdings and MCE Holdings No. 2 shall be known as a “MCE PHP Subsidiary” and each MCE PHP Subsidiary and MCE Leisure shall be known as a “MCE Party” and together the “MCE Parties”),

(SMIC and each of the other companies of the SM Group, Belle, PLAI and MCE Parties are collectively referred to as the “Parties” and each or any one of them is referred to as a “Party”).

RECITALS

(A)	On April 20, 2012, the Philippine Parties and MPD entered into a non-binding Memorandum of Understanding (“MOU”) containing (a) indicative terms for the inclusion of the MCE Parties and the MCE Designated Entities in the Consortium, and the construction, fit out, lease, development, operation and management of the Project and (b) the terms on which MPEL would be permitted to conduct due diligence on (among other things) the Philippine Parties, the Project, the Provisional License and the Land and Building Structures.

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(B)	On July 5, 2012, the Philippine Parties and MPEL entered into a binding Memorandum of Agreement (the “MOA”) containing the indicative terms for the inclusion of each MCE Party in the Consortium and the Project

(C)	The Parties have on the date of this Agreement entered into a Cooperation Agreement in relation to the Project (“Cooperation Agreement”). The Cooperation Agreement comes into effect upon Closing.

(D)	In order to facilitate an orderly Closing, the Parties set forth herein the procedure, requirements and mechanics to achieve Closing.

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NOW, THEREFORE, the Parties agree as follows:

SECTION 1. DEFINITIONS AND CONSTRUCTION

1.01	Defined Terms

Unless defined in this Agreement, capitalized terms have the meaning ascribed to such terms in the Cooperation Agreement.

1.02	Principles of Construction

(a)	Unless the context requires otherwise, words imputing the singular include the plural and vice versa, and words importing a gender include every gender.

(b)	If a word or phrase is defined, its other grammatical forms have corresponding meanings.

(c)	A reference to “includes” means includes without limitation.

(d)	References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any statutory provision of which they are re-enactments (whether with or without modification).

(e)	Save where the contrary is indicated, any reference to this Agreement or any other agreement or document shall be construed as a reference to this Agreement, or other agreement or document as the same may have been, or may from time to time be (subject to any restrictions therein), amended, varied, novated, supplemented, replaced or substituted, and shall include the schedules, annexes, exhibits and supplements to all of the foregoing.

(f)	Reference to “Person” denotes natural persons, corporations, partnerships, joint ventures, trusts, unincorporated organizations, political subdivisions, agencies or instrumentalities, and such reference to a “Person” shall include its respective successors and permitted assigns.

(g)	References herein to “Sections”, “Schedules” and “Exhibits” are to be construed as references to the sections, schedules and exhibits of and to this Agreement unless the context requires otherwise.

(h)	A “month” is the period commencing on a specified day in a calendar month and ending on the numerically corresponding day in the immediately succeeding calendar month (or if there is no day so corresponding in the calendar month in which such period ends, such period shall end on the last day of such calendar month).

(i)	The headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

(j)	No rule of construction will apply to a relevant provision to the disadvantage of a Party merely because that Party put forward the relevant provision or would otherwise benefit from it

(k)	Any undertaking given by, or obligation of, the Philippine Parties together under this Agreement binds them jointly and severally.

(l)	The liability of the Philippine Parties together under this Agreement is joint and several, except in relation to Sections 2.06(d), 3.02(b)(v), 3.02(b)(vi) and 3.09(b) which shall be (despite anything to the contrary in those Sections) the joint and several liability of each of Belle and PLAI.

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(m)	Any undertaking given by, or obligation of, the MCE Parties together under this Agreement is joint and several.

(n)	Any undertaking given by, or obligation of, the SM Group together under this Agreement is joint and several.

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1.03	Schedules and Exhibits

The following Schedules and Exhibits form integral parts of this Agreement:

Schedule 1	Defined Terms
Schedule 2	The SM Group
Schedule 3	Principles
Schedule 4	Registration of Belle Lease
Schedule 5	AB Leisure Contracts
Schedule 6	Warranties by the Philippine Parties

Exhibit A	[Not used]
Exhibit B	Form of the Operating Agreement
Exhibit C	[Not used]
Exhibit D	Belle Undertaking
Exhibit E	[Not used]
Exhibit F	Form of Undertaking on the Belle Lease
Exhibit G	[Not used]
Exhibit H	Form of Closing Certificate of Philippine Parties
Exhibit I	Form of FCPA Certificate
Exhibit J	Form of Closing Certificate of MCE Leisure
Exhibit K	[Not used]
Exhibit L	SSS Undertaking
Exhibit M	Part A – ABLGI Form of Waiver, Discharge and Quitclaim
Part B – PHP Form of Waiver, Discharge and Quitclaim
Exhibit N	Due Diligence Information Index

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SECTION 2. OBLIGATIONS PRIOR TO CLOSING

2.01	Effectiveness

(a)	The Parties have executed and delivered to each of the parties to the Cooperation Agreement and the Belle Lease, copies of each of those agreements.

2.02	PAGCOR

(a)	Within five (5) Business Days from the date of this Agreement, the Philippine Parties shall submit a letter to PAGCOR (in a form acceptable to the MCE Parties acting reasonably) requesting that PAGCOR do each of the matters or things in Section 3.02(b)(xii).

(b)	The Philippine Parties shall promptly pay for all fees payable to PAGCOR and, subject to the prior written approval of the MCE Parties, comply with all requests for information and other requirements of PAGCOR in relation to any matter or thing to be done by PAGCOR under Section 2.02(a).

(c)	MCE Leisure may notify the Philippine Parties from time to time in writing whether it shall (i) directly undertake, or (ii) nominate a MCE Designated Entity to undertake (and if so, which MCE Designated Entity), any of the fit-out, management and operations of the Project, and may remove and replace that MCE Designated Entity from time to time.

2.03	Construction works

Between the date of this Agreement and Closing, Belle shall design and construct the Phase 1 Building, and design and construct the Phase 2 Building, in each case in accordance with (as applicable):

(a)	the Project Plan;

(b)	the PAGCOR Wrap Letter and the PAGCOR Development Guidelines (as applicable);

(c)	the National Building Code;

(d)	this Agreement and in particular, Schedule 5;

(e)	all Applicable Laws and all relevant codes and standards for the intended usages of the Project; and

(f)	the Layout/Plan of the Land and Building Structures.

2.04	Project Contracts

Between the date of this Agreement and Closing, none of the Philippine Parties may grant any extension of time, issue any variation under, amend, vary, terminate or novate, any of the AB Leisure Contracts (except, in the case of termination, where such termination is expressly permitted or required under this Agreement) without the prior written consent of the MCE Parties.

2.05	Compliance with Applicable Law

(a)	Between the date of this Agreement and Closing, the Philippine Parties and SM Subsidiaries shall comply at all times with all Applicable Laws (including, for the avoidance of doubt, the Casino License).

(b)	Sections 9.01 to 9.04 (inclusive) of the Cooperation Agreement (“Foreign Corrupt Practices Act Undertaking”, “Rights of MCE Leisure”, “Anti-Corruption” and “Probity”) shall, between the date of this Agreement and Closing, apply and Belle, PLAI and the SM Group agree to be bound by the covenants and undertakings specified in those Sections as if a reference in those Sections to the “Philippine Parties” was a reference to “Belle, PLAI and the SM Group” and as if the representations, covenants and undertakings in those Sections were repeated in the Agreement.

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2.06	Pre-Closing Commitments

(a)	Between the date of this Agreement and Closing, the Philippine Parties and SM Subsidiaries shall not:

(i)	enter into any arrangement, agreement, make any commitment, or incur or create any obligation or liability to any Person (including to a Government Authority) whether oral or written, under, in connection with, related to, or arising out of, the Casino License or the Project and which is, or may be, binding on the Consortium, any member of the Consortium, the Licensees or any Licensee, in each case without the prior written consent of the MCE Parties (acting reasonably); or

(ii)	enter into any agreement, arrangement or commitment in connection with the Project which is outside the ordinary course of the design and construction of the Building Structures where the value of such agreement, arrangement or commitment is more than US$200,000 in any one or more of related transactions without the prior written consent of the MCE Parties (such consent not to be unreasonably withheld).

(b)	Nothing in Section 2.06(a)(i) shall prohibit any of the Philippine Parties from entering into any agreement or making any arrangement or commitment on behalf of themselves only (and not on behalf of the Consortium, any other member of the Consortium, the Licensees, or any Licensee) with any Person:

(i)	as required under Section 2.03; or

(ii)	as required to satisfy the Closing Conditions.

(c)	The Parties agree that any agreement, arrangement or understanding entered into by any of the Philippine Parties or the SM Subsidiaries (in each case whether oral or written) contrary to the prohibition in Section 2.06(a) shall not be binding on any of the MCE Parties, and the MCE Parties will not incur, and are not liable for the performance of, any obligations or duties under or in respect of any such agreement, arrangement or understanding.

(d)	The Philippine Parties and SM Subsidiaries indemnify each of the MCE Parties from any Loss suffered or incurred by any of them arising out of, or in relation to, any breach of Sections 2.04, 2.05, 2.06, 2.08, 2.09 or Schedule 5.

2.07	Access to the Land and Building Structures and Project information

Between the date of this Agreement and Closing, the Philippine Parties irrevocably grant to the MCE Parties and any MCE Designated Entity and any of their respective officers, directors, employees, contractors, consultants and advisers:

(a)	access at all times to the Land and Building Structures; and

(b)	access at all times during normal business hours to examine and make copies of any and all documents, books and records of each of the Philippine Parties and SM Subsidiaries relating to the Project or the Casino License.

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2.08	Restricted Matters

(a)	Between the date of this Agreement and Closing, the Philippine Parties and SM Subsidiaries shall not:

(i)	do or agree to do, and shall procure that their Affiliates do not do or agree to do any of the matters specified in Sections 13.06(b) and 13.07 of the Cooperation Agreement; or

(ii)	suffer, or permit to suffer, any of the matters specified in Sections 13.06(b) and 13.07 of the Cooperation Agreement,

in each case, without the prior written consent of the MCE Parties or as expressly required by this Agreement.

(b)	Between the date of this Agreement and Closing, the Philippine Parties and SM Subsidiaries shall not create, permit to subsist, or suffer the existence of, any Encumbrance over, or rights in favour of any Person over, their membership in the Consortium, the Land or Building Structures or the Project (other than the Belle Encumbrances).

(c)	Sections 6.01, 6.02 and 6.03 of the Cooperation Agreement (“Right of Refusal for Additional Opportunities”, “Right of Refusal for Acquisition Opportunities” and “Non Compete”) shall apply to the Parties (and their Affiliates) between the date of this Agreement and Closing and the Parties agree to be bound by the covenants and undertakings specified in the Non Compete as if those covenants and undertakings were repeated in this Agreement.

2.09	Communications with Government Authorities

(a)	Between the date of this Agreement and Closing, the Philippine Parties and SM Subsidiaries shall not, including on behalf of the Consortium or any other member of the Consortium have any discussions with or meet with, or submit or enter into any correspondence (including verbal or written) with, any Government Authority, in relation to the Casino License or the Project unless the MCE Parties:

(i)	are given reasonable opportunity to participate in, and participate in (or decline to participate in), those discussions and meetings; and

(ii)	in the case of any correspondence, have consented (such consent not to be unreasonably withheld) to the form, content, manner and timing of that correspondence.

(b)	The MCE Parties may, from time to time by notice in writing to the Philippine Parties and SM Subsidiaries nominate a representative to participate in any discussions and meetings referred to in this Section 2.09(a)(i).

2.010	Termination of the MOU and MOA

Each of the parties to the MOU and the MOA agree that, with effect from the date of this Agreement:

(a)	the MOU and MOA are terminated; and

(b)	each of the parties to the MOU and MOA (including any Person designated by either or both MPEL and MPD for the Project under the MOU or MOA, as applicable) are released from all rights and liabilities any of them may have under those agreements, other than any rights or liabilities accrued by a party to either agreement prior to the date of this Agreement.

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2.011	Registration of Lease

(a)	Between the date of this Agreement and Closing, Belle shall use its best efforts to procure that the Belle Lease is annotated or registered on the Transfer Certificate of Title in the name of Belle including by taking the steps specified in Schedule 4.

(b)	Subject to Belle complying with its obligations under Section 2.011(a) (as applicable), MCE Leisure agrees to pay (“Lease Registration Fees”):

(i)	to Belle, for payment to the cashier of the Register of Deeds, the fees and taxes described in item 3 of Schedule 4; and

(ii)	to the Bureau of Internal Revenue (“BIR”), the required amount of Documentary Stamp Tax (“DST”).

2.012	Pre-Closing Costs

(a)	The Philippine Parties and the MCE Parties acknowledge and agree that the MCE Parties may incur, in anticipation of Closing, certain costs, expenses and fees in relation to the Project that will be for the benefit of the Project on Closing including in relation to the matters in Schedule 5 (“Pre-Closing Costs”).

(b)	Pre-Closing Costs may include, among other things, costs incurred under design consultancy contracts proposed to be entered into by the MCE Parties prior Closing.

(c)	The Philippine Parties agree that if, for any reason Closing does not occur other than due to the default of the MCE Parties, they will promptly pay to the MCE Parties on demand and subject to being provided with reasonable documentation in respect of such costs, the Pre-Closing Costs incurred by the MCE Parties up to an amount of US$5 million in aggregate plus all costs and expenses incurred by the MCE Parties in entering into or terminating any agreements contemplated by Schedule 5.

(d)	The Parties agree that if, for any reason, Closing has not occurred on or before 1 December 2012 they will meet on or before 15 December 2012 (or such later date as the Parties may agree) in Hong Kong to discuss the reasons for any such delay, and to negotiate in good faith for a period of not less than ten (10) days the terms on which MCE Leisure may be prepared to commit resources to the Project in advance of Closing (and if so, which, if any, additional costs the Philippine Parties will agree to reimburse the MCE Parties for).

(e)	This Section 2.012 survives termination of this Agreement.

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SECTION 3. CLOSING

3.01	Closing

(a)	Closing of this Agreement shall occur at 11.00am (Manila time) on the date which is five (5) Business Days after the Closing Conditions (other than those actions to be done, matters to be satisfied and items to be delivered on Closing) have been satisfied or waived or such other date agreed between the Parties in writing (“Closing Date”).

(b)	All events taking place at Closing shall be deemed to occur simultaneously and no delivery of documents and other items will be taken to have been made until all deliveries of documents and other items have been made.

(c)	All copies of documents and other items to be delivered at Closing by the Parties shall, unless otherwise expressly stated in this Agreement to the contrary, be certified by the relevant Party (or by counsel acting for that Party) or such other Person as may be acceptable to the recipient (acting reasonably) as true and correct copies of the original and will be released simultaneously when all Closing deliverables are made available to the relevant Party at Closing.

3.02	Conditions to Closing

The conditions which shall be satisfied or waived for Closing to occur are as follows (“Closing Conditions”):

(a)	Common Conditions:

(i)	the Parties shall have executed and delivered or shall have caused their respective designees (as applicable) to duly execute and deliver the Operating Agreement to each of the other parties to that agreement;

(ii)	MCE Leisure and the relevant MCE Designated Entities (as applicable) shall have either:

1.	entered into such definitive agreements (including a facility agreement) with BDO on such terms as are acceptable to MCE Leisure under which BDO is bound to advance to MCE Leisure and the relevant MCE Designated Entities (as applicable) the loans set out below and all of the conditions to the drawdown of such loans have been satisfied:

A.	₱ 10.5 Billion Term Loan;

B.	U.S. $50 Million Term Loan; and

C.	₱ 1 Billion Credit Line,

and MCE Leisure and the relevant MCE Designated Entities shall have drawn down the U.S. $50 Million Term Loan in full and such other amounts under those loans as determined by them; or

2.	entered into, and drawn down under, such other financing arrangements as are acceptable (including as to the amount of borrowings), and in such amounts as are acceptable, to MCE Leisure for the purpose of (among other things) funding some or all of MCE Leisure’s contributions under Section 5 of the Cooperation Agreement (including any amounts required for the Escrow Account); and

(iii)	there has been no issuance of a final, non-appealable order of a Government Authority prohibiting the transactions and the steps to be taken at Closing;

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(b)	Philippine Parties’ conditions:

(i)	the Land and the Building Structures:

1.	have not been destroyed; or

2.	have not been damaged or defective in any way which adversely affects, or may reasonably expected to adversely affect, their ability to be used in the Project, and if so damaged or defective have not been repaired or remedied to the reasonable satisfaction of MCE Leisure within twenty (20) Business Days of the Philippine Parties receiving notice from MCE Leisure to do so (but in any event prior to Closing);

(ii)	deliver to the MCE Parties:

1.	a valuation report from Jones Lang LaSalle Leechiu, that the value of the Land is not less than U.S. Dollars: One Hundred Fifty Million (US$150,000,000.00);

2.	a written certification from Langdon & Seah Philippines, Inc. of the:

A.	total costs incurred by the Philippine Parties in respect of the design and construction of the Phase 1 Building; and

B.	total costs incurred by the Philippine Parties in respect of the design and construction of the Phase 2 Building (if applicable); and

3.	evidence, in a form acceptable to the MCE Parties, of the Philippine Parties’ good faith estimate of the costs they expect to incur in respect of the design and construction of the Phase 2 Building and which amount, when added to the amount certified under Section 3.02(b)(ii)2, is not less than U.S. Dollars: One Hundred Seventy Five Million (US$175,000,000.00);

(iii)	the Philippine Parties have obtained and delivered to the MCE Parties any and all corporate, regulatory, Government Approvals and other approvals, consents or waivers required by the Philippine Parties under the Transaction Documents and which are required to be obtained on or before Closing (and such approvals, consents and waivers are subsisting as at Closing (as applicable));

(iv)	all of the representations and warranties of the Philippine Parties contained in this Agreement are true and correct as of the date of this Agreement and the Closing Date in all material respects, with the same effect as though such representations and warranties had been made on and as of such dates and the Philippine Parties and the SM Subsidiaries shall have complied in all material respects with the covenants, agreements and obligations required to be performed by them under this Agreement at or prior to Closing;

(v)	Belle and PLAI have entered into agreements with ABLGI and LRWC in a form satisfactory to the MCE Parties (“ABLGI Termination Agreements”) terminating the ABLGI Agreements.

If, despite Belle’s and PLAI’s best efforts to satisfy the Closing Condition in this Section 3.02(b)(v), the ABLGI Termination Agreements proposed to be entered into are not in a form satisfactory to the MCE Parties, then the MCE Parties may waive the Closing Condition in that Section and if so the Philippine Parties shall indemnify the MCE Group from any and all Loss suffered or incurred by the MCE Group arising out of or in connection with the ABLGI Agreements, the transactions contemplated by them, and the failure of the parties thereto to terminate those documents on terms acceptable to the MCE Parties;

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(vi)	the ABLGI Waiver, Discharge and Quitclaim has been duly executed by ABLGI and LRWC

If, despite the Philippine Parties’ best efforts to satisfy the Closing Condition in this Section 3.02(b)(vi), the PHP Waiver, Discharge and Quitclaim is not entered into, then the MCE Parties may waive the Closing Condition in that Section and if so the Philippine Parties shall indemnify the MCE Group from any and all Loss suffered or incurred by the MCE Group arising out of or in connection with the failure of ABLGI and LRWC to release each of the parties to the ABLGI Agreements and the MCE Group from any claims any of ABLGI or LRWC may have arising out of or in relation to those documents or the Project;

(vii)	the PHP Waiver, Discharge and Quitclaim has been duly executed by PLAI and Belle;

(viii)	Belle and PLAI shall have turned over to the MCE Party or the MCE Designated Entity the Land, the Phase 1 Building and such of the Phase 2 Building as has been constructed (if at all);.

(ix)	the Belle Lease has been registered or annotated on the Transfer Certificates of Title Nos. 166290, 166921 and 166292 in the name of SSS;

(x)	the SSS Lease Contract has been registered or annotated on Transfer Certificates of Title Nos. 166290, 166921 and 166292 registered in the name of SSS in the Register of Deeds in the Philippines;

(xi)	SSS and Belle shall have entered into the SSS Undertaking;

(xii)	PAGCOR shall have:

1.	issued a Certificate of Affiliation & Provisional License, with effect from Closing:

A.	certifying that the Philippine Parties and the MCE Parties (only) are the named licensees and holders of the Provisional License; and

B.	nominating MCE Leisure as the sole and exclusive representative of the named licensees and holders of the Provisional License;

2.	duly executed and delivered to the Philippine Parties and MCE Parties an amended and restated Provisional License, with effect from Closing, in the form in effect on the date of this Agreement except:

A.	the Provisional License shall be in favour of the Philippine Parties and the MCE Parties (only) as named licensees;

B.	MCE Leisure shall be appointed as the “Special Purpose Entity” in place of PLAI; and

C.	for such other amendments as may be approved by the MCE Parties;

3.	duly executed and delivered the PAGCOR Wrap Letter to the Philippine Parties and MCE Parties;

4.	not less than five (5) Business Days prior to Closing, notified the MCE Parties in writing that it consents to the granting of any Encumbrances over the Escrow Account which may be required in connection with any financing by any of the MCE Parties or MCE Designated Entities of their investment in the Project; and

5.	notified the MCE Parties in writing that, as at Closing, none of the members of the Consortium or the Consortium is in breach of the Provisional License;

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(xiii)	the Philippine Parties shall have prepared and delivered to PAGCOR a copy of the Project Implementation Plan in a form acceptable to the MCE Parties (and including those matters notified by the MCE Parties to the Philippine Parties prior to the date of this Agreement which are required to be included in the Project Implementation Plan) and PAGCOR shall have notified the Philippine Parties and MCE Parties in writing that the Project Implementation Plan is approved by it;

(xiv)	no Government Authority:

1.	has taken, or has indicated an intention to take (whether orally or in writing); or

2.	requires, or has indicated an intention to require, the MCE Parties or the Philippine Parties to take,

any action which has had, or might reasonably be expected to have, a material adverse effect on the Consortium, the Project, the Land, the Building Structures or the Casino License or which otherwise requires the MCE Parties or the Philippine Parties to contribute additional resources in connection with the Project in excess of, or which may reasonably be expected to exceed, their obligations in the Cooperation Agreement;

(xv)	the MCE Parties shall have received a report from such technical expert as they may determine and notify the Philippine Parties that the design and construction of the Phase 1 Building and the design and construction of such of the Phase 2 Building has been designed and constructed (if at all) complies with:

1.	the Project Plan;

2.	the PAGCOR Wrap Letter and PAGCOR Development Guidelines (as applicable);

3.	this Agreement and in particular, Schedule 5;

4.	the National Building Code;

5.	all Applicable Laws and all relevant codes and standards for the intended usages of the Project; and

6.	the Layout/Plan of the Land and the Building Structures;

(xvi)	the MCE Parties shall have received written confirmation from SMIC and Belle and each of their appointed consultants (such consultants shall be approved by the MCE Parties prior to their engagement) that the Phase 1 Building and as much of the Phase 2 Building as has been designed and constructed at that time has been designed and constructed in accordance with the design, drawings and specifications set out in the Project Plan;

(xvii)	Belle shall have delivered to the MCE Parties:

1.	the design modifications for the Phase 1 Building; and

2.	the design for the Phase 2 Building,

in each case in a form acceptable to the MCE Parties;

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(xviii)	the MCE Parties shall have entered into the New Design Contracts with the Design Contractors;

(xix)	the MCE Parties shall have received a copy of the PEZA Registration certified as true and correct and duly executed by PEZA;

(xx)	the MCE Parties shall have received a Certificate of Registration issued by PEZA in favour of MCE Leisure and a Registration Agreement duly executed by MCE Leisure and PEZA;

(xxi)	Belle shall have achieved completion of the Construction Milestones in column 2, rows 2 and 3 on or before the dates specified in column 3, rows 2 and 3 of the table in Schedule 3 of the Cooperation Agreement; and

(xxii)	any other conditions which the Philippine Parties and MCE Parties agree in writing prior to the date of this Agreement are a Closing Condition, are satisfied.

(c)	MCE Parties’ conditions:

(i)	the MCE Parties have obtained and delivered to the Philippine Parties on or before Closing any and all corporate, regulatory, Government Approvals and other approvals, consents or waivers required by them under the Transaction Documents which are required to be obtained on or before Closing (and such approvals, consents and waivers are subsisting as at Closing (as applicable));

(ii)	the representations and warranties of the MCE Parties contained in this Agreement are true and correct as of the date of this Agreement and the Closing Date in all material respects, with the same effect as though such representations and warranties had been made on and as of such dates and the MCE Parties shall have complied in all material respects with the covenants, agreements and obligations required to be performed by them under this Agreement at or prior to Closing; and

(iii)	subject to, and conditional on, the satisfaction by Belle of the Closing Condition in Section 3.02(b)(viii), the MCE Parties shall have accepted on Closing turnover by Belle of: (i) the Land, (ii) the Phase 1 Building, and (iii) such of the Phase 2 Building as has been constructed (if at all).

3.03	Deliveries at Closing

On Closing:

(a)	the Philippine Parties shall deliver, or cause to be delivered, to MCE Leisure the following:

(i)	a sworn certificate issued by the corporate secretary of each of the Philippine Parties and the SM Subsidiaries:

1.	attesting to the resolutions adopted by their respective Board of Directors authorizing the execution, delivery and performance of the Transaction Documents and the Ancillary Documents to which the Philippine Parties and SM Subsidiaries are a party to; and

2.	the authority, name, title and specimen signature of their respective officers authorized to execute the Transaction Documents and Ancillary Documents;

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(ii)	copies of each of the:

1.	ABLGI Termination Agreements (unless the Closing Condition in Section 3.02(b)(v) is waived by the MCE Parties); and

2.	the ABLGI Waiver, Discharge and Quitclaim (unless the Closing Condition in Section 3.02(b)(vi) is waived by the MCE Parties),

in each case, duly executed by each of the parties thereto (other than the MCE Parties);

(iii)	a copy of the PHP Waiver, Discharge and Quitclaim been duly executed by PLAI and Belle;

(iv)	the Certificate of Affiliation & Provisional License in the form required by Section 3.02(b)(xii)1;

(v)	the Provisional License amended and restated in the form required by Section 3.02(b)(xii)2 duly executed by each of the parties thereto (other than the MCE Parties);

(vi)	the PAGCOR Wrap Letter required under Section 3.02(b)(xii)3 and the notices in the form required in Sections 3.02(b)(xii)4 to 3.02(b)(xii)5 (inclusive), in each case duly executed by PAGCOR;

(vii)	a notice from PAGCOR approving the Project Implementation Plan submitted to PAGCOR under Section 3.02(b)(xiii);

(viii)	evidence that the Old Escrow Account has been closed on the Closing Date;

(ix)	an undertaking in favour of the MCE Group in the form attached as Exhibit D duly executed by Belle;

(x)	all of the documents to be delivered or required to be delivered by the Philippines Parties under Schedule 5 by Closing duly executed by each of the parties to those documents (other than the MCE Parties);

(xi)	an undertaking, in the form attached as Exhibit F, duly executed by Belle under which it irrevocably agrees that none of the MCE Parties or any MCE Designated Entity are required to pay any penalties, charges or fees due or owing to any person as a result of or in relation to any default (whether or not an actual declaration of default has been made by the Philippine Parties) by ABLGI of the Building Lease Agreement dated January 14, 2011 and the Land Lease Agreement dated January 14, 2011, including without limitation non-payment or delay in payment of lease rentals under said agreements, CUSA and any security deposit or advance rental forfeited by Belle;

(xii)	in relation to the Owned Land:

1.	proof of removal of encumbrance on Transfer Certificate of Title (TCT) No. 136452 (Entry No. 126 inscribed on January 3, 2003 at 9:22 a.m., and Entry No. 127 dated December 3, 2002; inscribed on January 3, 2003 at 9:22 a.m.) relating to the Notice of Levy issued by the City Treasurer of Parañaque City for unpaid real property taxes for the sum of P2,620,810.20 covering the 3rd and 4th quarters of 1999 until the full year of 2002, in a form acceptable to the MCE Parties; and

2.	evidence from BDO in a form acceptable to the MCE Parties that (1) all of the Encumbrances granted by Belle in favour of BDO over (i) the chattels that exist and were owned by Belle as of the date of BDO loans to Belle and which still are owned by Belle, and (ii) all chattels that have come into existence or have been created after the date of BDO loans to Belle and which still are owned by Belle, have been irrevocably and completely released and removed, and (2) BDO waives and releases Belle from the requirement of executing a supplemental chattel mortgage over any other future chattels that would come into existence or would be created after the date of the BDO loans to Belle;

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(xiii)	proof of registration or annotation of the SSS Lease Contract on Transfer Certificates of Title Nos. 166290, 166921 and 166292 registered in the name of SSS;

(xiv)	evidence, in a form acceptable to the MCE Parties, that BDO has irrevocably removed the gaming operator as a party to Belle’s loans with BDO.

If the gaming operator is not removed as a party to Belle’s loans prior to the Closing Date, then Belle shall provide the MCE Parties the following on Closing:

1.	the written consent of BDO (in a form acceptable to the MCE Parties) to

A.	the appointment of MCE Leisure as the gaming operator to the Project;

B.	the lease to MCE Leisure of the Land and Building Structures as required by the relevant loan agreements;

C.	the removal of chattels/equipment owned by MCE Leisure or any MCE Designated Entities or their nominees and installed in the Project Site; and

2.	an undertaking, in a form acceptable to the MCE Parties, duly executed by BDO, under which BDO agrees that the MCE Group is not and will not be liable on any loan, financing and security arrangement entered into by any of the Philippine Parties and BDO or any of its Affiliates;

(xv)	a non-disturbance undertaking in favour of the MCE Group, in the form notified by the MCE Parties to the other Parties prior to the date of this Agreement or such other form as may be acceptable to the MCE Parties, duly executed by Belle and BDO and its Affiliates (as applicable) that BDO and its Affiliates (as applicable) shall respect the terms of the Belle Lease;

(xvi)	an undertaking in favour of the MCE Group, in the form acceptable to the MCE Parties, duly executed by Belle indemnifying the MCE Group for any Loss suffered or incurred by them arising out of or in relation to any liens and their enforcement by SSS on the MCE Parties or the MCE Designated Entities’ equipment, furniture, fixtures and other personal or movable property on the Leased Land;

(xvii)	the Operating Agreement duly executed by each of the relevant Philippine Parties;

(xviii)	a copy, certified true and correct by SMIC, of:

1.	the NAIA Expressway MOA for the construction, development and operation of the NAIA Expressway; and

2.	any other agreement entered into between the Consortium and PAGCOR on or before the Closing Date;

(xix)	a Closing certification in the form set out in Exhibit H, executed by the duly authorized officer of each of the Philippine Parties dated as of the Closing Date;

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(xx)	a FCPA Certificate in the form set out in Exhibit I, executed by the duly authorized officer of each of the Philippine Parties dated as of the Closing Date; and

(xxi)	a real property tax clearance issued by the City Treasurer of Parañaque stating that all real property taxes on the Land and Phase 1 Building have been fully paid as of Closing;

(xxii)	such evidence as the MCE Parties may require that as at the time immediately prior to Closing the balance of the Old Escrow Account is not less than Fifty Million U.S. Dollars: (US$50,000,000.00);

(xxiii)	true and complete copies of all correspondence, letters and other documents between PAGCOR and any of the Philippine Parties or the SM Subsidiaries (or any of their respective Affiliates) in relation to the Consortium, the Casino License or the Project;

(xxiv)	a letter to PAGCOR, filed and stamped as received by PAGCOR, in the form agreed between the Parties on or before the date of this Agreement, requesting PAGCOR’s approval in relation to certain issues regarding the Project;

(xxv)	a copy of the SSS Undertaking duly executed by SSS and Belle; and

(xxvi)	such other documents and things as the Philippine Parties and the MCE Parties may agree in writing prior to the date of this Agreement are required to be delivered by the Philippine Parties on Closing.

(b)	the MCE Parties shall have delivered, or caused to be delivered, the following to the Philippine Parties:

(i)	a sworn certificate issued by the corporate secretary of each of the MCE Parties and the relevant MCE Designated Entities:

1.	attesting to the resolutions adopted by their respective Board of Directors authorizing their execution, delivery and performance of the Transaction Documents and the Ancillary Documents to which such MCE Party or MCE Designated Entity is a party, and

2.	the authority, name, title and specimen signature of their respective officers authorized to execute the Transaction Documents and Ancillary Documents;

(ii)	a copy of the SSS Undertaking duly executed by the MCE Designated Entity a party to that document;

(iii)	the Provisional License amended and restated in the form required by Section 3.02(b)(xii)2 duly executed by the MCE Parties;

(iv)	evidence that the Escrow Account has been opened in the name of MCE Leisure;

(v)	an undertaking in favour of the MCE Group in the form attached as Exhibit D duly executed by the MCE Parties;

(vi)	all of the documents required to be executed by MCE Leisure or the relevant MCE Designated Entity under Schedule 5 by Closing, in each case duly executed by MCE Leisure or the relevant MCE Designated Entity;

(vii)	an undertaking in the form attached as Exhibit F executed by MCE Leisure or the relevant MCE Designated Entity;

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(viii)	evidence of payment (in the form of check or remittance advice) of the amounts in Section 3.04;

(ix)	the Operating Agreement duly executed by the MCE Parties and the MCE Designated Entities (where applicable); and

(x)	a Closing certification attached in the form as Exhibit J, executed by the duly authorized officer of MCE Leisure dated as of the Closing Date.

3.04	Funds flow at Closing

(a)	MCE Leisure agrees on Closing:

(i)	subject to the drawdown of U.S. $50 Million under the financing contemplated by Section 3.02(a)(ii), deposit into the Escrow Account Fifty Million U.S. Dollars (US$50,000,000.00); and

(ii)	to pay or procure that the relevant MCE Designated Entity pays:

1.	in consideration of the termination by Belle of the ABLGI Agreements under Section 3.02(b)(v), pay to Belle the amount of ₱887,007,084 plus an amount of ₱ 88,277,090 for each complete calendar month between 1 January 2013 and Closing; and

2.	pay to Belle the amounts required (inclusive of VAT if applicable) to be paid to it on Closing in accordance with Schedule 5.

(b)	The Philippine Parties agree on Closing to close the Old Escrow Account and withdraw from that account the balance of the account (being not less than Fifty Million U.S. Dollars: (US$50,000,000.00)).

(c)	Despite Section 3.04(a)(ii)2, MCE Leisure shall withhold any applicable withholding tax due on the amounts payable under that Section.

(d)	All payments to be made under Section 3.04(a) shall be made by or on behalf of the MCE Parties, at their sole option, by means of a check payment to Belle or telegraphic transfer to a bank account to be designated by Belle at least five (5) Business Days prior to Closing.

3.05	Transfer of title

The Philippine Parties shall deliver to MCE Leisure or the relevant MCE Designated Entity (as applicable), or cause either or both ABLGI and LRWC (as applicable) to deliver, for no further consideration, (other than as provided under this Agreement) all the supplies, fittings, fixtures, decorations, furniture and equipment specified in Schedule 5 in each case free of all Encumbrances and other third party rights.

3.06	Waiver of Conditions

(a)	The Closing Conditions in Section 3.02(b) are for the benefit of the MCE Parties only. The Closing Conditions in Section 3.02(c) are for the benefit of the Philippine Parties.

(b)	At any time on or before the Closing Date, the MCE Parties and the Philippine Parties may by joint written notice waive any of the Closing Conditions in Section 3.02(a).

(c)	At any time on or before the Closing Date, the MCE Parties may, by written notice to the Philippine Parties, waive any of the Closing Conditions in Section 3.02(b) and on such terms as the MCE Parties may determine.

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(d)	At any time on or before the Closing Date, the Philippine Parties may, by written notice to the MCE Parties, waive any of the Closing Conditions in Section 3.02(c) and on such terms as Philippine Parties may determine.

3.07	Satisfaction of Conditions

(a)	The Parties shall use their best efforts to procure the satisfaction of the Closing Conditions set out in Section 3.02(a) as soon as possible after the date of this Agreement.

(b)	The Philippine Parties shall use their best efforts to procure the satisfaction of all Closing Conditions in Section 3.02(b) as soon as possible after the date of this Agreement.

(c)	MCE Parties shall use their best efforts to procure the satisfaction of all Closing Conditions in Section 3.02(c) as soon as possible after the date of this Agreement.

(d)	If any Party become aware of anything that will or is reasonably likely to prevent any Condition from being satisfied, it shall promptly disclose the same to the other Party.

(e)	The waiver by any Party of a Closing Condition will not, unless expressly agreed in writing by that Party, release the other from any obligation or liability to perform that obligation or discharge that liability after Closing.

3.08	Post Closing and Other Covenants

(a)	Notwithstanding Schedule 5, the MCE Group shall not in any way be liable to:

(i)	assume the obligations or liabilities of any Philippine Party under the AB Leisure Contracts or any contract, arrangement, understanding or commitment entered into by any of the Philippine Parties or the SM Subsidiaries in relation to the Project;

(ii)	agree to reimburse, or reimburse, Belle or any other Person in relation to the termination of the AB Leisure Contracts or any other contract or arrangement in relation to the Project; or

(iii)	enter into a contract with any of the AB Leisure Contractors.

(b)	The Parties agree that the MCE Group shall not be liable for any and all damages, penalties, interest and other charges that may be claimed by any party under the AB Leisure Contracts or any other supply or construction contracts in relation to the Project and Belle agrees to keep the MCE Parties indemnified against all Loss suffered or incurred by any of them in relation to the AB Leisure Contracts.

(c)	MCE Group has the full and unfettered right (but not the obligation) to review, adopt or change, at its own cost, the current interior design and fit-outs, and may assume, at its option, the existing contracts and documentation related thereto, including materials ordered or purchased. Any review, adoption or change by the MCE Group does not relieve the Philippine Parties of their obligations or liabilities under this Agreement.

(d)	The Parties agree that Philippine Parties will be responsible for negotiating with ABLGI and LRWC for termination of the ABLGI Agreements and will be solely responsible for payment of compensation or satisfaction of any other obligation to ABLGI or LRWC (other than as provided in this Agreement) for the termination of ABLGI and LRWC’s engagement as operator of the Project.

3.09	Condition Subsequent

(a)	The Philippine Parties shall, on or before the date six (6) months after Closing, deliver (or cause to be delivered) to MCE Leisure, Transfer Certificates of Title in the name of Belle amended to reflect the sale of 348 square meters of the land covered by TCT No. 010-2010000882 and 867 square meters of land covered by TCT No. 010-2010000883 to Light Rail Transit Authority.

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(b)	If, all of the Closing Conditions other than the condition in Section 3.02(b)(xi) have been satisfied or waived (as the case may be) then the MCE Parties agree to waive that condition (only) subject to such terms and conditions as they may notify to the Philippine Parties.

(c)	The Philippine Parties shall indemnify and keep indemnified each of the MCE Parties from any Loss suffered or incurred by any of them arising out of, or in relation to:

(i)	any breach by the Philippine Parties of Section 3.09(a);

(ii)	any amendments to the Certificates of Title referred to in Section 3.09(a); and

(iii)	the sale of 348 square meters of the land covered by TCT No. 010-2010000882 and 867 square meters of land covered by TCT No. 010-2010000883 to Light Rail Transit Authority.

3.010	No Liability

Except for obligations under the Project Plan which MCE Leisure has expressly agreed to perform prior to Closing, or as otherwise expressly provided in this Agreement, the MCE Group shall have no obligation or liability whatsoever on the Project until after Closing.

3.011	AB Leisure Contracts

The Philippine Parties shall comply with their obligations under Schedule 5.

3.012	Agreed Principles

(a)	The Philippine Parties agree to meet with the MCE Parties no later than ten (10) Business Days after the date of this Agreement to negotiate in good faith, the Agreed Principles based on the principles set out in Schedule 3.

(b)	If the Philippine Parties and MCE Parties do not agree on the Agreed Principles on or before the date ten (10) Business Days after first meeting under Section 3.012(a) then the MCE Parties shall have the option at any time on or prior to Closing to terminate this Agreement by notice to the Philippine Parties.

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SECTION 4. REPRESENTATIONS AND WARRANTIES

4.01	Common Representations and Warranties

The Philippine Parties represent and warrant to the MCE Parties in respect of each Philippine Party and SM Subsidiary that, except as otherwise disclosed in Philippine Parties Disclosure Letter, and the MCE Parties represent and warrant to the Philippine Parties in respect of each MCE Party that, except as otherwise disclosed in the MCE Disclosure Letter:

(a)	it is a corporation duly organized, validly existing and in good standing under Philippine laws, is duly qualified to do business in all jurisdictions where the ownership of its assets or the conduct of its business requires such qualification, has full legal capacity and possesses the capacity to sue or be sued in its own name, has the power to own its property and assets and carry on its business as it is now being conducted;

(b)	it has full legal right, power and authority to execute and deliver, incur the obligations provided for in, and observe the terms and conditions of, each Transaction Document and Ancillary Document to which it is a party, except for approvals as may be required to be subsequently obtained in accordance with the terms of any relevant Transaction Document or Ancillary Document;

(c)	it has taken all appropriate and necessary corporate and legal action to authorize the execution, delivery and performance of each of the Transaction Documents and Ancillary Documents to which it is a party;

(d)	each Transaction Document and Ancillary Document to which it is a party constitutes its legal, valid and binding obligations, enforceable in accordance with their respective terms;

(e)	its execution, delivery and performance of each Transaction Document and Ancillary Documents to which it is a party does not and will not (i) violate any Applicable Law; or (ii) conflict with or result in the breach of, or result in the imposition of any Encumbrance under any agreement or instrument to it is a party or by which any of its property is bound; and

(f)	no Insolvency Event has occurred in relation to it.

4.02	Representations and Warranties of SMIC

SMIC represents and warrants to each of the MCE Parties that, except as otherwise disclosed in the Philippine Parties Disclosure Letter:

(a)	it has full legal right, power and authority to execute and deliver, incur the obligations provided for in, and observe the terms and conditions of, each Transaction Document and Ancillary Document to which a SM Subsidiary is a party, for and on behalf of that SM Subsidiary, except for approvals as may be required to be subsequently obtained in accordance with the terms of any relevant Transaction Document or Ancillary Document; and

(b)	each SM Subsidiary has taken all appropriate and necessary corporate and legal action to authorize the execution, delivery and performance of each Transaction Document and Ancillary Document which it is a party by SMIC for and on behalf of such company.

4.03	Representations and Warranties of MCE Leisure

MCE Leisure represents and warrants to each of the Philippine Parties that except as otherwise disclosed in the MCE Disclosure Letter:

(a)	it has full legal right, power and authority to execute and deliver, incur the obligations provided for in, and observe the terms and conditions of, each Transaction Document and Ancillary Document to which a MCE PHP Subsidiary, MPEL or MPD is a party (as applicable), for and on behalf of each MCE PHP Subsidiary, MPEL and MPD (as applicable) except for approvals as may be required to be subsequently obtained in accordance with the terms of any relevant Transaction Document or Ancillary Document; and

(b)	each MCE PHP Subsidiary, MPEL and MPD (as applicable) has taken all appropriate and necessary corporate and legal action to authorize the execution, delivery and performance of this Agreement by MCE Leisure for and on behalf of such company.

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4.04	Representations and Warranties of the Philippine Parties

Each of the Philippine Parties represents and warrants to the MCE Parties that each of the representations and warranties in Schedule 6 are, except as disclosed in the Philippine Parties Disclosure Letter, true and correct

4.05	Repetition of Representations and Warranties

The representations and warranties of each of the Parties are true, complete and accurate as of the date of this Agreement, and shall be deemed repeated as of the Closing Date as though made then.

4.06	Reliance on Representations

Each of the representations and warranties herein is deemed to be a separate representation and warranty and each of the Parties has placed and will be placing complete reliance thereon in agreeing to execute the Transaction Documents and Ancillary Documents. Each representation and warranty shall survive the termination of this Agreement. Each representation and warranty shall survive Closing.

4.07	Indemnity

Each Party (the “first Party”) indemnifies each other Party (the “second Party”) against any Loss suffered or incurred by the second Party as a result of the breach of any warranty given by the first Party in this Section 4.

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SECTION 5. ADDITIONAL COVENANTS AND UNDERTAKINGS

5.01	Taxes, Costs and Expenses

Unless otherwise provided in the Transaction Documents or Ancillary Documents, each Party shall bear and pay its own costs, taxes and expenses incurred by it in connection with the preparation, negotiation and execution of the Transaction Documents and the transactions contemplated under those documents.

5.02	Confidential Information

(a)	The Parties agree to comply with, and be bound by, the confidentiality obligations in Section 8.06 of the Cooperation Agreement as if that section was included in full in this Agreement.

(b)	This Section 5.02 survives termination of this Agreement.

5.03	Cooperation

Each of the Parties will fully cooperate with each other and their respective counsels and accountants in connection with any steps to be taken as part of their obligations under this Agreement, including, without limitation, the obtaining of all regulatory approvals necessary to effect the transactions contemplated hereby.

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SECTION 6. TERM AND TERMINATION

6.01	Termination

This Agreement may only be terminated at any time before Closing:

(a)	by mutual written consent of the Parties;

(b)	by either the Philippine Parties or by MCE Parties if a final, non-appealable order of a Government Authority is issued prohibiting, restraining or making illegal the transactions and the steps to be taken at Closing as set out in this Agreement;

(c)	by the MCE Parties by notice to the Philippine Parties if (i) there has been a breach by any of the Philippine Parties or any of the SM Subsidiaries of any representation, warranty, covenant or undertaking contained in this Agreement which prevents or would prevent the Closing Conditions in Section 3.02(a) or 3.02(b) being satisfied on Closing, and such breach has not been waived by the MCE Parties in writing, or in the case of a breach that can be remedied, is not remedied by the Philippine Parties or the SM Subsidiaries, as the case may be, within five (5) days of being notified in writing by the MCE Parties of such breach, or (ii) the Closing Conditions in Section 3.02(b)(i) or 3.02(b)(xiv) have not been satisfied;

(d)	by the Philippine Parties by notice to the MCE Parties if there has been a breach by the MCE Parties of any representation, warranty, covenant or undertaking contained in this Agreement which prevents or would prevent the Closing Conditions in Section 3.02(a) or 3.02(c) being satisfied on Closing, and such breach has not been waived by the Philippine Parties in writing, or in the case of a breach that can be remedied, is not remedied by the MCE Parties within five (5) days of being notified in writing by the Philippine Parties of such breach;

(e)	by the MCE Parties if the Casino License has been suspended or revoked for a period of 15 consecutive days or more prior to the Cut-Off Date;

(f)	by the Philippine Parties if the Casino License has been suspended or revoked for a period of 15 consecutive days or more prior to the Cut-Off Date;

(g)	by MCE Parties if there is a breach of Sections 2.05(b) or 2.06; or

(h)	by either the Philippine Parties or the MCE Parties if Closing has not occurred by the Cut-Off Date, except that a Party will not be entitled to terminate this Agreement under this Section 6.01(h) if, in the case of a Philippine Party, any Philippine Party, and in the case of a MCE Party, any MCE Party, has failed to fulfil any obligation under this Agreement and such failure has been the cause of, or has resulted in, the failure of Closing to occur on or before that date.

6.02	Effects of Termination

(a)	If this Agreement is terminated under Section 6.01 all obligations of the Parties under this Agreement shall immediately terminate, except those that are expressed to survive termination of this Agreement and no Party shall have a claim against any Party for costs, damages, compensation or otherwise under this Agreement except in connection with any breach or claim that arose prior to termination.

(b)	On termination each Party shall return to the other Party, or destroy, any records or Confidential Information given or disclosed to it.

(c)	If this Agreement is terminated under Section 6.01 due to the default of the Philippine Parties, Belle shall immediately pay to MCE Leisure an amount equal to the Lease Registration Fees.

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6.03	Survival and other matters

(a)	Nothing in Sections 6.01 or 6.02 limits any rights a Party may have in respect of any breach of this Agreement arising prior to termination of this Agreement.

(b)	Each of the indemnities in this Agreement survives termination of this Agreement.

(c)	Sections 6.02 and 6.03 survive termination of this Agreement.

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SECTION 7. POWERS AND LIABILITIES OF THE PARTIES

7.01	Powers of SMIC under this Agreement

(a)	Each SM Subsidiary irrevocably appoints SMIC as its agent and attorney, to the exclusion of that SM Subsidiary, to do anything permitted or required to be done by that SM Subsidiary under this Agreement, including:

(i)	exercise any rights or powers the SM Subsidiary may have under this Agreement;

(ii)	carry out any act, approve or consent to any matter under this Agreement;

(iii)	amend, vary or waive any rights the SM Subsidiary has or may have under this Agreement;

(iv)	execute any agreement necessary or desirable under or in connection with this Agreement or the transactions contemplated by it;

(v)	accept and give notices under this Agreement;

(vi)	conduct, defend, negotiate, settle, compromise or appeal any claim under or in connection with this Agreement; and

(vii)	receiving any amount owed or payable to it.

(b)	Each SM Subsidiary irrevocably agrees:

(i)	that all acts and things done by SMIC in exercising powers under this Agreement on behalf of that SM Subsidiary will be as good and valid as if they had been done by that SM Subsidiary;

(ii)	to ratify and confirm whatever is done by SMIC in exercising powers on behalf of that SM Subsidiary under this Agreement (including under Section 7.01(a)); and

(iii)	that any rights the SM Subsidiary has or may have under this Agreement may only be exercised by SMIC and the SM Subsidiary will not exercise any such rights in its own name.

(c)	SMIC agrees that it is liable for, and shall perform and discharge, any and all obligations and liabilities of each SM Subsidiary under or in connection with this Agreement.

(d)	SMIC indemnifies the MCE Group from any Loss suffered or incurred by as a result of:

(i)	any breach by any SM Subsidiary of Section 7.01(b); and

(ii)	the exercise by SMIC of any powers under Section 7.01(a).

7.02	Powers of MCE Leisure under this Agreement

(a)	Each MCE PHP Subsidiary irrevocably appoints MCE Leisure as its agent and attorney, to the exclusion of that MCE PHP Subsidiary, to do anything permitted or required to be done by that MCE PHP Subsidiary under this Agreement, including:

(i)	exercise any rights or powers the MCE PHP Subsidiary may have under this Agreement;

(ii)	carry out any act, approve or consent to any matter under this Agreement;

(iii)	amend, vary or waive any rights the MCE PHP Subsidiary has or may have under this Agreement;

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(iv)	execute any agreement necessary or desirable under or in connection with this Agreement or the transactions contemplated by it;

(v)	accept and give notices under this Agreement;

(vi)	conduct, defend, negotiate, settle, compromise or appeal any claim under or in connection with this Agreement;

(vii)	receiving any amount owed or payable to it.

(b)	Each MCE PHP Subsidiary irrevocably agrees:

(i)	that all acts and things done by MCE Leisure in exercising powers under this Agreement on behalf of that MCE PHP Subsidiary will be as good and valid as if they had been done by that MCE PHP Subsidiary;

(ii)	to ratify and confirm whatever is done by MCE Leisure in exercising powers on behalf of that MCE PHP Subsidiary under this Agreement (including under Section 7.02(a); and

(iii)	that any rights the MCE PHP Subsidiary has or may have under this Agreement may only be exercised by MCE Leisure and the MCE PHP Subsidiary will not exercise any such rights in its own name.

(c)	MCE Leisure agrees that it is liable for, and shall perform and discharge, any and all obligations and liabilities of each MCE PHP Subsidiary under or in connection with this Agreement.

(d)	MCE Leisure indemnifies each Philippine Party from any Loss suffered or incurred by as a result of:

(i)	any breach by any MCE PHP Subsidiary company of Section 7.02(b); and

(ii)	the exercise by MCE Leisure of any powers under Section 7.02(a).

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SECTION 8. GOVERNING LAW AND ARBITRATION

8.01	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of the Philippines.

8.02	Arbitration

(a)	If a dispute (“Dispute”) arises out of or relates to this Agreement (including any dispute as to the existence, breach or termination of this Agreement or as to any claim in tort, in equity or pursuant to any statute) a Party may only commence arbitration proceedings relating to the Dispute if the procedures set out in this Section 8.02 have been fulfilled.

(b)	A Party claiming the Dispute has arisen under or in relation to this Agreement shall give written notice (Dispute Notice) to the other parties to the Dispute specifying the nature of the Dispute.

(c)	On receipt of the Dispute Notice by the other Parties, all the parties to the Dispute (Disputing Parties) shall endeavour in good faith to resolve the Dispute expeditiously using informal dispute resolution techniques such as mediation, expert evaluation or determination or similar techniques agreed by them.

(d)	In the event that no resolution is reached under Section 8.02(c) within thirty (30) days from the date the Dispute Notice is issued by a Party, the Dispute shall be referred to and finally resolved by arbitration in Hong Kong in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules for the time being in force, which rules are deemed to be incorporated by reference in this Section 8.02.

(e)	The Parties agree that the panel of arbitrators has jurisdiction to settle the issue of whether this Agreement (or any provision thereof) is void, unenforceable or ineffective.

(f)	The Hong Kong International Arbitration Centre tribunal shall consist of three arbitrators.

(g)	The arbitral proceedings shall be conducted in the English language. The arbitration proceedings shall be strictly confidential.

(h)	The arbitral award shall be final and binding upon the Parties and enforceable by any court having jurisdiction for this purpose.

(i)	By agreeing to arbitration pursuant to this Section 8.02, the Parties do not intend to deprive any court of its jurisdiction to issue an interim injunction or other interim relief in aid of the arbitration proceedings, provided that the Parties agree that they may seek only such relief as is consistent with their agreement to resolve the Dispute by way of arbitration. Without prejudice to such relief that may be granted by a national court, the arbitral tribunal shall have full authority to grant interim or provisional remedies or to order a party to seek modification or vacation of the relief granted by a national court.

(j)	Any dispute that arises under this Agreement shall be resolved in accordance with this Section 8.02.

(k)	The Parties agree that this Section 8.02 constitutes a separate and independent agreement among them and no claim that this Agreement is void, unenforceable or ineffective shall preclude submission of any dispute, controversy or claim to arbitration.

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SECTION 9. OTHER PROVISIONS

9.01	Notices to Parties

(a)	All communications and notices under this Agreement shall be in writing and shall be personally delivered or transmitted via electronic mail or facsimile transmission or postage prepaid registered mail, addressed to the relevant Party at the addresses set forth below or such other address, contact details or contact persons as shall be designated by a Party in a written notice to the other Party:

The SM Group
SM Investments Corporation
10th Floor, One E-com Center, Mall of Asia Complex
J.W. Diokno Boulevard, Pasay City
Philippines

Attention:	Mr. Frederic DyBuncio
Senior Vice President, Portfolio
Telephone No.:	+63 2 857-8009
Facsimile No. :	+63 2 857-8009
Email Address	frederic.dybuncio@sminvestments.com

Belle Corporation
5th Floor, 2 E-com Center, Mall of Asia Complex
J.W. Diokno Boulevard, Pasay City
Philippines

Attention:	Mr. Armin B. Raquel-Santos
Deputy Head
Telephone No.:	+63 2 857-0100 local 1508
Facsimile No. :	+63 2 857-0140
Email Address:	armin.raquel-santos@sminvestments.com

PremiumLeisure and Amusement, Inc.
5th Floor, 2 E-com Center, Mall of Asia Complex
J.W. Diokno Boulevard, Pasay City
Philippines

Attention:	Mr. Armin B. Raquel-Santos
Executive Vice President
Telephone No.:	+63 2 857-0100 local 1508
Facsimile No. :	+63 2 857-0140
Email Address:	armin.raquel-santos@sminvestments.com

MCE Leisure (Philippines) Corporation, MCE No. 2 Holdings (Philippines)

Corporation and MCE Holdings (Philippines) Corporation

c/- Melco Crown Entertainment Limited

Level 36, The Centrium

60 Wyndham Street, Central

Hong Kong

Attention:	Ms. Stephanie Cheung
Chief Legal Officer, Melco Crown Entertainment
Telephone No.:	+852 2598 3638
Facsimile No. :	+852 2537 3618
Email Address:	scheung@melco-crown.com

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(b)	All notices shall be deemed duly given (i) on the date of receipt if personally delivered, (ii) seven (7) days after posting, if by registered mail, or (iii) upon receipt of the written confirmation of the electronic mail or facsimile, if by electronic mail or facsimile transmission.

(c)	If a communication is given (i) after 5.00 pm in the place of receipt; or (ii) on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt, it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

(d)	All communications shall be given in English.

9.02	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, transfer or otherwise deal with its rights under this Agreement or allow any interest in them to arise or be varied without the consent of each other Party.

9.03	Severability

(a)	If any provision of this Agreement is declared invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions thereof shall not be affected or impaired thereby and shall continue to be in full force and effect.

(b)	The Parties shall promptly amend this Agreement and/or execute such additional documents as may be necessary and/or appropriate to give legal effect to the void, invalid or otherwise unenforceable provision in such a manner that, when taken with the remaining provisions, will achieve the intended commercial purpose of the void, invalid or otherwise unenforceable provision.

9.04	Further Covenant; Mutual Cooperation

The Parties agree to execute or cause to be executed all such other documents, contracts or instruments and shall take, or shall cause to be taken, such further actions as may be necessary or required in order to carry out the intent and purposes of this Agreement.

9.05	No Waiver

(a)	No waiver shall be valid unless made in writing by the Parties and any waiver of the terms and conditions of this Agreement shall not operate as a waiver of any other breach of such terms and conditions. No failure to enforce any provision of this Agreement shall operate as a waiver of such provision or any other provision of this Agreement.

(b)	A Party may give its approval or consent conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this Agreement provides otherwise.

9.06	Entire Agreement

The Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter and supersede all prior agreements and undertakings, both written and oral between the Parties with respect to their subject matter.

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9.07	MCE Group

(a)	The Parties agree that the MCE Parties jointly, hold the benefits of any promises under this Agreement on behalf of, and for the benefit of, the MCE Group (other than those MCE Parties) and may enforce this Agreement on behalf of those Persons.

(b)	Nothing is this Agreement imposes any liability or obligation on any company in the MCE Group except for those corporations which are a Party.

9.08	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which when taken together shall constitute a single agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized signatories on the date and at the place first above written.

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MCE LEISURE (PHILIPPINES) CORPORATION in its own right and for any on behalf of MCE Holdings (Philippines) Corporation, MCE Holdings No. 2 (Philippines) Corporation, MPEL Projects Limited and Melco Property Development Limited

By:

/s/ Yuk Man Chung
Yuk Man Chung

SM INVESTMENTS CORPORATION in its own right and for any on behalf of SM Investments Corporation, SM Land, Inc., SM Hotels Corporation, SM Commercial Properties, Inc. and SM Development Corporation

By:
/s/ Frederic C. DyBuncio
Frederic C. DyBuncio
Senior Vice President, Portfolio SMIC

BELLE CORPORATION

By:
/s/ Willy N. Ocier
Willy N. Ocier
Vice Chairman

PREMIUMLEISURE AND AMUSEMENT, INC.

By:
/s/ Armin B. Raquel-Santos
Armin B. Raquel-Santos
Executive Vice President

Schedule 1

Defined Terms

ABLGI	:	AB Leisure Global, Inc.;

ABLGI Agreements	:	means the following agreements:

(a) Memorandum of Agreement by and between PLAI and ABLGI dated January 14, 2011;

(b) Operating Agreement by and between PLAI and ABLGI dated January 14, 2011;

(c) Supplemental Agreement by and between PLAI and ABLGI dated January 14, 2011;

(d) Building Lease Agreement among Belle, ABLGI, LRWC and PLAI dated January 14, 2011; and

(e) Land Lease Agreement among Belle, ABLGI, LRWC and Belle Bay City Corporation dated January 14, 2011;

ABLGI Termination Agreements	:	has the meaning ascribed to such term in Section 3.02(b)(v);

ABLGI Waiver, Discharge and Quitclaim	:	means the document attached hereto as Part A of Exhibit M.

BIR	:	has the meaning ascribed to such term in Section 2.011(b)(ii);

Certificate of Affiliation	:	means the approval granted by PAGCOR admitting and naming MCE Parties and Philippine Parties as the named licensees and holders of the Provisional License;

Closing	:	means the satisfaction by each of the Parties of their respective obligations under Sections 3.03, 3.04 and 3.05 in accordance with this Agreement;

Closing Conditions	:	has the meaning ascribed to such term in Section 3.02;

Closing Date	:	has the meaning ascribed to such term in Section 3.01(a);

Cooperation Agreement	:	has the meaning ascribed to such term in Recital C;

Consortium	:	means the consortium of corporations named as licensees and holders of the Provisional License prior to Closing;

CUSA	:	means the common usage service area;

Cut-Off Date	:	means the the date that is 12 months after the date of this Agreement;

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Due Diligence Information	:	means all information received from the Philippine Parties or contained in the data room located at the 10TH Floor, One E-com Center, MOA Complex, J.W. Diokno BLVD., Pasay City and subsequently at the 14th floor, BDO Corporate Center, Makati City and listed in the index attached as Exhibit N;

DST	:	has the meaning given to that term in Section 2.011(b)(ii);

Electro-Systems		Electro-Systems, Inc.;

Electro-Systems Contract	:	means the contract between Belle and Electro-Systems (CP-05E) for the supply and installation of auxiliary system (structured cabling and data network system) in relation to the Project dated 3 June 2011;

Environment	:	means all aspects of the surroundings of human beings, including:

(a) the physical characteristics of those surroundings, such as the land, the waters and the atmosphere;

(b) the biological characteristics of those surroundings, such as the animals, plants and other forms of life; and

(c) the aesthetic characteristics of those surroundings, such as their appearance, sounds, smells, tastes, noises and textures;

Environmental Law	:	means:

(a) all laws relating to the Environment, noise, development, construction of structures, health, contamination, radiation, pollution, waste disposal, land management and Hazardous Materials;

(b) all conditions of all Government Approvals issued under any Law referred to in paragraph (a); and

(c) regulations and any lawful order, guideline, notice, direction or requirement of any Government Authority in relation to these matters;

FCPA Certificate	:	the certificate in the form set out in Exhibit I;

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Hazardous Materials	:	means any substance, gas, liquid, chemical, mineral or other physical or biological matter (including radiation, radioactivity and magnetic activity) which: taking into account the existing and proposed use and development of the Land and Building Structures, is dangerous, harmful to the Environment, may cause pollution, contamination or any hazard, may increase toxicity in the Environment, or may leak to, discharge or otherwise cause damage to any person, property or the Environment; or is controlled, prohibited or regulated from time to time by any Environmental Law;

Lease Registration Fees	:	has the meaning ascribed to such term in Section 2.011(b);

Light Rail Transit Authority	:	the Philippines light rail transit authority;

LRWC	:	Leisure & Resort World Corporation;

MOA	:	has the meaning ascribed to such term in Recital B;

MOU		has the meaning ascribed to such term in Recital A;

Old Escrow Account	:	the account established by and in the name of PLAI in which an amount of U.S. Dollars: One Hundred Million (US$100,000,000.00) is required to be held under the terms of the Provisional License until the Investment Commitment is completed, which account has a maintaining balance of U.S. Dollars: Fifty Million (US$50,000,000.00), and which may only be closed upon completion of the Project (or as otherwise agreed to by PAGCOR in writing);

PAGCOR Development Guidelines	:	the requirements set out by PAGCOR in its letter dated July 18, 2011, a true and correct copy of which is contained in the Due Diligence Information;

PAGCOR Wrap Letter	:	means the letter from PAGCOR to the Philippine Parties and the MCE Parties in relation to the Provisional License in the form agreed between the Parties prior to the date of this Agreement or in such other form as may be acceptable to the MCE Parties;

Pesos or ₱	:	the lawful currency of the Philippines;

PHP Waiver, Discharge and Quitclaim	:	means the document attached hereto as Part B of Exhibit M;

Project Site		means the Land;

Pre-Closing Costs	:	has the meaning ascribed to such term in Section 2.012(a);

SSS Undertaking	:	the undertaking given by SSS and Belle in favor of MCE Leisure or the MCE Designated Entity the lessee under the Belle Lease in the form in the form attached herewith as Exhibit L or such other form as acceptable to the MCE Parties;

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Schedule 2

The SM Group

SM INVESTMENTS CORPORATION	10th Floor, One E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City
SM LAND, INC.
SM HOTELS CORPORATION
SM COMMERCIAL PROPERTIES, INC.
SM DEVELOPMENT CORPORATION

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Schedule 3

Principles

(a)	any deduction or contribution in respect of corporate taxes and other taxes on income or gains during that period;

(b)	net interest expense incurred or accrued (including capitalised and suspended interest, and amortizations of any discounts) during that period;

(c)	any financing or similar or analogous fees;

(d)	any contribution or deduction in respect of individually significant and not in the ordinary course of business (and non-recurring) items during the period;

(e)	any amortisation or impairment of goodwill, intangible assets and acquisition costs during that period;

(f)	any depreciation or amortisation of fixed assets (including any leasehold property) during that period;

(g)	any costs related to any employee incentive plans or any other similar share based employee compensation, including accruals in respect of the payment of management bonuses;

(h)	any loss or gain against book value arising from the disposal of any asset (not being disposals made in the ordinary course of business) during that period and any increment or decrement relating to the revaluation of any asset during that period which goes through the profit and loss account;

(i)	transaction costs and one-off costs and expenses in connection with any acquisition (whether or not consummated) incurred by during the Compensation Period;

(j)	any transaction costs and expenses arising from a breach of the Closing Arrangement Agreement, any Transaction Document or any Ancillary Document;

(k)	any unrealised exchange gains and losses and any unrealised gains or losses on derivative financial instruments;

(l)	any payments to any of the Philippine Parties or their Affiliates (including any amount payable under the Belle Lease or Operating Agreement);

(m)	any downward revaluation of any of the assets of the Project; and

(n)	any condition or event, or the effects of any such condition or event, that directly or indirectly led to the termination of this Agreement and that could negatively impact the current or projected financial condition or the operations of the Project.

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Schedule 4

Registration of Belle Lease

1.	Secure a certified true copy of the latest tax declaration from the Parañaque City Assessor’s Office.

2.	Secure a real property tax clearance from the Parañaque City Treasurer’s Office.

3.	Subject to the payment by MCE Leisure of the required amount of DST to the BIR under Section 2.011(b)(ii), secure a stamped received DST Return from MCE Leisure.

4.	Apply for registration of the Belle Lease with the Register of Deeds of Parañaque City.

5.	Submit the following documents to the Registration Information Officer of the Register of Deeds of Parañaque City:

(i)	a copy of the Belle Lease;

(ii)	an owner’s duplicate Certificate of Title;

(iii)	the DST Return; and

(iv)	a real property tax clearance.

6.	Pay the necessary fees (including basic fees, IT fees and miscellaneous fees) in respect of the registration of the Belle Lease.

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Schedule 5

AB Leisure Contracts

1.1	Background

The purpose of this Schedule is to describe how the Parties propose to deal with the AB Leisure Contracts.

1.2	Definitions

AB Leisure Contractors means any of the contractors listed in the table in the Appendix to this Schedule 5.

AB Leisure Contracts means the contracts listed in the table in the Appendix to this Schedule 5.

Barrington Carpets means Barrington Carpets/C&A Carpets.

Barrington Carpets Contract means the contract between Barrington Carpets and ABLGI comprising the Notice of Award/Notice to Proceed (NOA/NTP) letter dated 27 June 2011, specified in row 8 of the table in the Appendix to this Schedule 5.

Design Contractors means each of the design contractors specified in rows 2 to 5 of the table in the Appendix to this Schedule 5.

Design Contracts means each of the contracts set out against the name of the relevant Design Contractor in the table in the Appendix to this Schedule 5.

Electro-Systems Deed has the meaning given to that term in this Schedule 5.

IDC/MW means Industries Dev. Corp./Mejore Woodworks, Inc.

IDC/MW Contract means the contract between IDC/MW and ABGLI comprising the Notice of Award/Notice to Proceed (NOA/NTP) dated 15 July 2011, specified in row 10 of the table in the Appendix to this Schedule 5.

IP Rights means all current and future registered and unregistered rights in respect of copyright, designs, circuit layouts, trade marks, know-how, materials, documents, methods, confidential information, patents, inventions and discoveries and all other intellectual property as defined in article 2 of the Convention Establishing the World Intellectual Property Organisation 1967 (as amended and revised from time to time).

Macro Wall means Macro Industrial Packaging Products Corporation.

Macro Wall Contract means the contract between Macro Wall and ABLGI comprising the Notice of Award/Notice to Proceed (NOA/NTP) dated 15 February 2012, specified in row 1 of the table in the Appendix to this Schedule 5.

Macro Wall Novation Deed has the meaning given to that term in this Schedule 5.

New Design Contracts has the meaning given to that term in this Schedule 5.

Summit Furnishing Inc means Summit Furnishing Inc.

Summit Furnishing Inc Contract means the contract between ABLGI and Summit Furnishing Inc comprising the letter dated 16 November 2011, specified in row 9 of the table in the Appendix to this Schedule 5.

Suppliers means each of the suppliers specified in rows 6 to 10 of the table in the Appendix to this Schedule 5.

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Supply Contracts means each of the contracts set out against the name of the relevant Supplier in the table in the Appendix to this Schedule 5.

Terminating Contracts means each of the contracts listed in rows 11 to 34 of the table in the Appendix to this Schedule 5.

1.3	Interpretation

When used in this Schedule 5 capitalized terms (except those otherwise defined in this Agreement) have the meanings ascribed to such terms in this Schedule.

1.4	Terminating Contracts

(a)	On Closing, Belle shall deliver to the MCE Parties evidence in form acceptable to the MCE Parties that each of the Terminating Contracts has been terminated and that each party to any such Terminating Contract has released the Philippine Parties and the Project from any claims (including outstanding payments (if any)) that party may have under or in connection with, the relevant Terminating Contract.

(b)	Belle shall indemnify and keep indemnified each of the MCE Parties from any Loss suffered or incurred by any of them arising out of, or in relation to, or in connection with the termination of the Terminating Contracts or their subject matter.

1.5	Design Contracts

(a)	As soon as possible after the date of this Agreement, Belle shall use its best efforts to procure the termination of the Design Contracts and for each of the Design Contractors to meet with the MCE Parties and enter into good faith negotiations with the MCE Parties and to enter into new contracts (New Design Contracts) with the MCE Parties on or before Closing:

(i)	consistent with the revised design for the Project as set out in the Project Plan; and

(ii)	substantially in the form set out in Exhibit A of Schedule 5 (New Design Contract) or on such other terms as may be acceptable to the MCE Parties.

(b)	The MCE Parties agree to pay to Belle, on Closing, the relevant amount stated in column titled “Contribution” of the table in the Appendix to this Schedule 5 corresponding to each Design Contractor (the total of such amounts not exceeding an amount of ₱ 18,714,058 inclusive of VAT if applicable and subject to withholding tax as contemplated by Section 3.04(a)(ii)2 of this Agreement) provided that the relevant Design Contractor has entered into a New Design Contract with the MCE Parties on or before Closing.

(c)	Belle shall:

(i)	assign to the MCE Parties or the relevant MCE Designated Entity; and

(ii)	ensure that the MCE Parties or the MCE Designated Entity have the benefit of,

all IP Rights owned by or licensed to Belle under the Design Contracts and the New Design Contracts.

(d)	Belle hereby represents and warrants to the MCE Parties that the MCE Parties will have the full right to use the IP Rights under terms of the Design Contracts and the New Design Contracts and such use will not infringe the rights of any person (including copyright and moral rights) and Belle agrees to keep the MCE Parties indemnified against all Loss suffered or incurred by any of them arising out of, or in relation to such IP Rights.

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1.6	Supply Contracts

(a)	Belle shall procure that:

(i)	subject to Section 1.6(a)(ii) of this Schedule 5, the Supply Contracts are performed in accordance with their terms, in any event, on or before Closing; and

(ii)	without limiting Section 1.6(a)(i) of this Schedule 5:

1.	the carpets referred to in the Barrington Carpets Contract are supplied and delivered to the Project no later than the date six (6) months after Closing; and

2.	the chairs referred to in the IDC/MW Contract and the Summit Furnishing Inc Contract are supplied, installed and delivered no later than the date six (6) months after Closing.

(b)	Belle shall deliver to the MCE Parties on or before the date for delivery under Section 1.6(c) of this Schedule 5 (including from ABLGI, if ABLGI is the party to the Supply Contracts with the relevant suppliers and contractors):

(i)	evidence, in a form acceptable to the MCE Parties, that each of the Supply Contracts has been fully performed by the relevant Supplier; and

(ii)	deeds of assignment, in each case substantially in the form attached as Exhibit C of Schedule 5 (Deed of Assignment) or such other form as acceptable to the MCE Parties, under which each of the parties to the Supply Contracts:

1.	having the benefit of all present and future warranties or similar rights as to performance under such Supply Contracts (including all statutory warranties and for this purpose as if it was the employer or buyer (as the case may be) under the relevant Article of the Civil Code) assigns to the MCE Parties or an MCE Designated Entity the benefit of all such rights; and

2.	having the benefit of all IP Rights under the Supply Contracts assigns to the MCE Parties or the MCE Designated Entity, the benefit of all such rights,

in each case, free from all Encumbrances and duly executed by each such party.

(c)	Belle shall deliver to the MCE Parties, the evidence required under Section 1.6(b)(i) of this Schedule 5 and the deeds of assignment required under Section 1.6(b)(ii) of this Schedule 5:

(i)	in respect of those Supply Contracts fully performed on or before Closing, on Closing; and

(ii)	in respect of the Barrington Carpet Contract, the IDC/MW Contract and the Summit Furnishing Inc Contract, as soon as possible after the relevant Supply Contract has been fully performed (but in any event no later than the date six (6) months after Closing).

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(d)	Subject to Belle complying with its obligations under Sections 1.6(a) to 1.6(c) of this Schedule 5 (inclusive) in respect of each Supply Contract, MCE Leisure agrees to pay to Belle an amount equal to the actual quantities supplied under the relevant Supply Contract and multiplied by the rates corresponding to the supply item set out in that Supply Contract but in any case not exceeding the amount set out against the relevant Supply Contract in the column titled “Contribution” of the table in the Appendix to this Schedule 5 inclusive of VAT if applicable and subject to withholding tax (but in each case subject to the final measurement and valuation by MCE Leisure of the work done under the relevant Supply Contract (such final measurement and valuation for each Supply Contract to be undertaken upon completion under that Supply Contract) and MCE Leisure being satisfied, in its reasonable discretion, as to the quality of the work and services provided under each such agreement (as applicable)):

(i)	in respect of those Supply Contracts fully performed on or before the date two (2) Business Days prior to Closing, on Closing; and

(ii)	in respect of each other Supply Contract, within five (5) Business Days of Belle complying with its obligations under Sections 1.6(a) to 1.6(c) of this Schedule 5 (inclusive) in respect of that Supply Contract.

(e)	Belle agrees that MCE Leisure shall not be required to make any payment to Belle under Section 1.6(d) of this Schedule 5:

(i)	in respect of any Supply Contract that is not fully performed on or before the date three (3) months after Closing, except for the Barrington Carpets Contract, the IDC/MW Contract and the Summit Furnishing Inc Contract;

(ii)	in respect of the Barrington Carpets Contract, unless the carpets the subject of that contract are supplied, installed and delivered within the period specified in Section 1.6(a)(ii) of this Schedule 5; and

(iii)	in respect of the IDC/MW Contract and the Summit Furnishing Inc Contract, unless the chairs the subject of that contract are supplied and delivered within the period specified in Section 1.6(a)(ii) of this Schedule 5 and are of a quality and standard consistent with the mock-up standard that the MCE Parties approve.

(f)	Within five (5) Business Days after MCE Leisure makes a payment in respect of a Supply Contract under Section 1.6(d) of this Schedule 5, Belle shall deliver to the MCE Parties evidence, in a form acceptable to the MCE Parties, that all sums owing to the relevant Supply Contractor have been paid by Belle or its nominee.

(g)	Belle hereby represents and warrants to the MCE Parties that the MCE Parties will have the full right to use the IP Rights under the terms of the Supply Contracts and such use will not infringe the rights of any person (including copyright and moral rights) and Belle agrees to keep the MCE Parties indemnified against all Loss suffered or incurred by any of them arising out of, or in relation to such IP Rights.

(h)	Belle hereby represents and warrants to the MCE Parties that the ownership of the materials and equipment supplied under the Supply Contracts have been transferred or will be transferred to, the MCE Parties and Belle agrees to keep the MCE Parties indemnified against all claims made against the MCE Parties in relation to the use of the materials and equipment supplied under the Supply Contracts.

1.7	Macro Wall Novation Deed

(a)	As soon as possible after the date of this Agreement, Belle shall use its best efforts to procure the novation of the Macro Wall Contract and for Macro Wall to meet with the MCE Parties and enter into good faith negotiations with the MCE Parties and to enter into the agreement in form set out in Exhibit D of Schedule 5 (Macro Wall Novation Deed) or on such other terms as may be acceptable to the MCE Parties on or before Closing.

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(b)	Belle shall ensure that there is no variation to the scope of the work, contract price or any of the terms of the Macro Wall Contract on or before the novation of the Macro Wall Contract contemplated by this Section 1.7.

(c)	The MCE Parties agree to pay to Belle an amount equal to the actual quantities performed under the Macro Wall Contract and multiplied by the rates corresponding to the work item set out in the Macro Wall Contract but in any case not exceeding ₱96,000,000 (subject to final measurement and valuation by MCE Leisure of the work done under the Macro Wall Contract to be undertaken upon completion under the Macro Wall Contract) inclusive of VAT if applicable and subject to withholding tax on or before the date five (5) Business Days after the entry by the MCE Parties and Macro Wall in the Macro Wall Novation Deed provided that the Macro Wall Novation Deed is duly executed by the parties on or before Closing.

1.8	Electro-Systems Deed

(a)	On Closing, Belle shall deliver to the MCE Parties an undertaking in favour of the MCE Parties, substantially in the form attached as Exhibit E of Schedule 5 (Electro-Systems Deed), or such other form as may be acceptable to the MCE Parties, duly executed by Electro-Systems, under which Electro-Systems represents and warrants to the MCE Parties that each of the representations and warranties given by Electro-Systems, in respect of the work performed by it under the Electro-Systems Contract are as at 28 September 2012 true and correct as if given on that date.

(b)	The MCE Parties agree to pay to Belle, on Closing, an amount equal to the actual quantities performed under the Electro-Systems Contract and multiplied by the rates corresponding to the work item set out in the Electro-Systems Contract but in any case not exceeding ₱7,200,150 (subject to final measurement and valuation by MCE Leisure of the work done under the Electro Systems Contract to be undertaken upon completion under the Electro-Systems Contract) inclusive of VAT if applicable and subject to withholding tax as contemplated by Section 3.04(a)(ii)2 of this Agreement on or before the date five (5) Business Days after the later of the delivery by Belle to the MCE Parties of a duly executed Electro-Systems Deed by Electro-Systems and delivery of all of the materials and supplies (including (without limitation) the cable trays) required to be delivered by Electro-Systems under the Electro-Systems Contract.

1.9	Deliveries

On Closing, Belle shall transfer, or cause either or both ABLGI and LRWC (as applicable) to transfer, to the relevant MCE Party or the relevant MCE Designated Entity, for no further consideration (other than as provided under this Agreement) all the supplies, fittings, fixtures, decorations, furniture and equipment, installed or contracted to be installed, delivered or provided for the Phase 1 Building.

1.10	SM works

(a)	SMIC shall revise the existing architectural, structural and MEPF (mechanical, electrical, plumbing and fire) design to suit MCE Leisure’s Master Layout Plans included in the Project Plan (which shall identify any allocation of responsibilities between SMIC and MCE Leisure in respect of such works).

(b)	SMIC is wholly responsible for all construction alternation works to the existing building including but not limited to the following:

(i)	MEPF works;

(ii)	Structural element including Level 3 swimming pool for VIP and 5 Star Hotel;

44

(iii)	Raising of car park levels for HOH use;

(iv)	HOH Staircases;

(v)	Car park areas; and

(vi)	Plant rooms and utility rooms.

(c)	SMIC shall complete, or cause to be completed, the alteration works contemplated by Section 1.10 of this Schedule 5, in accordance with the Project Plan, but in any case no later than 31 March 2013.

(d)	Upon completion of the alteration works contemplated by Section 1.10 of this Schedule 5, MCE Leisure shall pay a one-off lump contribution of US$400,000 to SMIC for the completed alteration works.

1.11	Other

Despite any Section of this Schedule 5 to the contrary, MCE Leisure may deduct VAT from any amounts payable under this Schedule.

45

Appendix

	Contractor	Contract with	Description	AB Totals (PHP)	Contribution (PHP)
1	Macro Wall	ABLGI	Internal Wall Partitions	96,000,000.00	96,000,000
	Design Contracts
2	Aranda and Dalid	Belle	Interior Design for BOH	5,791,926.00	2,419,475
3	M Contemporary Interior Concept	ABLGI	Additional Interior Design of Basement Lobby	2,186,021.48	2,829,241
4	M Contemporary Interior Concept	ABLGI	Interior Design of Mass Gaming Areas and 2/F common circulation Areas	13,403,154.24
5	Arlen De Guzman	ABLGI	Interior Design of Hotels 1& 2, High Limit/Junket	24,860,796.80	13,465,342
	Supply Contracts
6	Computer Support Centre	Belle	Supply & Installation of UPS	33,178,287.00	33,178,287
7	CWC Corporation	Belle	Raised Flooring System to Gaming Area	34,988,888.00	34,988,888
8	Barrington Carpets	ABLGI	Supply, delivery and installation of carpets for main lobby	21,600,000.00	21,600,000
9	Summit Furnishing Incorporated	ABLGI	Supply, deliver and installation of slot machine parts (chair)	20,130,000.00	20,130,000
10	IDC/MW	ABLGI	Supply, delivery and installation of chairs for mass gaming, main lobby, junket gaming area & public toilets 1-4 (chair)	20,481,396.00	20,481,396
	Terminating Contracts
11	Electro-Systems Inc.	Belle	Structured Cabling and Data Network	215,760,000.00	7,200,150
12	Classique Ideas Interior Designs, Inc.	ABLGI	Interior arch finishing works for junket area	38,229,121.07	—
13	Design Coordinates		Property Management	4,139,520.00
14	Design Coordinates		Property Management		—
15	Design Coordinates		Property Management	33,852,000.00
16	Catania Consulting Group, Inc.		Anti-money laundering law (USD 9,000 @ P43)	388,966.50	—
17	Guggenheim Consulting, Inc.	Belle	Laundry and Engineering Design Services	3,800,000.00	—
18	M Contemporary Interior Concept	ABLGI	Interior Design of Mass Gaming Areas - C.O.#1 - Harrad’s changes	1,433,676.16	—
19	Arlen De Guzman	ABLGI	Interior Design - Original (Junkets/VIP/High Limit)	14,134,608.82	—

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	Contractor	Contract with	Description	AB Totals (PHP)	Contribution (PHP)
20	EC Studio	ABLGI	Interior Design of Buffet & Chinese Bistro	2,759,955.00
21	Peter Cheung & Associates		Kitchen Consultancy ($57,000 @ P 43 = $1)	2,451,000.00	—
22	C-Lao (Martin Ruby)	ABLGI	Lighting Consultancy - Interior	11,960,000.00	—
23	B&C Design, Inc.	Belle	Signage & Wayfinding Consultant - Interior	918,960.00	—
24	Inspira Research Consulting Inc.		Marketing Research	1,788,314.88	—
25	Digiscript Phils.		3D Animation Works (Video Photorealistic Images)	250,000.00	—
26	Liberty Marble and Granite, Inc.	ABLGI	Supply, delivery and installation of stones for public toilets	45,690,064.87	—
27	Weaves of Asia	ABLGI	Supply, delivery of fabrics for Gaming Area and public toilets of 1-4	15,675,790.60	—
28	Azcor Lighting System, Inc. Wallcrown Design Centre	ABLGI	Supply, deliver and Installation of decorative lighting Supply, delivery and Installation of wall covering for Ground Floor	30,719,227.40 6,147,669.12
29	Paravisible Construction	ABLGI	Architectural and Finishing Works @ Basement BOH (excl kitchen and staff dining)	34,000,000.00	—
30	Manswork Builders Corp	ABGLI	Architectural and Finishing Works @ Ground Floor BOH	30,000,000.00	—
31	Finmat International Resources, Inc.	Belle	Architectural and finishing works at upper mezzanine	28,000,000.00	—
32	Rocelen RJ Building Trades	Belle	Architectural and finishing works at 2nd floor utility rooms	22,450,000.00	—
33	Argus Development Corp	Belle	Architectural and finishing works at 2nd floor mezzanine parking level	29,000,000.00	—
34	Excell Contractors and Developers Inc	ABLGI	Interior Arch for Mass Gaming and Public Toilets	77,000,000.00	—

47

Exhibit A to Schedule 5 - New Design Contracts

Exhibit B to Schedule 5 - [Not Used]

Exhibit C to Schedule 5 - Deed of Assignment

Exhibit D to Schedule 5 - Macro Wall Novation Deed

Exhibit E to Schedule 5 - Electro-Systems Deed

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Exhibit A - Schedule 5

[USE THIS TEMPLATE FOR AB LEISURE LIST CONSULTANTS]

SERVICES CONTRACT

[INSERT] DESIGN CONSULTANCY

This Contract is made on the      day of              2012

between

MCE LEISURE (PHILIPPINES) CORPORATION

(“Client”)

and

[insert name of consultant]

(“Consultant”)

Conditions

1.	NATURE OF CONTRACT

(a)	This Contract together with the Schedules attached hereto represent the entire agreement between the parties hereto and supersedes any prior written and/or oral negotiations, understanding, representations or agreements relating to the Services.

(b)	The Consultant is engaged as an independent contractor, not as the agent, employee or partner of the Client.

(c)	This Contract together with the Schedules applies to the performance of the Services under the Contract whether performed before, on or after the date of this Contract.

1A	PRIOR DESIGN CONTRACTS

(a)	Prior to the date of this Contract, the Consultant entered into the Prior Design Contracts as identified in Schedule One with the entity identified in Schedule One as the Prior Design Owner.

(b)	The Consultant acknowledges that the Prior Design Owner has assigned, or will assign, to the Employer:

i)	the benefit of all statutory warranties or similar rights accruing to the Prior Design Owner under the law in respect of the Prior Design Contracts; and

ii)	the benefit of all contractual or similar rights accruing to the Prior Design Owner under the Prior Design Contracts.

(c)	Without limiting the other provisions of this Contract, the Consultant grants to the Employer a non-exclusive, royalty-free, irrevocable and transferable licence (to arise immediately on the creation of any relevant material) to use, exercise, reproduce, adapt and modify all Intellectual Property Rights in, or used in the carrying out of, the works undertaken or supplied by the Consultant under the Prior Design Contracts for any purpose in respect of, or in connection with, the Project.

(d)	For the purposes of this Contract, “Intellectual Property Rights” means all current and future registered and unregistered rights in respect of copyrights, designs, circuit layouts, trade marks, trade secrets, know-how, materials, documents, methods, confidential information, inventions, innovations, patents and all other rights in respect of intellectual property as defined in article 2 of the Convention Establishing the World Intellectual Property Organisation 1967 (as amended and revised from time to time).

(e)	Notwithstanding any other provision of this Contract or the Prior Design Contracts, the Consultant acknowledges that the Employer does not have any obligation or liability to the Consultant under the Prior Design Contracts in respect of the Consultant’s representations, warranties, obligations and liabilities given or created by the Consultant pursuant to this Contract or the Prior Design Contracts.

(f)	The Consultant releases the Employer from:

i)	any claims made, work performed or equipment, materials or other items or services provided by the Consultant to the Prior Design Owner in relation to the Prior Design Contracts or the Project; or

ii)	any claims made or which may be made by the Consultant against the Prior Design Owner for breach of the Prior Design Contracts or on any other basis whatsoever arising out of or in connection with the Prior Design Contracts in relation to the Project (including any outstanding payments and claims for work under the Prior Design Contracts).

(g)	The acknowledgements, representations, warranties, obligations and liabilities of the Consultant are independent of the Prior Design Contracts, and will survive the termination of the Prior Design Contracts.

2.	SERVICES

(a)	The Consultant shall execute the Services, including provision of the Design Documents as set out in Schedule One (“Services”):

i)	with the standard of skill, care and diligence expected of a competent professional who regularly provides services of the same type as the Services;

ii)	with the knowledge, skill and experience of a competent professional experienced in undertaking services similar to the Services being provided;

iii)	so that the Services, and any material, Design Documents or thing provided as part of the Services, are, consistent with the standard of sub-clause 2 (a) (i) hereof, fit for their intended purpose ascertainable at the time they are provided; and

iv)	in accordance with the Client’s directions and this Contract, including the Special Conditions, if any.

(b)	The Consultant acknowledges that the Client is relying on the skill, knowledge, judgment and expertise of the Consultant in the execution of the Services.

3.	COMMENCEMENT AND COMPLETION

(a)	The Consultant shall within the time stated in Schedule One hereto give to the Client a program acceptable to the Client for the execution of the Services.

(b)	The Consultant shall commence the Services on the Date for Commencement as stated in Schedule One hereto and shall regularly, diligently and without delay proceed with the execution of the Services in accordance with the program and this Contract, except as may be expressly ordered by the Client. Subject to the provisions of this Contract, the Consultant shall complete the Services by the Date for Completion as stated in Schedule One hereto as may be extended under clause 3(d).

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Conditions

(c)	The Consultant shall notify the Client in writing as soon as practicable after becoming aware of any matter or circumstance which may adversely affect the scope, timing or execution of the Services, detailing the matter or circumstance and its anticipated effect on the Services and recommendations for mitigating such adverse effects.

(d)	The Client may from time to time unilaterally by written notice extend the Date for Completion for any reason, for such period as the Client considers appropriate in its absolute discretion having regard to the overall program for the Project subject, in the case of an extension for the reason contemplated under clause 28(f), to the provisions as to the grant of extensions set out in that clause and provided that the Consultant shall use constantly its best endeavours to prevent and/or mitigate the delay and shall do all that may reasonably be required to the satisfaction of the Client to assist with the assessment of the revised Period for Completion.

4.	EXECUTION OF THE SERVICES

(a)	The Consultant shall in executing the Services:

i)	promptly inform the Client if any information or document provided to the Consultant by the Client is inadequate to enable the Consultant to properly perform the Services or contains any ambiguity or inaccuracy and in such circumstances, provide recommendations to the Client as to how to deal with, or resolve the issues identified by the Consultant so that the progress of the Services is not materially affected;

ii)	regularly consult with the Client regarding the execution of the Services;

iii)	make enquiries to ensure it understands the Client’s requirements with respect to the Services;

iv)	fully co-operate with, and co-ordinate its work with the work, of, the Client, the Client’s other consultants, contractors and agents;

v)	ensure that the key personnel nominated in Schedule One hereto are engaged in the execution of the Services;

vi)	ensure that each person who performs the Services:

1)	is experienced, competent and qualified; and

2)	complies with any applicable site requirements, including without limitation those relating to security, industrial relations, safety, site induction, environmental, and community relations;
vii)	without prejudice to clause 1(b), remove from the execution of the Services any person who in the opinion of the Client is incompetent or misconducts themselves;

viii)	make periodic visits to the site as the Client considers necessary for the inspection of the Services or the resolution of any on site issue that arises from or are in connection with the Consultant’s Services;

ix)	keep full and detailed records of all aspects of the Services, including for the purposes of undergoing financial and technical audits;

x)	upon prior reasonable notice, permit the Client or persons nominated by the Client to conduct audits of the Services on an open book basis;

xi)	make no material alteration or addition to or omission from the Services or the approved Design Documents without the Client’s consent; and

xii)	do all things necessary and incidental for the proper execution of the Consultant’s obligations pursuant to the Contract.

(b)	Any comment, approval, consent or direction by the Client (including in respect of Design Documents prepared by the Consultant) shall not relieve the Consultant from, or in any way diminish or affect, the Consultant’s obligations under this Contract.

(c)	The Consultant shall review any relevant existing design documents provided by the Client (“Existing Documents”), and adjust, amend and/or adopt any Existing Documents where applicable and practicable to suit the latest Client’s requirements notified to the Consultant from time to time.

(d)	The Consultant acknowledges and agrees that by adopting any Existing Documents or any part thereof, the Consultant has checked and reviewed and shall treat the Existing Documents as its own Design Documents and shall assume all design risks and the responsibilities and obligations of the Consultant as set out under this Contract shall apply, as applicable, to the Consultant’s use or adoption of the Existing Documents or any part thereof.

4A	DESIGN DOCUMENTS

(a)	The Consultant shall consult with the Client about the usage of any particular software for preparation of its Design Documents, and shall use its reasonable endeavours to comply with the requirement of the Client in that respect.

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Conditions

(b)	Within fourteen (14) days after the date of execution of this Contract or such other time as may be agreed with the Client, the Consultant shall prepare and submit to the Client, for review, a documentation schedule and the corresponding dates for delivery of such Design Documents to suit the requirements of the program stated in Schedule One for execution of the Services.

(c)	The Client shall be entitled to require the Consultant to amend, update or revise the approved documentation schedule from time to time and the Consultant shall comply with any such instruction within seven (7) days of the instruction being given.

(d)	The Consultant shall deliver the Design Documents to the Client in accordance with the latest approved documentation schedule for review and approval.

(e)	All communications including the Design Documents prepared by the Consultant in connection with this Contract shall be in English and metric units shall be used throughout unless otherwise approved by the Client.

(f)	In the event where the Design Documents are to be submitted to the Authorities, it shall be submitted in the languages as required by the Authorities. All costs for the translation, if required, shall be borne by the Consultant.

(g)	If other languages are used, an official transcript in English shall be provided and in the event of any discrepancies, inconsistency and ambiguities, the English transcript shall take precedence over any communications including Design Documents in other languages.

(h)	If the Client instructs that further Design Documents are necessary to be prepared for the execution of the Services, the Consultant shall upon receiving such instructions prepare such further Design Documents. Errors, omissions, ambiguities, inconsistencies, inadequacies and other defects related to such Design Documents shall be rectified by the Consultant at its cost.

(i)	If the Consultant wishes to modify any Design Documents after previous submission to the Client, the Consultant shall immediately obtain the Client’s consent and shall subsequently submit revised Design Documents for review and approval as contemplated under this clause,

(h)	For the purpose of this clause, ‘Design Documents’ means all documents including but not limited to plans, designs, graphics, drawings, all computer generated drawings and designs in their original format, sketches, specifications, schedules, reports, calculations, patterns, software (whether in object or source code), bills of quantities, cost and other estimates, models, algorithms, written instruction manuals, works and other materials in whatever form (whether electronic or otherwise) relating to the design and/or development of the Project or any part thereof.
5.	CONFIDENTIALITY

The Consultant shall treat all material and information:

(a)	supplied to it by, or on behalf of, the Client in relation to the Services; or

(b)	prepared, developed, discovered or collated by or on behalf of the Consultant, for the purpose of fulfilling its obligations under this Contract, as confidential (“Confidential Information”) and shall not disclose the same to any third party except with the Client’s prior written consent. The Consultant acquires no interest in the Confidential Information and shall use it only as is necessary for the execution of the Services and not for any other purpose without the prior written consent of the Client.

6.	LAW

The Consultant shall ensure that the execution, and the product (including Design Documents), of the Services comply with:

(a)	all requirements of this Contract, the applicable building code(s), standards, statutes, regulations, by-laws and codes of practice including those having jurisdiction in respect of the Services; and

(b)	the requirements of all government, statutory, and regulatory authorities or bodies having jurisdiction with respect to this Contract and the laws of this Contract

(collectively, “Authority”).

7.	CHANGES

(a)	The Consultant shall vary the order, timing or the scope of the Services as required by the Client, but shall not be entitled to claim additional payment for any such changes not approved by the Client in writing.

(b)	The price of any such changes shall be treated as a fee adjustment to the Contract Sum. Should the parties not agree on the fee adjustment within seven (7) days of such written approval by the Client, the Client shall determine a reasonable fee for such change or, at its option, the Client may have such changes carried out by others.

8.	INTELLECTUAL PROPERTY

(a)	All Intellectual Property Rights in all Design Documents and material created for, or forming part of, the Services shall vest on creation in the Client, irrespective of whether the Intellectual Property Right was created prior to the execution of this Contract. The Consultant shall not be liable to the Client for the use of such documents and material by the Client for other projects or for purposes other than for which they were prepared.

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Conditions

(b)	All Existing Documents, other documents and material provided to the Consultant by the Client shall be returned to the Client by the Consultant on termination or completion of this Contract. The Consultant shall be entitled to retain copies of all such documents and material for record purposes only provided that the confidentiality undertaking under clause 5 is duly observed at all times.

(c)	The Consultant shall indemnify the Client against any liability, cost, loss, expense, damage or claim arising from or related to any infringement by the Consultant of any Intellectual Property Rights in the execution of the Services.

9.	INDEMNITY/INSURANCE

(a)	The Consultant shall be liable for and shall indemnify and keep indemnified the Client, the Client’s representative, the Client’s Associated Companies, their respective directors, officers, employees, representatives and agents against all actions, claims, suits, demands or losses in respect of:

i)	personal injury or death of any person;

ii)	loss of or damage to or loss of use of any property;

iii)	any failure by the Consultant, its directors, officers, employees, servants and agents or sub-consultants of any tier, to comply with the requirements under this Contract or of any Authority;

to the extent caused or contributed to by the acts, omissions, wilful default, negligence or breach of contract by the Consultant, its directors, officers, employees, servants, agents or sub-consultants of any tier, in the performance of this Contract. The extent of the Consultant’s indemnity under this clause shall reduce proportionately to the extent that the Client’s negligence or default contributed to the injury, death, loss, damage or other liability.

(b)	Before commencing the Services, the Consultant shall effect and maintain at its cost with reputable insurers for the period stated in Schedule One hereto:-

i)	A professional indemnity insurance on terms satisfactory to the Client for an amount not less than the sum stated in Schedule One hereto for any one claim and in the aggregate, with provision for one reinstatement for the period of insurance.

ii)	The Consultant shall arrange any insurance(s) related to their employees, under the laws of the Republic of the Philippines or any other applicable law(s).

iii)	A public liability policy for death of, or injury to any person, and loss of, or damage to, property of third persons for an amount not less than the sum stated in
Schedule One hereto. The insurance shall be in the joint name of the Client and the Consultant, and include a cross liability clause in which the insurer agrees to waive all rights of subrogation or action against any of the persons comprising the insured.

(c)	The Consultant shall give the Client copies, or other evidence satisfactory to the Client, of the insurance policies required by this Contract to be effected, and evidence that they are current from time to time. The Consultant shall ensure that each of its sub-consultants is similarly insured.

10.	PAYMENT

(a)	When required by Schedule One hereto, the Consultant shall submit progress claims in a form acceptable to the Client.

(b)	The Client shall pay the Consultant the Contract Sum by way of progress payments in accordance with Schedule One hereto. Any progress payment shall be on account only. The Contract Sum is inclusive of all taxes including but not limited to national and local government taxes (including Value Added Tax as defined by the National Internal Revenue Code, Republic Act No. 8424, as amended), levies, imposts, deductions, charges, and duties in relation to this Agreement. The Consultant hereby authorizes the Client to subject any and all payments to the applicable withholding taxes as may be required by and pursuant to existing laws and regulations.

(c)	If the Contract Sum is calculated by reference to a schedule of rates, the Consultant warrants that the Client has made no representation regarding the Services and the Schedule of Rates shall apply whatever the extent of the Services.

(d)	Unless otherwise expressly provided for in this Contract, the Client shall reimburse the Consultant for any other disbursements and expenses reasonably incurred by the Consultant with prior approval in writing by the Client in accordance with rules in Schedule Two hereto.

(e)	As conditions precedent to any obligation on the Client to make any payment to the Consultant on any account, the Consultant shall give the Client (i) evidence satisfactory to the Client that the insurances and/or indemnities required by this Contract have been effected and maintained; and (ii) the parent company Surety as required under clause 19.

(f)	The Client may deduct from any monies payable to the Consultant any monies that are or may become payable by the Consultant to the Client.

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Conditions

(g)	The Consultant is liable for all taxes including but not limited to national and local government taxes (including Value Added Tax as defined by the National Internal Revenue Code, Republic Act No. 8424, as amended), levies, imposts, deductions, charges, and duties in relation to the performance of the Services and this Agreement. The Consultant authorizes the Client to subject any and all payments to the applicable withholding taxes as may be required by and pursuant to existing laws and regulations.

(h)	If the Consultant is liable to, and fails to pay, an Authority, the Client may deduct from or withhold any monies payable to the Consultant any monies that the Client is required by law to pay to that Authority.

11.	NOTICES

Any notice to be given under or in connection with this Contract shall be in writing and delivered by hand, post, facsimile or email at the address for the recipient stated above.

12.	ASSIGNMENT AND SUBCONTRACTING

(a)	The Consultant shall not:

i)	assign, charge or encumber this Contract, or any interest in it; or

ii)	subcontract the whole or any part of it, without the written consent of the Client. The Consultant shall remain responsible to the Client for the work of any sub-consultant as fully as if they were the acts, defaults and neglects of the Consultant, its servants or agents. If required by the Client, the Consultant shall procure execution of the required form of sub-consultant’s warranty in favour of the Client by the sub-consultant before sub-letting of the whole or any portion of the Services as consented to by the Client. Provided that it shall be a condition in any subletting which may occur that the employment of the sub-consultant under the sub-contract shall automatically determine as soon as practicable upon the termination (for any reason) of the Consultant’s employment under this Contract.

(b)	The Consultant hereby consents to any assignment or transfer by the Client of this Contract or any of its rights, interests or obligations arising under or in connection therewith to any Associated Company, any third parties or Lenders and shall enter into and provide in connection with such assignment or transfer such agreement or acknowledgement as such Associated Company, third parties or Lenders may reasonably require.
13.	DEFAULT

(a)	The Client may by notice in writing terminate this Contract forthwith if, in the reasonable opinion of the Client, the Consultant:

i)	becomes insolvent;

ii)	fails to proceed with the Services in a regular and diligent or in a competent manner;

iii)	shall not complete the Services in accordance with the program accepted by the Client; or

iv)	commits any breach of this Contract.

(b)	If the Client so terminates this Contract, the Client shall only be liable to pay the Consultant for work already carried out by the Consultant, less any cost, loss, expense or damage the Client has incurred or is likely to incur as a result of the Consultant’s breach, including cost or expense to undo or redo the work done by the Consultant in violation of this Contract and/or instruction of the Client.

(c)	The Consultant shall not be entitled to claim any loss of profits, loss of production, loss of revenue, loss of use, loss of contract, loss of goodwill, loss of opportunity, loss of reputation or wasted overheads whatsoever, or any loss arising out of any claim by a third party or any indirect, special or consequential loss in the event of such termination by the Client.

(d)	Such termination shall not prejudice any right of the Client to recover from the Consultant damages for any breach of this Contract.

(e)	Upon termination of this Contract or completion of the Services, the Consultant shall immediately:

(i)	expeditiously proceed to undertake every actions or steps that are necessary to cease the provision of the Services, and keep the expenses required for such actions or steps to a minimum;

(ii)	hand to the Client all Design Documents and/or materials developed or brought into existence by the Consultant prior to the termination or expiration of this Contract, provided that such materials belong to the Client; and

(iii)	limit any potential losses or costs that may be incurred by the Consultant and/or the Client.

14.	TERMINATION FOR CONVENIENCE

(a)	The Client may terminate this Contract at any time for its convenience and shall only be liable to pay the Consultant for work already carried out by the Consultant and any reasonable disbursements approved by the Client up to the date of termination with supporting receipts and documents. The Consultant acknowledges that this is a legitimate, valid and enforceable right of the Client in consideration of the terms of this Contract.

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Conditions

(b)	The Consultant shall not be entitled to claim any loss of profits, loss of production, loss of revenue, loss of use, loss of contract, loss of goodwill, loss of opportunity, loss of reputation or wasted overheads whatsoever, or any loss arising out of any claim by a third party or any indirect, special or consequential loss in the event of such termination by the Client.

15.	SURVIVING CLAUSES

Clauses 4(a)(x), 5, 8, 9(a) and 17(e) survive any termination of this Contract.

16.	GOVERNING LAW

This Contract shall be governed by and construed in accordance with the laws for the time being in force in the Republic of the Philippines.

17.	LIABILITY

(a)	To the extent that the Consultant is required to provide its Services based on information or material provided by the Client, its servants or agents, the Consultant shall not be responsible for the correctness of such information or material. In case the Consultant has knowledge of any error, inconsistency or inaccuracy with respect to such information or material, the Consultant shall notify the Client immediately.

(b)	The Client shall not be liable for, and is released from, any claims of any nature not notified to it in writing within twenty eight (28) days of the occurrence of the event or circumstance giving rise to the claim, together with full particulars of the claim.

(c)	Upon the Consultant accepting the final payment from the Client, the Consultant releases and discharges the Client from any and all claims, demands, liability and causes of action that the Consultant has or may have against the Client, his servants or agents.

(d)	Either party’s liability for loss or damages for breach of this Contract shall be reduced to the extent that an act or omission of the other party, its employees or agents contributed to the loss or damage.

(e)	In case the defaulting party is the Client, its entire aggregate liability to the Consultant relating to or in connection with this Contract, regardless of the form of action, whether in contract or tort (including in each case negligence) strict liability or otherwise shall not exceed any part of the unpaid Contract Sum as at the date of the claim and/or judgement.
18.	DISPUTES

(a)	Except as otherwise set forth in this Contract, all disputes, controversies or differences which may arise between the Client and the Consultant out of or in relation to or in connection with this Contract, including any issue as to this Contract’s validity or enforceability, or for the construction, termination or breach thereof, shall be decided amicably by the Client and the Consultant.

(b)	In the event that no resolution is reached under clause 18(a) within 30 days from the date a written notice of dispute is issued by either the Client or the Consultant, such dispute shall be referred to and finally resolved by an Arbitration Tribunal in accordance with the Construction Industry Arbitration Law of the Philippines (E.O. 1008), as amended by the Alternative Dispute Resolution Act of 2004 (R.A. No. 9285), including the Rules of Procedure Governing Construction Arbitration approved and promulgated by the Construction Industry Arbitration Commission (CIAC) and any amendments thereto, which rules are deemed to be incorporated by reference in this clause 18.

(c)	The arbitral proceedings shall be presided over by three arbitrators and shall be conducted in the English language. The arbitration proceedings shall be strictly confidential.

(d)	The arbitral award shall be final and binding upon the Client and the Consultant and enforceable by any court having jurisdiction for this purpose.

(e)	The Client and the Consultant agree that the provisions of this clause 18 constitute a separate and independent agreement among them and no claim that this Contract is void, unenforceable or ineffective shall preclude submission of any dispute, controversy or claim to arbitration. The Client and the Consultant recognise that: (i) the arbitrators have jurisdiction to settle the issue of whether this Contract (or any provision thereof) is void, unenforceable or ineffective; and (ii) except to the extent allowed under the law of the Republic of the Philippines, neither the Client nor the Consultant has the right to ask a court to restrain or enjoin the conduct of arbitration proceedings for the settlement of any dispute, controversy or claim under this Contract. The Client and the Consultant also agree that the filing of any judicial complaint or suit against either the Client or the Consultant and any of such party’s officers, directors, employees or agents in relation to any matter arising out of, relating to, or in connection with this Contract shall not preclude the submission of any dispute, controversy or claim to arbitration.

(f)	Notwithstanding the other provisions of this clause 18 or the existence of a dispute, controversy or claim, the Consultant shall continue to perform its obligations under this Contract.

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Conditions

19.	PARENT COMPANY SURETY

(a)	The Consultant shall provide the Client with:

(i)	duly executed parent company Surety substantially in the form included at Schedule Four hereto within 14 days following execution of this Contract; or

(ii)	If requested by the Client, the Consultant shall subject to clause 19(b) below, forthwith notify its parent company of the requirement to enter into a direct agreement as the Lenders may otherwise reasonably require and/or a form of notice of assignment and acknowledgement with the Lenders in respect of the. parent company Surety on such form as the Lenders may reasonably require. The Consultant understands, acknowledges and agrees that if its parent company does not comply with the aforementioned requirement of the Lenders in this clause 19(a)(ii) the Consultant shall be deemed to have failed to comply with the provisions of this clause 19.

(b)	Despite any other provision hereof, the Client shall be entitled to withhold payment to the Consultant under this Contract if the:

(i)	Consultant fails to comply with the provisions of clause 19(a)(i) unless the requirement for the parent company Surety is waived by the Client; or

(ii)	Consultant’s parent company fails to enter into the direct agreement or the form of notice of assignment and acknowledgement with the Lenders referred to in clause 19(a)(ii).

20.	CONFLICT OF INTEREST

The Consultant shall notify the Client in writing of any interest in any other project if it conflicts with the performance of the Services. The Consultant shall not undertake any services or accept any employment, interest or contribution which could give rise to a conflict of interest except with prior written approval of the Client which approval shall not be unreasonably withheld.

21.	NOT USED

22.	WORK PERMITS

Those of the Consultant’s staff as are required to work in the Republic of the Philippines for the performance of the Services will require valid work permits issued by the relevant Authorities (“Work Permits”). The Consultant shall be responsible for securing all necessary Work Permits to enable the Consultant to properly perform the Services. The Client shall provide the Consultant all reasonable assistance and support necessary to obtain all necessary work permits required by the Consultant’s personnel to render the Services, but, without requiring the Client to incur any liability in connection therewith.

23.	COMPLIANCE

(a)	The Consultant represents, warrants and covenants that (a) it shall conduct its business in compliance with applicable laws, including those relating to anti-corruption, anti-bribery, anti-money laundering and sanctions, (b) it (including its officers, directors, employees, shareholders, agents and any other third parties acting on its behalf) shall not directly or indirectly through any third party or person pay, offer, promise or authorize payment of any monies or anything of value (beyond what is reasonable and customary and of modest value) to any official for the purpose of improperly inducing or rewarding favourable treatment or advantage in connection with this Contract or with the Consultant’s relationship with the Client, and (c) it shall promptly notify the Client in the event of any actual or alleged breach or violation of any such laws. If at any time the Client has the belief that the Consultant or any of its officers, directors, employees, shareholders, agents and any other third parties acting on its behalf is in violation of the provisions of this clause, the Client may immediately terminate this Contract. In such an event, the Consultant shall waive any claims it may have against the Client and its parent, affiliates, subsidiaries, and related companies, and the officers, directors and employees of each, as a result of such termination and the Consultant shall indemnify, protect, defend and hold harmless the Client and its parent, shareholders, affiliates, subsidiaries and related companies, and the officers, directors and employees of each, for any damages, losses, fees or costs (including attorney’s fees) incurred by them as a result of such actual or alleged violation. For the purposes of this clause, the term “official” includes but is not limited to (a) an executive, official, employee or agent of an Authority, (b) a director, officer, employee or agent of a wholly or partially government-owned or controlled company or business, (c) a political party or official thereof, or candidate for political office or (d) an executive, official, employee or agent of a public international organization.

(b)	The Client shall at its own expense have the right (itself or through representatives or its accountants), at all times during normal business hours to examine and make copies of any and all documents, books and records of the Consultant relating to this Contract. If such audit discloses any inconsistency, irregularity, impropriety or improper or illegal purpose the Consultant shall within 14 days of a written notice reimburse the Client the cost of the audit failing which the same shall become a debt due to the Client and the Consultant consents and agrees that the Client may deduct or set off against other sums that the Consultant may be due or entitled to under this Contract.

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Conditions

24.	SET OFF

The Client shall be entitled but not obliged at any time or times to set off any liability of the Consultant, whether arising from this Contract or any other Contract between the Consultant and the Client, to the Client against any liability of the Client to the Consultant (in either case howsoever arising and whether any such liability is present or future, liquidated or unliquidated and irrespective of the currency of its denomination) and may for such purpose convert or exchange any currency into or for any other currency in order to give commercial effect to the provisions of this clause. Any exercise by the Client of its rights under this clause shall be without prejudice to any other rights or remedies available to the Client under this Contract, or any other contract between the Consultant and the Client or otherwise. Provided always that any such set off shall be bona fide and not be made before reasonable notice and details have been furnished.

25.	LENDERS AND LENDER’S DIRECT AGREEMENT

(a)	At the direction of the Client, the Consultant shall afford to any representatives or technical advisers of the Lenders all access to the Services, on and off Site, and to the Consultant’s records in respect of the Services as the Client directs.

(b)	The Consultant shall at its own cost upon receipt of a written request from the Client to do so enter into a direct agreement and/or a form of notice of assignment and acknowledgement with the Client and the Lenders (or security trustee, security agent or other person appointed by the Lenders for this purpose) in such form as the Lenders may reasonably require. Amongst other matters, such direct agreement may require the Consultant to give notice to the Lenders before seeking to terminate the Consultant’s employment under this Contract and may allow the Lenders or their nominee, after an investigation period and before exercising any such right to terminate, the right to remedy any breach of this Contract or to “step in” to take the place of the Client under this Contract or otherwise assign or novate this Contract to such a nominee and subsequently, if then desired, to “step out”.

(c)	The Consultant shall in the performance of the Services cooperate with the reasonable requirements of any Lenders and shall ensure that no act, omission or default of the Consultant shall cause or contribute to any claim against or breach by the Client or an Associated Company under any agreement or other document entered into in connection with the financing of the Project.
(d)	For the purposes of this clause 25 and clause 12:

“Lenders” means any persons providing finance to the Client or an Associated Company including, without limitation, any persons party to any hedging arrangements entered into by the Client or any Associated Company in connection with such financing and any agent, security agent, security trustee or delegate appointed by such persons in connection with such financing or hedging arrangements;

“Associated Company” means any company which is a holding company or a subsidiary of the Client, or a subsidiary of a holding company of the Client. For the purposes of this definition, company A is a holding company of company B if company A holds, owns or controls 30% or more of the voting rights in the shares of company B or of a holding company of company B; company C is a subsidiary of company D if company D is a holding company of company C.

26.	FORCE MAJEURE

(a)	For the purposes of this Contract, “force majeure event” means any of the following: outbreak of hostilities (whether war is declared or not) on a scale involving the general mobilisation of armed forces acts of terrorism, civil war, rebellion, revolution, insurrection or military or usurped power, riot, commotion or disorder, contamination by radioactivity on the Site from any nuclear fuel, radioactive toxic explosive or nuclear explosive, epidemics, quarantine, plague, earthquake, tidal wave and / or tsunami, typhoon, flood, fire and other natural disaster or other similar event beyond the control of the Client and the Consultant which wholly prevents or materially and adversely affects the performance of either party’s obligations under this Contract.

(b)	Neither the Client nor the Consultant shall be considered in default or in contractual breach to the extent that performance of its obligations is prevented or materially and adversely affected by a force majeure event.

(c)	Should the performance by either party of its obligations under this Contract be prevented or materially and adversely affected by a force majeure event, the affected party shall forthwith give notice in writing to the other after such occurrence and shall endeavour to continue to perform its obligations as far as reasonably practicable. The affected party shall provide the other with the details of the force majeure event and the length of the anticipated delay within an additional five (5) days thereafter. If the Consultant is the party providing notice, then if it is reasonably able to do so having regard to the force majeure event, the Consultant shall include details of any proposals or any reasonable alternative means for performance of the Contract with the objective of completing the Services and mitigating any increased costs to the Client.

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Conditions

(d)	If the force majeure event continues uninterrupted for a period exceeding 60 days then either party may give written notice to the other terminating the Contract under this clause 26. The obligations of the Client to make payment to the Consultant shall be those as set out in clause 14 and shall apply up to the date of the notice of termination that in any event shall not exceed 60 days from the commencement of the force majeure event.

(e)	Each party shall bear its own costs and losses arising from an occurrence of a force majeure event.

27.	SUSPENSION

(a)	The Client may instruct the Consultant to suspend the execution of the whole or any part of the Services for any reason, and subsequently instruct the Consultant to recommence the execution of the suspended Services in whole or in part. The Consultant acknowledges that this is a legitimate, valid and enforceable right of the Client in consideration of the terms of this Contract.

(b)	If a suspension under clause 27(a) arises because of:

(i)	an act, default or omission of the Consultant, its sub-contractors, employees or agents, the Consultant shall bear all costs associated with the suspension and shall not be entitled to any extension of time, any addition to the Contract Sum or any additional payment (whether as damages or otherwise) arising out of or in connection with the suspension or recommencement thereof; or

(ii)	any reason not provided for in clause 27(b)(i), clause 28(f)(ii) and except in relation to any suspension arising from a force majeure event pursuant to clause 26, the Client shall value and pay all direct costs and expenses that the Consultant has actually incurred (and not been paid for under any other provision of this Contract) in respect of the suspension beyond two hundred and seventy (270) days with supporting receipts and associated documents.

(c)	If a suspension instructed under clause 27(a) has continued for more than two hundred and seventy (270) days and there has not been an instruction to resume work within such period of two hundred and seventy (270) days from the date of instruction to suspend work, then the Consultant may, unless the suspension is otherwise provided for in this Contract or continues to be necessary by reason of some breach of the Contract or other default on the part of the Consultant, by written notice to the Client request permission to proceed with the execution of the Services within twenty- eight (28) days of the date of such notice. If permission is not given within the twenty-eight (28) day period referred to, the Consultant shall be entitled to, at the expiration of the twenty-eight (28) day period, if the suspension affects:
(A)	only a part of the Services, notify the Client in writing that it treats the suspension as an instruction to omit the affected part of the Services or the relevant section as the case may be; or

(B)	the whole of the Services, by written notice to terminate its employment under this Contract in which case the Client shall, subject to the Consultant’s provision of supporting receipts and associated documents, pay the Consultant for work already carried out and any reasonable disbursements approved by the Client up to the date of such termination and those direct costs and expenses as contemplated under clause 27(b)(ii) but excluding the first 270 days of the aggregate extension of time to the Date for Completion.

28.	MISCELLANEOUS

(a)	Any failure by either party to enforce at any time or for any period of time any of the provisions under this Contract shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every provision under this Contract.

(b)	If any one or more of the provisions of this Contract shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby provided that the parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the objectives of the invalid or unenforceable provision.

(c)	Each party agrees, at its own expense, at the request of the other party, to do everything reasonably necessary to give effect to the Agreement and to the transactions contemplated by it, including the execution of documents.

(d)	No change or amendment to this Contract shall have any effect unless it is in writing and signed by both parties.

(e)	For the purpose of this Contract, the term ‘Client’ shall mean MCE Leisure (Philippines) Corporation or its assignee or transferee, which assignee or transferee shall include (i) an affiliate or subsidiary (direct or indirect) of Melco Crown Entertainment Limited (MCE) and (ii) a Philippines incorporated or registered indirect subsidiary of MCE.

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Conditions

(f)	The Consultant acknowledges that the Project area and programme for the Project as provided in Schedule One are indicative only and are subject to change as determined by the Client from time to time. In respect of:

(i)	any variation of the Project area (whether or not this results in a variation to the indicative program for the Project):

A.	up to but not exceeding 10%, the Consultant is not entitled to any extension of time to the Date for Completion, any adjustment to the Contract Sum, or any additional payment (whether as damages or otherwise) in respect of any cost, damage, loss or expense suffered as a result of such variation to the Project area as contemplated in this clause; or

B.	exceeding 10%, the Consultant is not entitled to any extension of time to the Date for Completion, any adjustment to the Contract Sum, or any additional payment (whether as damages or otherwise) in respect of any cost, damage, loss or expense suffered during or arising from the first two hundred and seventy (270) days of any extension or extensions of time to the Date for Completion resulting from such a variation or

(ii)	any other variation to the indicative program for the Project, the Consultant is not entitled to any addition to the Contract Sum, or any additional payment (whether as damages or otherwise) in respect of any cost, damage, loss or expense suffered during or arising from the first two hundred and seventy (270) days of any extension or extensions of time to the Date for Completion resulting from such a variation.

(g)	The Consultant shall provide free of charge to the Client soft copies such as CAD files in CD- ROM/DVD-ROM all work-in-progress drawing, specification or deliverable for coordination and copies of the completed drawings, specifications and deliverables. The Consultant shall provide free of charge and forthwith upon the request of the Client transmit editable soft copies of all documents and drawings prepared by the Consultant and related to the Services to the Client.

(h)	The Consultant acknowledges that the Contract Sum is inclusive of all costs and expenses incurred by the Consultant for attending the meetings, visits, inspections, workshops or the like required in Schedule One hereto including without limitation costs relating to printing for its own use, the provision of reports, photographic records, specifications and other documents as provided for in this Agreement, telegrams, telex, facsimiles transmissions, telephone calls, postage, courier charges, accommodation and travelling expenses incurred.

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Conditions

IN WITNESS whereof this Contract has been executed on the date above written.

Signed for and on behalf of))		Authorised signatory
MCE LEISURE (PHILIPPINES) CORPORATION	)
acting by its authorised signatories:-)		Full name
)
)
)
)
Signature of Witness	)
)
)
Name	)

[1]Signed for and on behalf of	)	Authorised signatory
[INSERT NAME]
in the presence of:-)
)
	)	Full name
)
)
(Signature of Witness)	)
)
)
(Name)	)

[1]

The Consultant shall provide a copy of the Articles of Incorporation and By-Laws (or equivalent) dealing with contact execution (and whether one or two signatories required) and copy of a board resolution duly authorizing the contract signatory(s).

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JBA	Schedule One

SCHEDULE ONE

PARTICULARS

1.	Project [To be updated]

[The Client’s objective is to develop and operate an integrated hotel, retail and casino complex located on reclaimed land at Manila Bay, Philippine.

The Project will be approximate 267,000m2 Gross Floor Area (GFA). The building comprises of 6 hotel towers sitting on a three storeys podium structure with approximate 1,000 hotel guestroom.

The Project will be completed in phases. The majority of the project facilities including hotel, retail, F&B, casino and landscaping area are targeted to be completed and opened by [end of December 2013] and the remaining facilities (i.e. carpark and entertainment centre) are targeted to be opened by [end of March 2014]. The targeted completion and/or opening dates of the Project provided herein are indicative only and are subject to change and the terms of this Contract.

Preliminary layout plans and master program attached in Schedule Three are indicative only and subject to change as design develops.]

1A	Prior Design Contracts

[Insert the right Project Design Contract details]

[Aranda & Dalid Associates Inc

Contract of Services between Belle Corporation and Aranda & Dalid Associates Inc dated 26 April 2011 for the provision of Interior Design services for the Belle Grande Casino and Resort Project.

Prior Design Owner – Belle Corporation

Arlen P De Guzman

Contract of Services between A B Leisure Global Inc and Arlen P De Guzman dated 31 January 2011 for the provision of Interior Design Services of Hotel 1 and 2 (Schematic Design, Contract Documentation & Administration and Supervision) for the Belle Grande Casino and Resort Project.

Prior Design Owner – A B Leisure Global Inc

Contract of Services between A B Leisure Global Inc and Arlen P De Guzman dated 2 August 2011 for the provision of Interior Design Services of Hotel 1 and 2 (Schematic Design, Contract Documentation & Administration and Supervision) for the Belle Grande Casino and Resort Project.

Prior Design Owner – A B Leisure Global Inc

M Contemporary Interior Concept Corp

Contract of Services between A B Leisure Global Inc and M Contemporary Interior Concept Corp dated on or about 25 January 2011 for the provision of Interior Design Services for the proposed Belle View 888 Integrated Resort (as amended by Change Order No 1 dated 19 July 2011).

Prior Design Owner – A B Leisure Global Inc]

2.	Services [#Note: To be completed#]

[insert – include Date for Commencement and Date for Completion as set out in clause 3]

3.	Time for Execution of the Services

Date for Commencement:

Duration of Services:

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JBA	Schedule One

4.	Key Personnel

Name	Position

5.	Client’s and Consultant’s Representative

Consultant’s Representative	Client’s Representative

Name:	Name: [#insert#]

Position:	Position: [#insert#]

6.	Address for Service of Notices

Consultant	Client

[#insert#] Attn: Jaya Jesudason, SVP

7.	Insurance (Refer Schedule Two)

Professional Indemnity Insurance: (PI Insurance)	[#insert amount in peso#]

Period of PI Insurance:	3 years after completion of the service

Public Liability Insurance:	[#insert amount in peso#]

8.	Contract Sum

The Contract Sum is lump sum [#insert amount in peso#]If any part of the Contract Sum is in a currency other than the Philippines peso, the Consultant takes the risk of any currency risk.

9.	Payment

The Contract Sum shall be payable in accordance with the Payment Schedule below and in the Philippines peso:

Activity	Value

Invoice to be submitted by:	Upon satisfactory completion of each Stage of Services as set out in the Payment Schedule above

Payment of the amount due :	Within 30 days from date of receipt of Invoice

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JBA	Schedule One

10.	Schedule of Hourly Rates

Name	Position	All-Inclusive Rates #

The rates in this Schedule may be used by the Client for reference in the valuation of changes in accordance with Clause 7 of the Contract. The rates are fixed for the duration of the Contract.

The hourly rate shall only apply to the time spent attending to the Services associated with the change to the Services instructed by the Client. Travelling time will not be considered in the valuation of the changes.

The rates contained in this Schedule are inclusive of all wages, salary, overtime, on cost, overheads, profit, taxes and incidental expenses and all other allowances paid or payable by the Consultant in accordance with the relevant laws and associated with the provision of the Services.

11.	Meeting, Visits, Inspections and Workshop

In addition to Clause 28(h) of the Conditions, the meetings, visits, inspections and workshops shall include:-

1.	All meetings or workshops either to be held in the Philippines throughout the duration of Services.

2.	Eight (8) numbers 2 days meeting or site visit in Philippines during the design and tendering stage

3.	Fifteen (15) numbers 2 days meeting or site inspection in Philippines during the construction stage

4.	Two (2) number 5 days testing and commissioning workshop in Philippines

12.	Discrepancies

In the event of inconsistencies and conflicts between the Conditions and the Schedules, the Conditions shall prevail.

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JBA	Schedule Three

SCHEDULE TWO

[DISBURSEMENTS

1.	General

1.1	Subject to the express provisions contained in this Contract, further to Schedule One clause 10 and clause 10(d) of the Contract, the Disbursements are described in section 2 hereunder.

1.2	The Consultant shall obtain the Client’s approval before incurring any expenses for international travel, as detailed in paragraph 2.1 below, and for any other expenses not listed as Disbursements in section 2 but for which the Consultant intends to claim reimbursement.

1.3	Reimbursement shall be at net cost to the Consultant. All claims for reimbursement shall be fully supported by receipts or other evidence of payment.

1.4	Invoices in respect of Disbursements shall be submitted to the Client’s Representative for payment monthly in arrears no later than forty five (45) days from the last day of the month in which the expenses were incurred.

1.5	Any Disbursements claimed without supporting verification; without any necessary approval; or not in accordance with paragraph 1.4, shall not normally be paid. Under exceptional circumstances the Client may, upon application of the Consultant, review such claims and the Clients decision following such review shall be final and binding.

1.6	In the event of a query by the Client’s Representative on any of the Disbursements claimed, the item(s) under query shall be held over until the query is resolved with the Client’s Representative. Such expenses, if subsequently approved by the Client’s Representative, shall be paid at the time of the next payment due date or within twenty eight (28) days whichever is the sooner.

1.7	All other Disbursements which have been approved by the Client’s Representative shall be paid in accordance with the procedures herein described.]

2.	Disbursements

2.1	[insert disbursement specifications]

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Schedule Four

SCHEDULE THREE

Preliminary Layout Plans and Master Programme

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Schedule Four

SCHEDULE FOUR

FORM OF PARENT COMPANY SURETY

THIS DEED is made the      day of              20    .

BY

(1)	[ ] a company incorporated in and in accordance with the laws of [ ] of [ ] [;

and

[            ] a company incorporated in and in accordance with the laws of [            ] of [            ];

and

[            ] (Identity Card number [            ]) of [            ] (“the Surety”):

TO

(2)	MCE Leisure (Philippines) Corporation of [ ] (the “Client”).

WHEREAS

(A)	By a contract dated [insert date of Agreement] (the “Contract”) made between the Client and [ ] (the “Consultant”), the Consultant has agreed to provide Services therein described upon the terms contained in the Contract.

(B)	The Consultant agreed to procure the provision of a deed in the terms hereof.

(C)	At the request of the Consultant, the Surety has agreed to solidarily bind itself as a surety for the performance of the Contract and the Services by the Consultant as set out herein.

IT IS HEREBY AGREED AS FOLLOWS

1.	In consideration of the Client accepting this deed, the Surety irrevocably and unconditionally and solidarily binds itself as a surety for the due performance by the Consultant of all of its obligations and liabilities under and arising out of the Contract on a full indemnity basis save that nothing herein shall be construed as imposing greater obligations or liabilities on the Surety than are imposed on the Consultant by the Contract. The obligations of the Surety under this deed shall remain in full force and effect and shall not be discharged in any way by and the Surety hereby waives notice of:

(a)	any suspension or variation of the Services, or additional services being directed under the Contract (including without limitation extension of time for performance and adjustments to the amount payable to the Consultant under the Contract);

(b)	any provision of the Contract being or becoming illegal, invalid, void, voidable or unenforceable;

(c)	the termination, assignment, transfer or novation of the Contract or the termination of the engagement of the Consultant under the Contract;

(d)	any forbearance or waiver of any right of action or remedy the Client may have against the Consultant or negligence by the Client in enforcing any such right of action or remedy;

(e)	any bond, security or other surety held or obtained by the Client for any of the obligations of the Consultant under the Contract or any release or waiver thereof;

(f)	any breach of the Contract or other default of the Client;

(g)	the bankruptcy, liquidation or insolvency of the Consultant;

(h)	any other act, omission, matter or thing whatsoever whereby but for this provision the Surety would be exonerated either wholly or in part (other than a release under seal given by the Client).

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Schedule Four

2.	The Surety shall not (for so long as the Consultant has any actual or contingent obligations pursuant to the Contract) by paying any sum due under this deed or by any means or on any ground:

(a)	claim or recover by the institution of proceedings or the threat of proceedings or otherwise such sum from the Consultant or claim any set-off or counterclaim against the Consultant; or

(b)	prove in competition with the Client, to claim or have the benefit of any security which the Client holds or may hold for any money or liabilities due or incurred by the Consultant to the Client.

Where the Surety receives any sums from the Consultant in respect of any payment by the Surety under this deed, the Surety shall hold such monies in trust for the Client so long as any sums are payable (contingently or otherwise) under this deed.

3.	This deed shall extend to any variation of or amendment to the Contract and to any agreement supplemental thereto agreed between the Client and the Consultant and the Surety hereby authorises the Client and the Consultant to make any such amendment, variation or supplemental agreement

4.	This deed is a continuing deed and accordingly shall cover all of the obligations and liabilities of the Consultant under and arising out of the Contract and remain in full force and effect until all the said obligations and liabilities of the Consultant shall have been carried out, completed and discharged in accordance with the Contract This deed is in addition to any other security which the Client may at any time hold and may be enforced without first having recourse to any such security or taking any steps or proceedings against the Consultant.

The Surety represents and warrants that:

(a)	it has power to enter into this deed and comply with its obligations under this deed;

(b)	this deed and any transactions involving the Surety under this deed do not contravene its constituent documents (if any) or any law or obligation by which it is bound or to which any of its assets are subject or cause a limitation on its powers (or, to the extent applicable, the powers of its directors) to be exceeded;

(c)	it has in full force and effect the authorisation necessary for it to enter into this deed, to comply with its obligations and exercise its rights under it, and allow it to be enforced;

(d)	its obligations under this deed are valid and binding and are enforceable against it in accordance with the terms of this deed;

(e)	it benefits by entering into this deed;

(f)	the execution and delivery of this deed has been properly authorised by all necessary corporate action;

(g)	there are no reasonable grounds to suspect that it or any of its subsidiaries is unable to pay its debt as and when they become due and payable; and

(h)	neither it nor any of its subsidiaries have been given, or claimed, immunity from the jurisdiction of a court or from legal process.

5. (a)	If the Client is entitled to terminate the Contract and the Client gives the Surety a written notice of that entitlement, then:

(i)	The Surety shall perform the Consultant’s obligations under the Contract; and

(ii)	For that purpose, the Surety shall give written notice to the Client and the Consultant stating its intention to have the Contract novated in its favour;

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Schedule Four

(iii)	On and from the date of that notice:

(A)	all the rights and obligations of the Consultant under the Contract shall be taken to have been novated to the Surety;

(B)	the Surety shall perform all of the obligations of the Consultant under the Contract which are not performed at the date of the notice; and

(C)	the Surety is bound by the Contract as if the Surety had originally been named in the Contract in place of the Consultant

(b)	The Consultant irrevocably and severally appoints (for valuable consideration) the Surety and any authorised representative of the Surety to be the Consultant’s attorney to execute, sign, seal and deliver all notices, deed and documents for the purpose referred to in clause 5(a)(iii). The Consultant agrees to ratify anything done by an attorney or its delegate in accordance with clause 5(b).

6.	The Surety shall pay interest on any amount payable under this deed and indemnity from when the amount becomes due for payment until it is paid in full at the rate (which upon the date on which it should have been paid) which is the higher of 12% per annum and [#insert %#] above the 1 month Bangko Sentral RP Rate published by Bangko Sentral ng Philipinas.

7. (a)	The Surety shall pay or reimburse the Client on demand for:

(i)	the Client’s costs, charges and expenses in making, enforcing and doing anything in connection with this deed and indemnity including, but not limited to, legal costs and expenses on a full indemnity basis; and

(ii)	all stamp duties, fees, taxes and charges which are payable in connection with this deed and indemnity or a payment, receipt or other transaction contemplated by it.

Money paid to the Client by the Surety shall be applied first against payment of costs, charges and expenses under this clause then against other obligations under the deed and indemnity.

8. (a)	The Client shall be entitled at any time, without the consent of the Surety to assign or transfer the benefit of this deed or any part thereof, any interest therein or thereunder and any right thereunder, whether past, existing or future, to any third party.

(b)	In the event of any assignment or transfer by the Client in accordance with clause 8(a) above, the assignee or transferee shall from the date hereof have the same rights, powers and remedies as it would have had if it had at all times been the Client under this deed. Without prejudice to the generality of the foregoing, all losses, costs, demands, claims proceedings or any other right or benefit whatsoever, (whether past, present or future) of the Client related to or in any way connected with or arising out of this deed, shall be deemed to be those of any assignee or transferee of the Client.

(c)	The Surety shall at its own cost upon receipt of a written request from the Client to do so enter into a form of notice of assignment and acknowledgement with the Client and the Lenders (or security trustee, security agent or other person appointed by the Lenders for this purpose) in such form as the Client or Lenders may otherwise reasonably require.

9.	All documents arising out of or in connection with this deed shall be served upon the Surety, at [ ], [the Republic of the Philippines].

10.	The Surety may change its nominated address for service of documents to another address in [the Republic of the Philippines] by providing not less than five business days’ written notice to the Client. All demands and notices shall be in writing and in English.

11.	All references to the Surety in this deed shall have effect, if the Surety comprises more than one entity, so that those entities shall be jointly and severally liable for any breach of the Surety’s obligations.

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Schedule Four

12.	This deed shall be governed by and construed according to the laws for the time being in force in the Republic of the Philippines.

13. (a)	If a dispute or difference shall arise between the parties hereto as to the construction of this deed or as to any matter or thing of whatsoever nature arising under or in connection with this deed, then the disputing party shall notify the other parties in writing (“Notice of Dispute”). Within ten (10) days of receiving the Notice of Dispute a representative of each party shall meet and try in good faith to resolve the dispute. In the event that no resolution is reached under clause 13(a) within 30 days from the date a written notice of dispute is issued by either the Client or the Surety, such dispute shall be referred to and finally resolved by an Arbitration Tribunal in accordance with the Construction Industry Arbitration Law of the Philippines (E.O. 1008), as amended by the Alternative Dispute Resolution Act of 2004 (R.A. No. 9285), including the Rules of Procedure Governing Construction Arbitration approved and promulgated by the Construction Industry Arbitration Commission (CIAC) and any amendments thereto, which rules are deemed to be incorporated by reference in this clause 13.

(b)	The arbitral proceedings shall be presided over by three arbitrators and shall be conducted in the English language. The arbitration proceedings shall be strictly confidential.

(c)	The arbitral award shall be final and binding upon the Client and the Surety and enforceable by any court having jurisdiction for this purpose.

(d)	The Client and the Surety agree that the provisions of this clause 13 constitute a separate and independent agreement among them and no claim that this deed is void, unenforceable or ineffective shall preclude submission of any dispute, controversy or claim to arbitration. The Client and the Surety recognise that: (i) the arbitrators have jurisdiction to settle the issue of whether this deed (or any provision thereof) is void, unenforceable or ineffective; and (ii) except to the extent allowed under the law of the Republic of the Philippines, neither the Client nor the Surety has the right to ask a court to restrain or enjoin the conduct of arbitration proceedings for the settlement of any dispute, controversy or claim under this deed. The Client and the Surety also agree that the filing of any judicial complaint or suit against either the Client or the Surety and any of such party’s officers, directors, employees or agents in relation to any matter arising out of, relating to, or in connection with this deed shall not preclude the submission of any dispute, controversy or claim to arbitration.

14.	If a provision of this deed is voidable or unenforceable, that provision will be severed and the rest of this deed shall remain in full force and effect.

IN WITNESS whereof this deed has been executed as a deed on the date first before written.

THE COMMON SEAL of	)
[ ]	)
was affixed hereto in	)
the presence of:-)

Director

Director/Secretary

OR

SIGNED SEALED AND DELIVERED by	)

5 of 3

Schedule Four

[ ] )
in the presence of:- )

Witness

OR

SIGNED SEALED AND DELIVERED for and ) on behalf of and as lawful attorney of ) [ ] ) under power of attorney dated [ ] ) by [ ] ) in the presence of:- )

Witness

6 of 3

Schedule Four

Notes (for preparation of but not inclusion in the engrossment of this deed):-

1.	Wording in square brackets in paragraph (1) is to cater for more than one shareholder, parent company or holding company executing this deed in relation to the Consultant. The wording in square brackets and the attestation clauses include formulations to cover a situation in which the Surety (or one of them) is an individual.

2.	The address for service shall be in the Philippines.

Copies of relevant Board resolutions authorising the execution under seal of this document shall be provided. If execution is to be by an Attorney, appropriate amendments shall be made and a copy of the Power of Attorney and relevant Board resolution shall be provided. In the case of a foreign corporation, a legal opinion in the form required by the Client shall be produced confirming the validity of the execution of this document and of any Power of Attorney.

7 of 3

Schedule Five

SCHEDULE FIVE

FORM OF INSURANCE POLICIES

The following are the specified limits and conditions of insurance as referred to in the Conditions of Engagement:

1.	Public Liability and Professional Indemnity Insurance

1.1	The limit of indemnity under the public liability policy required by clause 9(b)(iii) of the Conditions is [#insert amount in peso#] in any one accident, unlimited as to number during the period of insurance.

1.2	The limit of indemnity under the professional indemnity insurance required by clause 9(b)(i) of the Conditions is [#insert amount in peso#]or equivalent in other currencies or as may be determined by individual risk analysis as approved by the Client’s Representative.

2.	Not used

3.	Insured Entities And Jurisdiction

3.1	Any insurance effected in accordance with this Schedule Five shall name and indemnify all of the corporate entities of the Consultant involved in the performance of the Services either by joint names or by separate policies.

3.2	Where the Services are performed in more than one jurisdiction either a separate policy shall be issued for each and in compliance with any statutory obligations in each or if a single policy is issued it shall provide for adequate coverage in each of the jurisdictions involved.

1 of 3

Exhibit B – Schedule 5

[Not Used]

Exhibit C – Schedule 5

BELLE CORPORATION

MCE LEISURE (PHILIPPINES) CORPORATION

Deed of Assignment

Date

Parties

(1)

BELLE CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws, with office address at 5th Floor, 2 E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (“Belle”); and

(2)

MCE LEISURE (PHILIPPINES) CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws, with office address at c/o 21st Floor, Philamlife Tower, Paseo de Roxas, Makati, Metro Manila, Philippines (“MCE Leisure”) for itself and on behalf of MCE Holdings (Philippines) Corporation (“MCE Holdings”) and MCE Holdings No. 2 (Philippines) Corporation (“MCE Holdings No. 2”), each a corporation duly organized and existing under and by virtue of Philippine laws, with office address at c/o 21st Floor, Philamlife Tower, Paseo de Roxas, Makati, Metro Manila, Philippines and MPEL Projects Limited (“MPEL”) and Melco Property Development Limited (“MPD”), each a company incorporated in the British Virgin Islands with an address for correspondence at 36/F The Centrium, 60 Wyndham Street, Hong Kong,

(each of MCE Holdings and MCE Holdings No. 2 shall be known as a “MCE Subsidiary” and together the “MCE Subsidiaries” and each MCE Subsidiary and MCE Leisure shall be known as a “MCE Party” and together the “MCE Parties”),

(Belle and MCE Parties are collectively referred to as the “Parties” and each or any one of them is referred to as a “Party”).

Background

A	On 2012, the Parties entered into a closing arrangement agreement in relation to the Project (“Closing Arrangement Agreement”) in order to facilitate an orderly Closing.

B	Under the Closing Arrangement Agreement, Belle agreed to assign the benefit of statutory warranties and Supply IP Rights in accordance with the terms of this deed.

NOW, THEREFORE, the Parties agree as follows:

Agreed terms

1	Interpretation

1.1	Definitions

When used in this Deed, unless the context requires otherwise, capitalized terms except those otherwise defined in this deed have the meanings ascribed to such terms in the Closing Arrangement Agreement.

1.2	Construction

(a)	Unless the context requires otherwise, words imputing the singular include the plural and vice versa, and words importing a gender include every gender.

(b)	If a word or phrase is defined, its other grammatical forms have corresponding meanings.

(c)	A reference to “includes” means includes without limitation.

(d)	References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any statutory provision of which they are re- enactments (whether with or without modification).

(e)	Save where the contrary is indicated, any reference to this Deed or any other agreement or document shall be construed as a reference to this Deed, or other agreement or document as the same may have been, or may from time to time be (subject to any restrictions therein), amended, varied, novated, supplemented, replaced or substituted, and shall Include the schedules, annexes, exhibits and supplements to all of the foregoing.

(f)	Reference to “Person” denotes natural persons, corporations, partnerships, joint ventures, trusts, unincorporated organizations, political subdivisions, agencies or instrumentalities, and such reference to a “Person” shall include its respective successors and permitted assigns.

(g)	References herein to “Sections”, “Schedules” and “Exhibits” are to be construed as references to the sections, schedules and exhibits of and to this Deed unless the context requires otherwise.

(h)	The headings in this Deed are inserted for convenience only and shall not affect the interpretation of this Deed.

(i)	No rule of construction will apply to a relevant provision to the disadvantage of a Party merely because that Party put forward the relevant provision or would otherwise benefit from it.

2	Assignment

(a)	On the date of this Deed, Belle irrevocably and unconditionally assigns to MCE:

(i)	the benefit of all present and future warranties or similar rights accruing to that Philippine Party and/or ABLGI in respect of the Supply Contracts (including all statutory warranties and for this purpose as if it was the employer or buyer (as the case may be) under the relevant Article of the Civil Code) (“Warranties”); and

(ii)	the benefit of all IP Rights accruing to that Philippine Party and/or ABLGI under the Supply Contracts (“Supply IP Rights”),

in each case, free from all Encumbrances and duly executed by each such party.

(b)	To the extent the Warranties or the Supply IP Rights cannot be legally assigned under clause 2(a), Belle must ensure that MCE has the benefit of those Warranties and Supply IP Rights, including Articles 1723,1714,1715, 1547,1562 and 1548 of the Civil Code of the Philippines (Republic Act No. 386) (“Civil Code”), as if it was the employer or buyer (as the case may be) under the relevant Article of the Civil Code.

(c)	Without limiting the other provisions of clause 2, Belle grants to MCE a non- exclusive, royalty-free, irrevocable and transferable licence (to arise immediately on the creation of any relevant material) to use, exercise, reproduce, adapt and modify all Supply IP Rights in, or used in the carrying out of, the works undertaken or supplied by the Belle under the Supply Contracts for any purpose in respect of, or in connection with, the Project.

3	Dispute Resolution

3.1	Except as otherwise set forth in this Deed, all disputes, controversies or differences which may arise between MCE and Belle out of or in relation to or in connection with this Deed, including any issue as to this Deed’s validity or enforceability, or for the construction, termination or breach thereof, shall be decided amicably by MCE and Belle.

3.2	In the event that no resolution is reached under Clause 3.1 within 30 days from the date a written notice of dispute is issued by either MCE or Belle, such dispute shall be referred to and finally resolved by an Arbitration Tribunal in accordance with the Construction Industry Arbitration Law of the Philippines (E.O.1008), as amended by the Alternative Dispute Resolution Act of 2004 (R.A. No. 9285), including the Rules of Procedure Governing Construction Arbitration approved and promulgated by the Construction Industry Arbitration Commission (CIAC) and any amendments thereto, which rules are deemed to be incorporated by reference in this Clause 3.

3.3	The arbitral proceedings shall be presided over by three arbitrators and shall be conducted in the English language. The arbitration proceedings shall be strictly confidential.

3.4	The arbitral award shall be final and binding upon MCE and Belle and enforceable by any court having jurisdiction for this purpose.

3.5	MCE and Belle agree that the provisions of this Clause 3 constitute a separate and independent agreement among them and no claim that this Deed is void, unenforceable or ineffective shall preclude submission of any dispute, controversy or claim to arbitration. MCE and Belle recognise that: (i) the arbitrators have jurisdiction to settle the issue of whether this Deed (or any provision thereof) is void, unenforceable or ineffective; and (ii) except to the extent allowed under the law of the Republic of the Philippines, neither MCE nor Belle has the right to ask a court to restrain or enjoin the conduct of arbitration proceedings for the settlement of any dispute, controversy or claim under this Deed. MCE and Belle also agree that the filing of any judicial complaint or suit against either MCE or Belle and any of such party’s officers, directors, employees or agents in relation to any matter arising out of, relating to, or in connection with this Deed shall not preclude the submission of any dispute, controversy or claim to arbitration.

3.6	Notwithstanding the other provisions of this Clause 3 or the existence of a dispute, controversy or claim, Belle shall continue to perform its obligations under this Deed.

4	General

4.1	Taxes, Costs and Expenses

Unless otherwise provided in the Transaction Documents, each Party shall bear and pay its own costs, taxes and expenses incurred by it in connection with the preparation, negotiation and execution of this Transaction Documents and the transactions contemplated under those documents.

4.2	Confidential Information

The Parties agree to comply with, and be bound by, the confidentiality obligations in section 8.06 of the Cooperation Agreement as if that section was included in full in this Deed.

4.3	Cooperation

Each of the Parties will fully cooperate with each other and their respective counsels and accountants in connection with any steps to be taken as part of their obligations under this Deed, including, without limitation, the obtaining of all regulatory approvals necessary to effect the transactions contemplated hereby.

4.4	Governing Law

This Deed shall be governed by, and construed in accordance with, the laws of the Republic of the Philippines.

4.5	MCE Entity

For the purpose of this deed, the term ‘MCE’ shall mean MCE Leisure (Philippines) Corporation or its assignee or transferee, which assignee or transferee shall include (i) an affiliate or subsidiary (direct or indirect) of Melco Crown Entertainment Limited (MCE) and (ii) a Philippines incorporated or registered indirect subsidiary of MCE.

4.6	Successors and Assigns

This Deed shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, transfer or otherwise deal with its rights under this Deed or allow any interest in them to arise or be varied without the consent of each other Party.

4.7	Counterparts

This Deed may be executed in any number of counterparts, each of which shall constitute an original, and all of which when taken together shall constitute a single agreement

4.8	Severability

(a)	If any provision of this Deed is declared invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions thereof shall not be affected or impaired thereby and shall continue to be in full force and effect.

(b)	The Parties shall promptly amend this Deed and/or execute such additional documents as may be necessary and/or appropriate to give legal effect to the void, invalid or otherwise unenforceable provision in such a manner that, when taken with the remaining provisions, will achieve the intended commercial purpose of the void, invalid or otherwise unenforceable provision.

IN WITNESS WHEREOF, the Parties have caused this Deed to be executed by their duly authorized signatories on the date and at the place first above written.

BELLE CORPORATION

By:

Willy N. Ocier

Vice Chairman

MCE LEISURE (PHILIPPINES) CORPORATION in its own right and for any on behalf of MCE Holdings (Philippines) Corporation, MCE Holdings No. 2 (Philippines) Corporation, MPEL Projects Limited and Melco Property Development Limited

By:

[Name]

[Position]

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

                                                                      ) S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction, this                                         , personally appeared the following:

Name	Community Tax Certificate Date/Place Issued	Other Evidence of Identity Date/Place Issued

Belle Corporation

represented by:

Willy N. Ocier

known to me and to me known to be the same persons who executed the foregoing Assignment Deed consisting of              (        ) pages, including the page on which this Acknowledgment is written, and the Schedules annexed hereto, but excluding the cover page and the page of the table of contents, and they acknowledged to me that the same is their free and voluntary act and deed as well as of the corporations herein represented.

WITNESS MY HAND AND SEAL on the date and at the place first above written.

Doc. No.         ;

Page No.         ;

Book No.         ;

Series of 2012.

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

                                                                      ) S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction, this                                         , personally appeared the following:

Name	Community Tax Certificate Date/Place Issued	Other Evidence of Identity Date/Place Issued

MCE Leisure (Philippines) Corporation

represented by:

known to me and to me known to be the same persons who executed the foregoing Assignment Deed consisting of              (        ) pages, including the page on which this Acknowledgment is written, and the Schedules annexed hereto, but excluding the cover page and the page of the table of contents, and they acknowledged to me that the same is their free and voluntary act and deed as well as of the corporations herein represented.

WITNESS MY HAND AND SEAL on the date and at the place first above written.

Doc. No.         ;

Page No.         ;

Book No.         ;

Series of 2012.

1

Exhibit D – Schedule 5

AB LEISURE GLOBAL INC

MCE LEISURE (PHILIPPINES) CORPORATION

MACRO INDUSTRIAL PACKAGING PRODUCTS CORPORATION

Deed of Novation

Date

Parties

(1)	AB LEISURE GLOBAL INC, a corporation duly organized and existing under and by virtue of Philippine laws, with office address at 26/F West Tower, Philippines Stock Exchange, Ortigas Centre, Pasay City, Metro Manila, Philippines (“Prior Engaging Party”);

(2)

MCE LEISURE (PHILIPPINES) CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws, with office address at c/o 21st Floor, Philamlife Tower, Paseo de Roxas, Makati, Metro Manila, Philippines (“MCE Leisure”) for itself and on behalf of MCE Holdings (Philippines) Corporation (“MCE Holdings”) and MCE Holdings No. 2 (Philippines) Corporation (“MCE Holdings No. 2”), each a corporation duly organized and existing under and by virtue of Philippine laws, with office address at [—] and MPEL Projects Limited (“MPEL”) and Melco Property Development Limited (“MPD”), each a company incorporated in the British Virgin Islands with an address for correspondence at 36/F The Centrium, 60 Wyndham Street, Hong Kong;

(each of MCE Holdings and MCE Holdings No.2 shall be known as a “MCE Subsidiary” and together the “MCE Subsidiaries” and each MCE Subsidiary and MCE Leisure shall be known as a “MCE Party” and together the “MCE Parties”), and

(3)	MACRO INDUSTRIAL PACKAGING PRODUCTS CORPORATION, a corporation duly organised and existing under and by virtue of Philippine laws, with office address at Airstrip Road, Canlubang Industrial Estate, Calamba City, Laguna Province, Philippines 4027 (“Subcontractor”),

(Each and any one of the Prior Engaging Party, MCE and the Subcontractor are referred to as a “Party”).

Background

A	The Prior Engaging Party and the Subcontractor entered into a contract comprising the Notice of Award/Notice to Proceed (NOA/NTP) dated 15 February 2012 for the performance of work related to the Project (“Subcontract”).

B	Subject to this Deed, MCE has agreed to accept all of the Prior Engaging Party’s obligations under the Subcontract.

C	Subject to this Deed, the Subcontractor has agreed to accept MCE in place of the Prior Engaging Party for the performance of all of the obligations of the Prior Engaging Party and to perform the work under the Subcontract for the benefit of MCE.

NOW, THEREFORE, each Party agrees as follows:

Agreed terms

1	Interpretation

1.1	Definitions

Applicable Law means any statute, law, decree, constitution, regulation, rule, ordinance, order, decree, Government Approval, concession, grant, franchise, license, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by or any interpretation or administration of any of the foregoing by, any Government Authority, with force and effect of law.

Civil Code means the Civil Code of the Philippines (Republic Act No. 386).

Closing Arrangement Agreement means the Closing Arrangement Agreement entered into by the MCE Parties, SM Investments Corporation, Belle Corporation and PremiumLeisure and Amusement Inc thereto on [#date].

Confidential Information means all information, in whatever form, relating to:

(a)	the Subcontract or this Deed;

(b)	the negotiations relating to the Subcontract or this Deed; and

(c)	any confidential information of a Party.

Government Approval means any authorization, concession, right, franchise, privilege, consent, approval, registration, filing, certificate, license, permit or exemption from, by or with any Government Authority, or otherwise pursuant to any Applicable Law, whether given or withheld by express action or deemed given or withheld by failure to act within any specified time period.

Government Authority means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government (including the PAGCOR).

Land means those parcels of land located in Aseana Boulevard, Macapagal Avenue, Paranaque City, Philippines beneficially owned or leased by Belle Corporation.

Loss includes any loss, liability, claims made by third parties, cost (including legal fees), damage, charge (including interest), penalty, fees or expense.

PAGCOR means the Philippine Amusement and Gaming Corporation, or any agency succeeding to the functions of the Philippine Amusement and Gaming Corporation.

Performance Bonds means all of the bonds provided by the Subcontractor to the Prior Engaging Party under the Subcontract, other than those bonds which have been released to the Subcontractor in accordance with the terms of the Subcontract on or before the date of this Deed, and includes the bonds listed in Schedule 1.

Project means the construction, fit out, lease, development, operation and management of the Land and the building structures as a casino, hotel, retail and entertainment complex.

1.2	Construction

(a)	Unless the context requires otherwise, words imputing the singular include the plural and vice versa, and words importing a gender include every gender.

(b)	If a word or phrase is defined, its other grammatical forms have corresponding meanings.

(c)	A reference to “including”, “includes or include” must be read as if it is followed by “(without limitation)”

(d)	References to statutory provisions must be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date of this Deed) from time to time and must include any statutory provision of which they are re- enactments (whether with or without modification).

(e)	Unless the context requires otherwise, any reference to this Deed or any other agreement or document must be construed as a reference to this Deed, or other agreement or document as the same may have been, or may from time to time be (subject to any restrictions therein), amended, varied, novated, supplemented, replaced or substituted, and shall include the schedules, annexes, exhibits and supplements to all of the foregoing.

(f)	Reference to “Person” denotes natural persons, corporations, partnerships, joint ventures, trusts, unincorporated organizations, political subdivisions, agencies or instrumentalities, and such reference to a “Person” must include its respective successors and permitted assigns.

(g)	Reference to “clause”, “Section”, “Schedule” and “Exhibit” are to be construed as references to the sections, schedules and exhibits of and to this Deed, unless the context requires otherwise.

(h)	The headings in this Deed are inserted for convenience only and must not affect the interpretation of this Deed.

(i)	No rule of construction will apply to a relevant provision to the disadvantage of a Party merely because that Party put forward the relevant provision or would otherwise benefit from it.

(j)	A reference to peso or PHP is the lawful currency of the Republic of the Philippines.

1.3	Conditions Precedent

(a)	This Deed does not commence until each of the Closing Conditions under the Closing Arrangement Agreement are satisfied or waived under the Closing Arrangement Agreement.

(b)	MCE and the Prior Engaging Party must notify the Subcontractor promptly of the date on which MCE and the Prior Engaging Party are satisfied that all of the Closing Conditions under the Closing Arrangement Agreement have either been satisfied or unconditionally waived.

(c)	If the Closing Conditions under the Closing Arrangement Agreement have not been satisfied or unconditionally waived within six (6) months of the date of this Deed, either Party may, by giving the other Parties five (5) Business Days’ written notice, withdraw from this Deed.

(d)	For the purposes of clause 1.3, Closing Conditions has the meaning given to that term in the Closing Arrangement Agreement.

2	Novation

(a)	MCE must perform all of the obligations of the Prior Engaging Party under the Subcontract which are not performed at the date of this Deed and MCE is bound by the Subcontract as if MCE had originally been named in the Subcontract in place of the Prior Engaging Party.

(b)	The Prior Engaging Party irrevocably and unconditionally assigns to MCE:

(i)	the rights, benefits and entitlements under all Performance Bonds provided to the Prior Engaging Party, including those set out in Schedule 1;

(ii)	the benefit of all statutory warranties or similar rights accruing to the Prior Engaging Party under Applicable Law in respect of the Subcontract (“Statutory Warranties”); and

(iii)	the benefit of all contractual, statutory, or similar rights accruing to the Prior Engaging Party under the Subcontract.

(c)	The Subcontractor must provide MCE with copies of any letters, emails, documents, information, certificates, notices, directions, claims, determinations or any other correspondence between the Subcontractor and the Prior Engaging Party concerning the Project.

(d)	To the extent that any Performance Bond cannot be legally assigned under clause 2(b)(i), or if any Performance Bond has expired, the Subcontractor must provide a replacement Performance Bond or Performance Bonds in favour of MCE which comply with clause 3.0 of the Subcontract.

(e)	To the extent the Statutory Warranties cannot be legally assigned under clause 2(b)(ii), the Subcontractor must ensure that MCE has the benefit of those Statutory Warranties, including those under the Civil Code, as if it was the employer or buyer (as the case may be) under the relevant Article of the Civil Code.

(f)	To the extent that there is any inconsistency between this Deed and the Subcontract, the terms of this Deed will prevail.

(g)	The Prior Engaging Party:

(i)	prior to the date of this Deed, has retained an amount of [#insert amount#] under the Subcontract; and

(ii)	on or before the date of this Deed, must transfer the ownership of that retained amount to MCE.

(h)	The Prior Engaging Party and the Subcontractor represent and warrant that, at the date of this Deed:

(i)	The Contract Sum under the Subcontract is [#insert amount#] and there is no adjustment or variation to the Contract Sum; and

(ii)	The date for Completion under the Subcontract is [#insert date#] and there is no adjustment or extension to the date for Completion,

as a result of the parties entering into this Deed.

3	Obligations of the Subcontractor

3.1	General

The Subcontractor must comply with, and continue to carry out, all of its obligations under, and be bound by, the Subcontract as if MCE was originally named in the Subcontract in place of the Prior Engaging Party.

3.2	Indemnity

The Subcontractor indemnifies MCE against:

(a)	any Loss suffered or incurred by MCE arising out of or in connection with a breach of the Subcontract by the Subcontractor;

(b)	all Loss suffered or incurred by MCE for:

(i)	injury or death to any person; or

(ii)	damage to or destruction of any property,

caused by the acts, omissions or negligence of the Subcontractor or its employees and agents; and

(c)	all costs and expenses arising out of or in connection with a breach of the Subcontractor’s obligations under this Deed and the Subcontract.

3.3	Application of obligations and liabilities warranties and indemnities

The Subcontractor acknowledges and agrees that the obligations and liabilities under this Deed extend to the acts and omissions of any of its directors, officers, employees, agents and subcontractors as if they were the acts and omissions of the Subcontractor.

3.4	Insurances

The Subcontractor:

(a)	warrants that it will effect and maintain the insurance required by the Subcontract;

(b)	must ensure that MCE is named as an insured party under any policy of insurance required to be effected and maintained under the Subcontract; and

(c)	must, on demand by MCE, produce to MCE evidence of insurance required under the Subcontract.

4	Release and warranty given by the Subcontractor

(a)	The Subcontractor releases the Prior Engaging, Party from:

(i)	all of its obligations and liabilities arising out of or in connection with the Subcontract;

(ii)	further performance of the Subcontract; and

(iii)	all Loss suffered or incurred by the Subcontractor arising out of or in connection with the Subcontract,

except to the extent such obligations, liabilities, performance or Loss suffered or incurred by the Subcontractor arises out of a breach of the Subcontract by the Prior Engaging Party on or before the date of this Deed.

(b)	The Subcontractor releases MCE from:

(i)	any claims made (including (without limitation) any extensions of time or variations), Loss suffered, work performed or equipment, materials or other items or services provided by the Subcontractor in relation to the Subcontract and/or the Project prior to the date of this Deed; or

(ii)	any claims (including (without limitation) any extensions of time or variations or for Loss suffered) made or which may be made by the Subcontractor against the Prior Engaging Party for breach of the Subcontract or on any other basis whatsoever arising out of or in connection with the Subcontract and/or the Project.

(c)	The Subcontractor warrants to MCE that:

(i)	in the performance of its obligations under the Subcontract up to the date of this Deed, it has used professional skill, care and diligence that would be expected of a contractor performing works of a similar nature to the work under the Subcontract and is experienced in projects or activities of a similar nature to the Project so as to ensure that:

(A)	it performs the work under the Subcontract in accordance with requirements of the Subcontract;

(B)	the work performed by the Subcontractor allows the Project to be suitable in all respects for its intended purposes; and

(C)	the materials, documents and methods of using, fixing or working proposed or specified by the Subcontractor comply with all:

(1)	Applicable Law; and

(2)	relevant building standards applicable to the Project;

(ii)	it must perform the remaining work under the Subcontract in accordance with the requirements of the Subcontract; and

(iii)	it is aware that MCE is relying on the Subcontractor to fulfil the Subcontractor’s obligations under the Subcontract as part of the successful completion of the Project.

5	Indemnity from the Prior Engaging Party

(a)	The Prior Engaging Party indemnifies MCE against any and all Loss that may be claimed by the Subcontractor arising out of or in connection with the Subcontract arising on or before the date of this Deed and any claim arising from an act, default or omission of the Prior Engaging Party.

(b)	On or before each of the Closing Conditions under the Closing Arrangement Agreement are satisfied or waived under the Closing Arrangement Agreement, to the extent that the Prior Engaging Party retains or holds any retention monies under the Subcontract, the Prior Engaging Party must transfer or pay to MCE those retention monies.

6	Payments to the Subcontractor

Each Party acknowledges and agrees that:

(a)	the amount which has been paid to the Subcontractor by the Prior Engaging Party under the Subcontract is ₱[##] ([#] pesos) at the date of this Deed; and

(b)	the amount which remains payable to the Subcontractor under the Subcontract is ₱ [##] ([#] pesos).

7	General

7.1	Taxes, Costs and Expenses

Each Party must bear and pay its own costs, taxes and expenses incurred by it in connection with the preparation, negotiation and execution of this Deed and the transactions contemplated under this Deed.

7.2	Confidential Information

(a)	Each Party agrees that it will keep Confidential Information confidential and will not disclose Confidential Information to any person without the prior written consent of the disclosing Party, except on a need-to-know basis to:

(i)	its employees, consultants, directors, officers, agents and/or advisors; or

(ii)	its shareholders, investors, financiers, insurers and their respective advisors in connection with the Project,

and such persons have been informed of and have agreed to comply with the terms of the confidentiality obligations under this clause 7.2.

(b)	The confidentiality obligations under this clause 7.2 will not apply to:

(i)	information which at the time of disclosure was already in the public

(ii)	information property obtained by a Party in a manner not involving any breach of confidentiality under this clause 7.2 from a source other than the disclosing Party or its employees, consultants, directors, officers, agents and/or advisors or its shareholders, investors, financiers, insurers and their respective advisors in connection with the Project;

(iii)	disclosure required by any Applicable Law; or

(iv)	disclosure required by any court, Governmental Authority or stock exchange with competent authority over any Party.

(c)	In the event of a breach of this clause 7.2 by a Party:

(i)	damages may be inadequate as a means of redressing any Loss suffered or incurred by the disclosing Party; and

(ii)	the disclosing Party is entitled to seek injunctive relief or such other equitable form of relief as it considers necessary.

7.3	MCE Entity

For the purpose of this deed, the term ‘MCE’ shall mean MCE Leisure (Philippines) Corporation or its assignee or transferee, which assignee or transferee shall include (i) an affiliate or subsidiary (direct or indirect) of Melco Crown Entertainment Limited (MCE) and (ii) a Philippines incorporated or registered indirect subsidiary of MCE.

7.4	Cooperation

Each Party will fully cooperate with each other Party and their respective counsels and accountants in connection with any steps to be taken as part of their obligations under this Deed, including obtaining of all regulatory approvals necessary to effect the transactions contemplated by this Deed.

7.5	Governing Law

This Deed is governed by, and construed in accordance with, the laws of the Republic of the Philippines.

7.6	Successors and Assigns

This Deed is binding upon and inure to the benefit of each Party and its respective successors and permitted assigns. No Party may assign, transfer or otherwise deal with its rights under this Deed or allow any interest in them to arise or be varied without the written consent of the each other Party.

7.7	Counterparts

This Deed may be executed in any number of counterparts, each of which must constitute an original, and all of which when taken together must constitute a single agreement.

7.8	Severability

(a)	If any provision of this Deed is declared invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions thereof shall not be affected or impaired thereby and shall continue to be in full force and effect.

(b)	The Parties shall promptly amend this Deed and/or execute such additional documents as may be necessary and/or appropriate to give legal effect to the void, invalid or otherwise unenforceable provision in such a manner that, when taken with the remaining provisions, will achieve the intended commercial purpose of the void, invalid or otherwise unenforceable provision.

8	Dispute Resolution

8.1	Except as otherwise set forth in this Deed, all disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Deed, including any issue as to this Deed’s validity or enforceability, or for the construction, termination or breach thereof, shall be decided amicably by the Parties.

8.2	In the event that no resolution is reached under Clause 8.1 within 30 days from the date a written notice of dispute is issued by either Party, such dispute shall be referred to and finally resolved by an Arbitration Tribunal in accordance with the Construction Industry Arbitration Law of the Philippines (E.O. 1008), as amended by the Alternative Dispute Resolution Act of 2004 (R.A. No. 9285), including the Rules of Procedure Governing Construction Arbitration approved and promulgated by the Construction Industry Arbitration Commission (CIAC) and any amendments thereto, which rules are deemed to be incorporated by reference in this Clause 8.

8.3	The arbitral proceedings shall be presided over by three arbitrators and shall be conducted in the English language. The arbitration proceedings shall be strictly confidential.

8.4	The arbitral award shall be final and binding upon the Parties and enforceable by any court having jurisdiction for this purpose.

8.5	The Parties agree that the provisions of this Clause 8 constitute a separate and independent agreement among them and no claim that this Deed is void, unenforceable or ineffective shall preclude submission of any dispute, controversy or claim to arbitration. The Parties recognise that: (i) the arbitrators have jurisdiction to settle the issue of whether this Deed (or any provision thereof) is void, unenforceable or ineffective; and (ii) except to the extent allowed under the law of the Republic of the Philippines, neither Party has the right to ask a court to restrain or enjoin the conduct of arbitration proceedings for the settlement of any dispute, controversy or claim under this Deed. The Parties also agree that the filing of any judicial complaint or suit against either Party and any of such party’s officers, directors, employees or agents in relation to any matter arising out of, relating to, or in connection with this Deed shall not preclude the submission of any dispute, controversy or claim to arbitration.

8.6	Notwithstanding the other provisions of this Clause 8 or the existence of a dispute, controversy or claim, the Parties shall continue to perform their obligations under this Deed.

IN WITNESS WHEREOF, each Party has caused this Deed to be executed by its duly authorized signatories on the date and at the place first above written.

AB LEISURE GLOBAL INC

By:

[name]

[position]

MCE LEISURE (PHILIPPINES) CORPORATION in its own right and for any on behalf of MCE Holdings (Philippines) Corporation) MCE Holdings No. 2 (Philippines) Corporation, MPEL Projects Limited and Melco Property Development Limited

By:

[Name]

[Position]

[#Insert execution clause for the Subcontractor#]

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES	)
) S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction, this                                     , personally appeared the following:

Name	Community Tax Certificate Date/Place Issued	Other Evidence of Identity Date/Place Issued

AB LEISURE GLOBAL INC

represented by:

[name]

known to me and to me known to be the same persons who executed the foregoing Novation Deed consisting of              (        ) pages, including the page on which this Acknowledgment is written, and the Schedules annexed hereto, but excluding the cover page and the page of the table of contents, and they acknowledged to me that the same is their free and voluntary act and deed as well as of the corporations herein represented.

WITNESS MY HAND AND SEAL on the date and at the place first above written.

Doc. No.         ;

Page No.         ;

Book No.         ;

Series of 2012.

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES	)
) S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction, this                                     , personally appeared the following:

Name	Community Tax Certificate Date/Place Issued	Other Evidence of Identity Date/Place Issued

MCE Leisure (Philippines) Corporation

represented by:

known to me and to me known to be the same persons who executed the foregoing Novation Deed consisting of              (        ) pages, including the page on which this Acknowledgment is written and the Schedules annexed hereto, but excluding the cover page and the page of the table of contents, and they acknowledged to me that the same is their free and voluntary act and deed as well as of the corporations herein represented.

WITNESS MY HAND AND SEAL on the date and at the place first above written.

Doc. No.         ;

Page No.         ;

Book No.         ;

Series of 2012.

1

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES	)
) S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction, this                                     , personally appeared the following:

Name	Community Tax Certificate Date/Place Issued	Other Evidence of Identity Date/Place Issued

[#Subcontractor#]

represented by:

known to me and to me known to be the same persons who executed the foregoing Novation Deed consisting of              (        ) pages, including the page on which this Acknowledgment is written and the Schedules annexed hereto, but excluding the cover page and the page of the table of contents, and they acknowledged to me that the same is their free and voluntary act and deed as well as of the corporations herein represented.

WITNESS MY HAND AND SEAL on the date and at the place first above written.

Doc. No.         ;

Page No.         ;

Book No.         ;

Series of 2012.

2

Schedule 1

Performance Bonds

3

Exhibit E - Schedule 5

MCE Leisure (Philippines) Corporation Electro-Systems Industries Corporation

Collateral Warranty Deed

Date

Parties

[#MCE LEISURE (PHILIPPINES) CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws, with office address at c/o 21st Floor, Philamlife Tower, Paseo de Roxas, Makati, Metro Manila, Philippines (“MCE Leisure”) for itself and on behalf of MCE Holdings (Philippines) Corporation (“MCE Holdings”) and MCE Holdings No. 2 (Philippines) Corporation (“MCE Holdings No. 2”), each a corporation duly organized and existing under and by virtue of Philippine laws, with office address at [—] and MPEL Projects Limited (“MPEL”) and Melco Property Development Limited (“MPD”), each a company incorporated in the British Virgin Islands with an address for correspondence at 36/F The Centrium, 60 Wyndham Street, Hong Kong / [#MCE Designated Entity#], a corporation duly organized and existing under and by virtue of Philippine laws, with office address at [—]#] (“MCE”) and

Electro-Systems Industries Corporation of G/F ENZO Bldg, #399 Sen. Gil Puyat Ave. Makati City (Contractor)

Background

A	MCE and Belle Corporation (Belle) have entered into an agreement to develop the Belle Grande Casino and Resort (Project).

B	Belle and the Contractor have entered into a contract (CP-05E) for the supply and installation of auxiliary system (structured cabling and data network system) in relation to the Project dated 3 June 2011 (Contract).

C	MCE wishes to obtain the benefit of the Contract.

Agreed terms

1	Warranty

1.1	Warranty as to standard of care

(a)	The Contractor represents and warrants to MCE that:

(i)	the Contractor:

(A)	has performed its obligations under the Contract to a standard of care, skill, judgment and diligence; and

(B)	has provided, and will provide suitably qualified staff to a standard, commensurate with a competent contractor experienced in work of a similar nature to the work under the Contract;

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(ii)	the Contractor has performed its obligations under the Contract in accordance with the Contract and all applicable statutory requirements; and

(iii)	the work under the Contract are free from defects and deficiencies and fit for its intended purpose.

(iv)	all work performed and materials or parts supplied by the Contractor under the Contract are of a quality and standard which is no lower than that stipulated in the Contract (including the drawings and specifications); and

(v)	to the extent that quality or standard is not stipulated in the Contract (including the drawings and specifications), the work performed and materials or parts supplied are of merchantable quality and fit for the purpose for which they are required.

(b)	The warranties given in clause 1.1(a) is in addition to and does not derogate from any manufacturer’s warranty or any warranty implied in law in respect of the materials or goods forming part of the work under the Contract.

1.2	Rectification

(a)	Any defects, omissions, other faults or instances of non-compliance with the Contract, which are notified in writing by MCE to the Contractor must be made good by the Contractor:

(i)	within the time stipulated by MCE; or

(ii)	if no time is stipulated, then promptly,

and at no cost to MCE.

(b)	If the Contractor fails to comply with a direction by MCE under this clause within the time specified in the direction, MCE may have the defective work reinstated, replaced repaired or rectified as determined by MCE and any damages, loss, expense or cost (including legal costs on an indemnity basis) suffered or incurred by MCE will be a debt due from the Contractor to MCE.

1.3	Assignment of rights under the Contract

(a)	The Contractor acknowledges that Belle has assigned, or will assign, to MCE:

(i)	the benefit of all statutory warranties or similar rights accruing to Belle under the law in respect of the Contract (“Statutory Warranties”); and

(ii)	the benefit of all contractual or similar rights accruing to Belle under the Contract.

(b)	Without limiting clause 1.3(a), the Contractor grants to MCE a non-exclusive, royalty-free, irrevocable and transferable licence (to arise immediately on the creation of any relevant material) to use, exercise, reproduce, adapt and modify all intellectual property rights in, or used in the carrying out of, the works undertaken or supplied by the Contractor under the Contract for any purpose in respect of, or in connection with, the Project.

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1.4	No claims under the Contract

(a)	Notwithstanding any other provision of this deed or the Contract, the Contractor acknowledges that MCE does not have any obligation or liability to the Contractor under this deed or the Contract in respect of the Contractor’s representations, warranties, obligations and liabilities given or created by the Contractor pursuant to this deed.

(b)	The Contractor releases MCE from:

(i)	any claims made, work performed or equipment, materials or other items or services provided by the Contractor to Belle in relation to the Contract or the Project; or

(ii)	any claims made or which may be made by the Contractor against Belle for breach of the Contract or on any other basis whatsoever arising out of, in connection with or in relation to the Contract or the Project (including any outstanding payments and claims for work under the Contract).

2	Assignment

2.1	Assignment by Contractor

(a)	The Contractor must not assign or deal with any right or obligation under this deed without the prior written consent of MCE.

(b)	Any purported dealing by the Contractor in breach of this clause is of no effect.

2.2	Assignment by MCE

MCE may at any time:

(a)	assign (in whole or part) or deal with; and

(b)	encumber or grant to a third party an interest in,

its rights and obligations under this deed without the consent of the Contractor.

3	Indemnity

3.1	Indemnity

The Contractor indemnifies MCE against all damages, loss, expense or cost (including legal costs on an indemnity basis) arising directly or indirectly from any:

(a)	breach by the Contractor of this deed; or

(b)	act or omission (including any negligence, unlawful conduct or wilful misconduct) by the Contractor relating to this deed.

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3.2	Independence of indemnities

(a)	Each indemnity in this deed is a continuing obligation, separate and independent from the other obligations of the Contractor and survives the termination of this deed.

(b)	It is not necessary for MCE to incur expense or make a payment before enforcing any indemnity conferred by this deed.

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4	Dispute Resolution

4.1	Except as otherwise set forth in this deed, all disputes, controversies or differences which may arise between MCE and the Contractor out of or in relation to or in connection with this deed, including any issue as to this deed’s validity or enforceability, or for the construction, termination or breach thereof, shall be decided amicably by MCE and the Contractor.

4.2	In the event that no resolution is reached under Clause 4.1 within 30 days from the date a written notice of dispute is issued by either MCE or the Contractor, such dispute shall be referred to and finally resolved by an Arbitration Tribunal in accordance with the Construction Industry Arbitration Law of the Philippines (E.O. 1008), as amended by the Alternative Dispute Resolution Act of 2004 (R.A. No. 9285), including the Rules of Procedure Governing Construction Arbitration approved and promulgated by the Construction Industry Arbitration Commission (CIAC) and any amendments thereto, which rules are deemed to be incorporated by reference in this Clause 4.

4.3	The arbitral proceedings shall be presided over by three arbitrators and shall be conducted in the English language. The arbitration proceedings shall be strictly confidential.

4.4	The arbitral award shall be final and binding upon MCE and the Contractor and enforceable by any court having jurisdiction for this purpose.

4.5	MCE and the Contractor agree that the provisions of this Clause 4 constitute a separate and independent agreement among them and no claim that this deed is void, unenforceable or ineffective shall preclude submission of any dispute, controversy or claim to arbitration. MCE and the Contractor recognise that: (i) the arbitrators have jurisdiction to settle the issue of whether this deed (or any provision thereof) is void, unenforceable or ineffective; and (ii) except to the extent allowed under the law of the Republic of the Philippines, neither MCE nor the Contractor has the right to ask a court to restrain or enjoin the conduct of arbitration proceedings for the settlement of any dispute, controversy or claim under this deed. MCE and the Contractor also agree that the filing of any judicial complaint or suit against either MCE or the Contractor and any of such party’s officers, directors, employees or agents in relation to any matter arising out of, relating to, or in connection with this deed shall not preclude the submission of any dispute, controversy or claim to arbitration.

4.6	Notwithstanding the other provisions of this Clause 4 or the existence of a dispute, controversy or claim, the Contractor shall continue to perform its obligations under this deed.

5	General

5.1	Governing law

This deed is governed by and is to be construed in accordance with the laws of the Republic of the Philippines.

5.2	MCE Entity

For the purpose of this deed, the term ‘MCE’ shall mean MCE Leisure (Philippines) Corporation or its assignee or transferee, which assignee or transferee shall include (i) an affiliate or subsidiary (direct or indirect) of Melco Crown Entertainment Limited (MCE) and (ii) a Philippines incorporated or registered indirect subsidiary of MCE.

5

5.3	Survival

The representations, warranties, obligations and liabilities of the Contractor are independent of the Contract, and will survive the termination of the Contract.

5.4	Counterparts

This deed may be executed in any number of counterparts, each of which must constitute an original, and all of which when taken together must constitute a single agreement.

5.5	Severability

(a)	If any provision of this deed is declared invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions thereof shall not be affected or impaired thereby and shall continue to be in full force and effect.

(b)	The parties shall promptly amend this deed and/or execute such additional documents as may be necessary and/or appropriate to give legal effect to the void, invalid or otherwise unenforceable provision in such a manner that, when taken with the remaining provisions, will achieve the intended commercial purpose of the void, invalid or otherwise unenforceable provision.

6

Execution

IN WITNESS WHEREOF, each party has caused this deed to be executed by its duly authorized signatories on the date and at the place first above written.

[#MCE LEISURE ENTITY#]

By:

[#insert name of representative#]

[#insert position of representative#]

ELECTRO-SYSTEMS INDUSTRIES CORPORATION

By:

[#insert name of representative#]

[#insert position of representative#]

7

Schedule 6

Warranties by Philippine Parties

A	Corporate existence and authority

(a)	PLAI is a wholly owned subsidiary of Belle.

(b)	SM Hotels and Convention Corporation, SM Commercial Properties, Inc and SM Land Inc, are subsidiaries of SMIC.

(c)	Belle and SM Development Corporation are Affiliates of SMIC.

(d)	SMIC, the SM Subsidiaries, Belle and PLAI are, and at all times have been, the only members of the Consortium.

Accuracy of Statements

(a)	All of the information provided by, or on behalf of, each of SMIC, Belle, PLAI and their respective Affiliates and their respective directors, officers, employees, agents and advisers (in whatever form) to the MCE Parties and their advisers prior to the date of this Agreement is accurate and not misleading whether by inclusion or omission.

(b)	No representations or warranties or any statement or certificate furnished or to be furnished pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statements of fact, or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

Litigation

(a)	There is no prosecution, litigation, arbitration, claim (including tax claim), action, suit, proceeding, investigation, audit or inquiry pending or threatened against the Consortium or otherwise affecting the Consortium, any member of the Consortium, the Project, the Land, the Building Structures or the Casino License.

(b)	The Consortium is not, and no member of the Consortium is a party to any prosecution, litigation, arbitration, claim (including tax claim), action, suit, proceeding, investigation, audit or inquiry concerning the Consortium, the Project, the Land, the Building Structures or the Casino License.

(c)	The Consortium has not, and no member of the Consortium has been, at any time in the past five (5) years been a party to any prosecution, litigation, arbitration, claim (including tax claim), action, suit, proceeding, investigation, audit or inquiry concerning the Consortium, the Project, the Land, the Building Structures or the Casino License.

(d)	There are no circumstances which may give rise to any prosecution, litigation, arbitration, claim (including tax claim), action, suit, proceeding, investigation, audit or inquiry against or concerning the Consortium, any member of the Consortium, the Project, the Land, the Building Structures or the Casino License.

No Adverse Effect

(a)	No event has occurred which might materially and adversely affect the carrying out of the business of the Philippine Parties or the SM Subsidiaries or the Project, or the financial condition, results of operation or business prospects of any of them or which makes it improbable that any of them would be able to fulfil any of its obligations under the Transaction Documents and Ancillary Documents.

(b)	No event has occurred, or is likely to occur, which might materially and adversely affect the Licensees, the Project, the Land, the Building Structures or the Casino License.

49

Due Diligence

(a)	The MCE Parties have been provided with true and complete copies of all documents, materials, papers, contracts, agreements, leases, sub-leases, land use rights grant contracts, land use conditions, and other information in relation to the Consortium, the Casino License and the Project.

(b)	The Due Diligence Information is accurate and complete and not misleading and no information has been omitted which renders the Due Diligence Information inaccurate or misleading.

(c)	The Due Diligence Information contains all material information concerning the Consortium, the Casino License and the Project (including for the avoidance of doubt, the Land and Building Structures) necessary to enable the MCE Parties to make an informed assessment of the liabilities and prospects of the Project.

(d)	The MCE Parties have been provided with true and complete copies of all correspondence, letters and other documents between PAGCOR and any of the Philippine Parties (or any of their Affiliates) in relation to the Consortium, the Casino License or the Project.

Land and Building Structures

(a)	Belle is (i) the absolute beneficial and legal owner of the Owned Land; (ii) has good legal, valid, title, rights and/ or interests to the Owned Land and Building Structures; and (iii) will be the registered owner and have indefeasible title on Closing.

(b)	Belle has full power and authority to lease the Owned Land and Building Structures to MCE Leisure or the relevant MCE Designated Entity.

(c)	Belle is in possession of and has the right to use and control the Owned Land and Building Structures and no other person is actually or conditionally entitled to possession, occupation, use, fit out, operate or control of any of the Owned Land or Building Structures.

(d)	There are no liabilities, obligations, claims, Encumbrances, conditional sale agreements on, or affecting, the Land or any of the Building Structures.

(e)	There are no outstanding real property taxes and other applicable taxes, fees or charges imposed by any Government Authority relating to the Owned Land.

(f)	No Person or Government Authority has or claims any security interest, lien, option, right of pre-emption or other similar interest in or over any of the Owned Land or Building Structures.

(g)	None of the Owned Land or the Building Structures is affected by an agreement, arrangement or understanding (whether oral or written) for sale or other disposition of interest in it.

(h)	The use of the Owned Land or the Building Structures is in compliance with all Applicable Laws and there have been no contraventions of such Applicable Laws.

(i)	The design and workmanship of the works carried out on the Land and Building Structures are in compliance with (i) all Applicable Laws and all relevant codes and standards for the intended usages of the Project (ii) this Agreement, in particular Schedule 5, (iii) the PAGCOR Development Guidelines and the PAGCOR Wrap Letter (as applicable), (iv) the National Building Code and the (v) Layout/Plan of the Land and Building Structures.

50

(j)	Belle holds all Government Approvals required in relation to the Land and the Building Structures and their use.

(k)	Each Government Approvals and every development carried out in relation to the Land and Building Structures has been properly obtained and any conditions, requirements, obligations, or restrictions imposed by any Government Approvals have been observed and performed.

(l)	Belle has performed all covenants, conditions, agreements, statutory requirements, by- laws, orders and regulations which is binding on it and affecting the Land and the Building Structures and there have been no contraventions of the provisions of those statutes and regulations.

(m)	Belle has exclusive occupation and quiet enjoyment of the Land and the Building Structures and there is no event, circumstances or dispute (whether actual, threatened or anticipated which could adversely affect the exclusive occupation and quiet enjoyment of the Land and the Building Structures.

(n)	Either or both the Land and the Building Structures are not:

(i)	destroyed;

(ii)	damaged in any way which adversely affects, or may reasonably expected to adversely affect, their ability to be used in the Project; or

(iii)	subject to any material defect or other thing which adversely affects, or may reasonably expected to adversely affect, their ability to be used in the Project.

(o)	The Land and Building Structures have been and are maintained and operated in accordance with all Applicable Laws.

(p)	All activities conducted on the Land and the Building Structures have been conducted in accordance with all Applicable Laws.

(q)	The Land and the Building Structures are not the subject of, or affected by, any:

(i)	dispute, claim, legal proceedings, investigation or inquiry and there are no circumstances that could give rise to any dispute, claim, legal proceedings, investigation or inquiry;

(ii)	order or other obligation to demolish, alter or reinstate all or part of any improvements comprised in the Land and Building Structures; or

(iii)	notice of any breach or alleged breach of any material covenants, restrictions, conditions, agreements, Applicable Law or other stipulations affecting the land and the Building Structures or its use.

(r)	There are no outstanding orders or notices (requiring work to be done or expenditure made) affecting the Land and the Building Structures and there are no proposals of any local or other authority (involving compulsory acquisition or requisition of otherwise) or any other circumstances known which may result in any such order or notice being made or served or which may otherwise affect the Land and the Building Structures.

(s)	There are no agreements with any adjoining property owners or Government Authority which adversely affects the use and enjoyment of the Land and the Building Structures.

(t)	No alterations have made to the Building Structures or other improvements on the Building Structures other than in accordance with any Government Approval.

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(u)	Belle has not received notice in writing from any third party in respect of the Land:

(i)	in respect of the compulsory acquisition or resumption or any part of the Land;

(ii)	asserting that the current use of the Land breaches the requirements of any relevant planning scheme; or

(iii)	which would be likely to have a material adverse effect on the current use of the Land.

(v)	The sale of 348 square meters of the land covered by TCT No. 010-201000882 and 867 square meters of land covered by TCT No. 010-2010000883 (a portion of Lot 6) to Light Rail Transit Authority will not affect the Project or the Casino License (including any Government Approvals required for the Project).

On the Leased Land

(a)	Belle is in possession of and has the right to lease the Leased Land under the SSS Lease Contract, that such contract is valid and existing for the full term of the Casino License.

(b)	No person other than Belle is actually or conditionally entitled to possession, occupation, use or control of the Leased Land.

(c)	Belle has the right to sublease the Leased Land to the MCE Parties for the full term of the Casino License and SSS has consented in writing to such a sublease.

(d)	Belle is not in breach and it has not been given notice that it is in breach of any term, condition, covenant, restriction or obligation of the lease contracts in respect of the Leased Land.

(e)	To the best of the knowledge of Belle, there are no outstanding real property taxes and other applicable taxes, fees or charges imposed by any Government Authority or by the SSS pertaining to the Leased Land.

(f)	No person or Government Authority has or claims any Encumbrance, option, right of pre-emption or other similar interest in or over any of the Leased Land.

(g)	None of the Leased Land is affected by a subsisting contract for sale or other disposition of interest in it.

(h)	To the best of knowledge of Belle, none of the Leased Land is subject to or located in an area which is or is proposed to be subject to an order, resolution or proposal for confiscation, condemnation, compulsory acquisition.

(i)	The use of the Leased Land is in compliance with all Applicable Laws and the SSS Lease Contract and there have been no contraventions of such Applicable Laws or the SSS Lease Contract.

(j)	The DST in respect of the leases of the Leased Land have been paid.

(k)	There is no arrangement (whether written or not) which has the effect of amending, supplementing or varying the terms and conditions of the SSS Lease Contract.

(l)	On Closing, the SSS Lease Contract will be registered or annotated on Transfer Certificates of Title Nos. 166290,166921 and 166292 registered in the name of SSS in the Register of Deeds in the Philippines.

Environmental

(a)	There is no Hazardous Material or hazard to the Environment, including asbestos, in, on or affecting any of the Land and Building Structures (including in the groundwater under the Land).

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(b)	The Philippine Parties and SM Subsidiaries are not in breach of any Environmental Law in a way or to an extent which would have a material adverse effect on the operation of the Project or result in the imposition of a material liability on Philippine Parties or the MCE Group.

(c)	There is no condition of the Owned Land or the Building Structures which would entitle any person to require the Philippine Parties or SM Subsidiaries to decontaminate or take other remedial action in or around the Owned Land or the Building Structures or to contribute to the costs of doing so.

(d)	No request or demand has been made on the Philippine Parties or any other person to decontaminate or take other remedial action in relation to the Land and the Buildings or to contribute to the cost of doing so.

(e)	There are no circumstances which have been or are likely to give rise to a claim in relation to any Hazardous Material or any hazard to the Environment affecting the Land and the Building Structures and there has not been an escape of any Hazardous Material from the Land or the Building Structures.

(f)	No complaints have been made by any person alleging that there are or have been hazardous or offensive conditions or conduct in relation to the Environment affecting the Land or the Building Structures.

(g)	No environmental, safety or quality audits or studies have been conducted in relation to the Land or the Building Structures by or on behalf of the Philippine Parties or SM Subsidiaries or a Government Authority or consultant other than as disclosed in the Philippine Parties Disclosure Letter.

(h)	The Philippine Parties and or SM Subsidiaries are not in receipt of any notice from any Government Authority which:

(i)	asserts that any of the Land and Building Structures is in material non- compliance with Environmental Law; or

(ii)	asserts that it is not complying with any license required under Environmental Law for the operation of the Project as currently carried on.

Furniture, Fittings, Fit-outs and Equipment

(a)	The furniture, fittings, fit-outs and equipment installed in the Phase 1 Building are:

(i)	immediately prior to Closing, owned by the Philippine Parties free of any Encumbrances and other third party rights;

(ii)	in good repair and condition and in good working order;

(iii)	are capable of doing the work for which they were designed and purchased; and

(iv)	not subject to any outstanding claims by or against suppliers of such furniture, fittings, fit-outs and equipment.

Casino License

(a)	The Provisional License and the Certificate of Affiliation and Provisional License dated December 12, 2008 and PAGCOR Guidelines issued by PAGCOR are valid and binding and free of all Encumbrances. The Philippine Parties and SM Subsidiaries have not violated any of the terms and conditions thereof and have complied with all requirements, undertakings and obligations therein, particularly and without limitation those stated in Article II section 4, Article II section 6, Article II section 7, Article II section 8, Article II section 9, Article III section 1, Article III section 2 and Article V and that no notice pursuant to Article XI has been given to PAGCOR.

53

(b)	There is no suit, court, arbitration or other proceeding, inquiry or investigation pending to the knowledge of the Philippine Parties or SM Subsidiaries or notice of which has been received by any Philippine Party or SM Subsidiary or threatened against any Philippine Party or SM Subsidiary before any Government Authority or arbitrator which disputes, questions or challenges the Provisional License and the Certificate of Affiliation and Provisional License dated December 12, 2008 and PAGCOR Guidelines issued by PAGCOR.

(c)	None of the Philippine Parties or SM Subsidiaries are in receipt of any notice or communication from PAGCOR imposing or collecting any fee, charge or penalty relating to the Casino License.

(d)	The Philippine Parties and or SM Subsidiaries have, at all times, complied with the debt- to-equity ratio of 70% Debt- 30% Equity required under Article IV section 19 of the Casino License.

(e)	As at the time immediately prior to Closing the balance of the Old Escrow Account is U.S. Dollars: Fifty Million ($50,000,000.00).

PEZA Registration

(a)	The Project Site is on Closing registered as a Tourism Ecozone with the PEZA.

(b)	The PEZA Registration is in full force and effect and has not been amended, varied, novated, supplemented, replaced or substituted.

(c)	Belle has not violated any of the terms and conditions of the PEZA Registration and complied with all requirements under the PEZA Registration.

Compliance

(a)	Each of the Philippine Parties and or SM Subsidiaries have obtained all Government Approvals required for carrying on the Project effectively in the places and in the manner in which such business is carried on and are in full force and effect.

(b)	The Philippine Parties and or SM Subsidiaries have complied at all times with all Applicable Laws in relation to the Land and the Building Structures.

(c)	All applications required to be filed for the grant, issuance or renewal, as may be applicable, of any Government Approval for the Project have been duly filed on a timely basis, and all other filings required to have been made with respect to any Government Approval have been duly made on a timely basis, except where a delay in such filing would not have or could not reasonably be expected to have a Material Adverse Change.

(d)	Each Philippine Party and SM Subsidiary is, and at all times has been, in full compliance with the terms of and requirements of its respective Government Approvals (including, the Casino License and in the case of Belle, the PEZA Registration) and there has been no default under the conditions of the same. None of the Philippine Parties or SM Subsidiaries has received any notice or other communication from any Government Authority regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Government Approvals. Neither has any Philippine Party or SM Subsidiary received any notice or other communication from any Government Authority regarding any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification to, any Government Approval.

54

Insurances

(a)	The Philippine Parties, have and continue to have, valid and adequate insurances required by law to be effected by them and in respect of all risks which are normally insured against by persons carrying on similar businesses as the business of the Philippine Parties for such amounts as are prudent.

(b)	Belle has not done or omitted to do any act or thing which might render any of such insurances void or voidable and none of such insurances is rendered void or voidable as result of this Agreement.

(c)	All of the Owned Land and the Building Structures are insured for their full replacement value.

Contracts

(a)	Except for the Casino License and the NAIA Expressway MOA, there are no other contracts, commitments, or agreements, whether or not in writing, to any Person or any Government Authority that creates or results in or could create or result in any commitment, obligation or liability on all or any of the Licensees (in its capacity as a Licensee).

(b)	None of the Philippine Parties or the SM Subsidiaries has entered into any agreement, understanding or arrangement in connection with the Project except the AB Leisure Contracts, the SSS Lease, the ALBGI Agreements, or agreements entered into as required under Section 2.03.

(c)	True and complete copies of each of the agreements referred to paragraph (b) are contained in the Due Diligence Information.

(d)	None of the parties to any of the agreements referred in paragraph (b) is in breach, nor would be in breach of any such agreement, but for the requirements of notice or lapse of time.

(e)	None of the Philippine Parties or the SM Subsidiaries has received any notice which may adversely affect any of their rights in respect of any of the agreements referred to paragraph (b).

(f)	None of the Philippine Parties or SM Subsidiaries have granted any extension of time, issued any variation under, or waived any rights in respect of, any of the agreements referred in paragraph (b).

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Exhibit A

[Not Used]

56

Exhibit B

Form of the Operating Agreement

57

EXECUTION VERSION

OPERATING AGREEMENT

This Operating Agreement (“Agreement”) is made and entered into this                     , and effective on the date of this Agreement, by and among:

(1)

BELLE CORPORATION, a corporation duly organized and existing tinder and by virtue of Philippine laws, with office address at 5th Floor, 2 E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (“Belle”) for itself and on behalf of (a) SM INVESTMENTS CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws, with office address at the 10th Floor, One E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (“SMIC”) and (b) PREMIUMLEISURE AND AMUSEMENT, INC., a corporation duly organized and existing under and by virtue of Philippine laws, with office address at 5th Floor, 2 E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (“PLAI”);

(Belle, SMIC and PLAI shall each be known as a “Philippine Party”, and collectively, as the “Philippine Parties”);

(2)

MCE HOLDINGS NO.2 (PHILIPPINES) CORPORATION (“MCE 2 Holdings”) for itself and for and on behalf of MCE Holdings (Philippines) Corporation (“MCE Holdings”), each a corporation duly organized and existing under and by virtue of Philippine laws, with office address c/o 21st Floor Philamlife Tower, Paseo de Roxas, Makati, Metro Manila, Philippines,

(MCE 2 Holdings and MCE Holdings shall each be known as an “MCE Party”, and collectively as the “MCE Parties”); and

(3)	MCE LEISURE (PHILIPPINES) CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws, with office address c/o 21st Floor Philamlife Tower, Paseo de Roxas, Makati, Metro Manila, Philippines (“MCE Leisure”),

Each of the Philippine Parties, the MCE Parties and MCE Leisure shall be known as a “Licensee” or “Party”, and collectively, as the “Licensees” or “Parties”.

RECITALS

(A)	The Licensees are the named licensees and holders of the Casino License.

(B)	The Licensees have entered into an agreement for the purpose of regulating the relationship of the Licensees as the named licensees and holders of the Casino License (the “Cooperation Agreement”).

(C)	Under the Cooperation Agreement, the Licensees have appointed MCE Leisure as the Special Purpose Entity.

(D)	Belle and MCE Leisure have executed the Belle Lease, whereby Belle has agreed to lease to MCE Leisure the Land and Building Structures on the terms of lease.

(E)	MCE Leisure has agreed to operate and manage the Project on the terms of this Agreement for the purposes of generating revenue.

EXECUTION VERSION

NOW, THEREFORE, the Parties hereto agree as follows:

SECTION 1. DEFINITIONS AND CONSTRUCTION

1.01	Defined Terms

Unless defined in this Agreement (including, for the avoidance of doubt Schedule 2), capitalized terms have the meaning ascribed to such terms in the Cooperation Agreement.

1.02	Principles of Construction

(a)	Unless the context requires otherwise, words imputing the singular include the plural and vice versa, and words importing a gender include every gender.

(b)	If a word or phrase is defined, its other grammatical forms have corresponding meanings.

(c)	A reference to “includes” means includes without limitation.

(d)	References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any statutory provision of which they are re-enactments (whether with or without modification).

(e)	Save where the contrary is indicated, any reference to this Agreement or any other agreement or document shall be construed as a reference to this Agreement, or other agreement or document as the same may have been, or may from time to time be (subject to any restrictions therein), amended, varied, novated, supplemented, replaced or substituted, and shall include all the schedules, annexes, exhibits and supplements to all of the foregoing.

(f)	Reference to “Person” denotes natural persons, corporations, partnerships, joint ventures, trusts, unincorporated organizations, political subdivisions, agencies or instrumentalities, and such reference to a “Person” shall include its respective successors and permitted assigns.

(g)	References herein to “Sections” and “Schedules” are to be construed as references to the Sections and Schedules of and to this Agreement unless the context requires otherwise.

(h)	A “month” is the period commencing on a specified day in a calendar month and ending on the numerically corresponding day in the immediately succeeding calendar month (or if there is no day so corresponding in the calendar month in which such period ends, such period shall end on the last day of such calendar month).

(i)	The headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

(j)	No rule of construction will apply to a Section to the disadvantage of a Party merely because that Party put forward the Section or would otherwise benefit from it.

(k)	The obligations of the Philippine Parties together under this Agreement shall be joint and several, except in relation to Sections 4.05(b) and 14.06 which shall be (despite anything to the contrary in those Sections) the joint and several liability of each of Belle and PLAI.

1.03	Schedules

The following Schedules form integral parts of this Agreement:

Schedule 1	Defined Terms
Schedule 2	Formula for Sharing

EXECUTION VERSION

SECTION 2. TERM

2.01	Commencement

This Agreement shall take effect on the date of execution of this Agreement by each of the Parties.

2.02	Term

(a)	This Agreement shall, subject to Section 2.02(b), continue in full force and effect for the period of the Casino License (as that license is extended, restored or renewed), unless terminated earlier in accordance with the terms of this Agreement (“Term”).

(b)	If the Casino License is terminated or suspended (other than due to the default of a Party) this Agreement will continue for a further period of twelve (12) months from the date of termination or suspension (“Suspension Period”), and if, during that period, the Casino License is restored to the Licensees, this Agreement shall continue in full force and effect for the period of the restored Casino License. During the Suspension Period, MCE Leisure’s obligations under this Agreement will be suspended.

(c)	If at the end of the Suspension Period the Casino License has not been restored to the Licensees this Agreement will automatically terminate.

(d)	The Parties agree that if the Casino License is extended or renewed after July 11, 2033, or restored during the Suspension Period as contemplated by Section 2.02(b) and PAGCOR amends or modifies the Casino License in connection with any such extension, renewal, or the restoration, the Parties shall consult with each other for the purposes of agreeing such amendments and modifications to this Agreement which may be reasonably necessary to take into account any amendments of modifications made by PAGCOR to the Casino License.

SECTION 3. APPOINTMENT OF MCE LEISURE

3.01	Appointment

The Licensees appoint MCE Leisure as the sole and exclusive operator and manager of the Project for the Term, and MCE Leisure accepts that appointment, on the terms of this Agreement.

3.02	Standard of Care

MCE Leisure shall use commercially reasonable efforts to operate the Project in a manner consistent with the Casino License (including the Project Implementation Plan), the PAGCOR Wrap Letter, the Technical and Pre-Operating Budget and the Annual Operating Budget.

3.03	Liability

(a)	Despite any provision of this Agreement to the contrary, MCE Leisure shall not be liable for any Loss suffered or incurred by any of the Philippine Parties or MCE Parties, arising out of or in connection with, or to the extent such Loss is contributed to, or increased by, any breach by MCE Leisure of this Agreement, in each case where such breach arises directly or indirectly out of, or in connection with, or is caused by, a breach by any of the Philippine Parties or MCE Parties (as applicable) of any Transaction Document or Ancillary Document or by any of the Philippine Parties or MCE Parties (as applicable) causing (whether by act or omission) MCE Leisure to breach any Applicable Laws or financing agreement to which it is a party.

(b)	For the purposes of Section 3.03(a) only, and for the avoidance of doubt, “Loss” shall include any loss or profits, consequential loss, or special damages.

EXECUTION VERSION

3.04	General Powers

(a)	Without limiting Section 3.01, MCE Leisure shall be responsible for, and have sole discretion and control over, all matters relating to the management and operation of the Project (including prior to Opening) and including:

(i)	the casino and gaming operations of the Casino;

(ii)	the hotel, retail and other non-gaming components of the Project;

(iii)	charges for rooms and commercial space;

(iv)	the determination of gaming and non-gaming credit policies and all credit grant and collection decisions and actions including related criminal and civil legal actions to collect debt;

(v)	food and beverage service and policies;

(vi)	employment policies and determination of salaries and benefits;

(vii)	procurement of all furniture, fixtures and equipment including gaming equipment;

(viii)	Inventories;

(ix)	supplies and services;

(x)	promotion;

(xi)	advertising;

(xii)	publicity and marketing;

(xiii)	appointment of, and entry into agreements with, gaming promoters;

(xiv)	the formulation and implementation of policies and procedures consistent with the operation, management and maintenance of the Project, including the casino, hotel, retail, and other non-gaming components on the Land and Building Structures;

(xv)	any of the matters listed in Sections 3.04(a)(i) to 3.04(a)(xiv) in relation to the period prior to Opening; and

(xvi)	all other activities necessary, desirable or incidental to, or for, in MCE Leisure’s sole discretion, the management and the operation of the Project.

(b)	For the avoidance of doubt, the Philippine Parties shall have, and assume, no responsibility whatsoever under this Agreement for the operation and management of the Project.

3.05	Contracts, Equipment Leases and Other Agreements

(a)	Subject to Section 3.05(b), MCE Leisure is entitled to grant concessions, lease commercial space and enter into any other contract, equipment lease, agreement, commitment, understanding or arrangement (whether oral or written) pertaining to or otherwise related to, necessary, desirable or incidental to or for, in MCE Leisure’s sole discretion, the operation and management of the Project and including the matters listed in Section 3.04(a) (such concession, lease, equipment lease, contract, agreement, commitment, understanding or arrangement being a “Contract” and together the “Contracts”).

(b)	MCE Leisure must not enter into any Contract outside the ordinary course of the operation and management of the Project with an aggregate contract value of more than U.S. Dollars Three Million (US$3,000,000) (increased by five percent (5%) each year on the anniversary of the date of entry into this Agreement) without the prior approval of the other Licensees (such consent not to be unreasonably withheld, delayed or conditioned).

EXECUTION VERSION

(c)	All Contracts shall be entered into in the name of MCE Leisure or such other Person as MCE Leisure may designate.

(d)	MCE Leisure must provide to each of the other Licensees, no later than twenty (20) Business Days after each anniversary of the date of entry into this Agreement, a list of the Contracts (other than junket promoter agreements) with an aggregate contract value of more than U.S. Dollars Two Million (US$2,000,000) and a summary of the key terms of each such Contract in each case in effect as at that date and provided that the Licensee agrees to such obligations of confidentiality as MCE Leisure may determine in its sole discretion.

3.06	Sub-contracting

The Parties agree that:

(a)	all obligations to be performed by MCE Leisure under this Agreement may be performed or discharged by MCE Leisure or any other Person designated by MCE Leisure; and

(b)	MCE Leisure remains liable for the performance and discharge of all obligations to be performed by it under this Agreement (despite another Person being designated by MCE Leisure to perform or discharge those obligations or another Person entering into Contracts relating to the operation or management of the Project).

3.07	Client Database

(a)	MCE Leisure shall establish a client database in connection with the Casino and other businesses carried out on the Land and Building Structures (“Client Database”).

(b)	The Philippine Parties shall do all things reasonably required by MCE Leisure to contribute to the development of, and to assist in the population of, the Client Database (including providing names and details of persons for inclusion in that database).

(c)	Only the MCE Group shall have access to the Client Database.

SECTION 4. OPERATION

4.01	Use of Land and Building Structures

(a)	MCE Leisure shall use the Land and Building Structures solely for the operation and management of the Project and for all casino gaming, hotel, retail, and other non-gaming, and other related or ancillary commercial and other activities related to, desirable for, or incidental to, the Project.

(b)	The Licensees (other than MCE Leisure) agree that MCE Leisure may cause or arrange to be provided to the Project certain services which are provided generally on a central or regional basis to other projects or other properties either managed or operated by MCE Leisure or its Affiliates, including:

(i)	marketing, advertising and promotion;

(ii)	recruiting, training, career development;

(iii)	financial accounting, management and legal services;

(iv)	internal audit and compliance;

(v)	strategic planning, private jet and international office support;

(vi)	employee benefits administration;

EXECUTION VERSION

(vii)	engineering, risk and insurance management;

(viii)	information technology;

(ix)	purchases arising in the ordinary course of operations;

(x)	reservation systems; and

(xi)	such other additional services as are or may be, from time to time, provided for the benefit of MCE Leisure or its Affiliates’ other projects or properties or in substitution for services performed at MCE Leisure’s or any of its Affiliate’s individual properties which may, in the opinion of MCE Leisure, be more efficiently performed on a group basis.

(c)	MCE Leisure agrees that all services to be provided under Section 4.01(b) under any Contract having an aggregate Contract value of equal to or greater than U.S. Dollars Three Million (US$3,000,000) (increased by five percent (5%) each year on the anniversary of the date of entry into this Agreement) must be entered into on arm’s-length terms.

(d)	MCE Leisure shall be entitled to treat, as a deduction in the calculation of the relevant Casino Gaming EBITDA as provided in Schedule 2, all complimentary hotel rooms, food and beverage, and other non-gaming services used at competitive market rates and shall be allowed to offer benefits to clients in a such a manner it deems appropriate.

4.02	Expenses

(a)	MCE Leisure shall be liable for and must pay all of the costs and expenses in relation to the operation, management and maintenance (other than costs the Philippine Parties are liable to pay under this or any other Transaction Document) of the Project.

(b)	The Licensees agree that, for the avoidance of doubt, the costs and expenses paid or incurred by MCE Leisure in relation to the operation and management and maintenance of the Casino shall be allowed as a deduction in the calculation of the relevant Casino Gaming EBITDA as provided in Schedule 2.

(c)	Without limiting any of the rights the MCE Parties may have under any Transaction Document or Ancillary Document, MCE Leisure shall not be liable to pay any costs and expenses under Section 4.02(a) to the extent such costs and expenses are suffered or incurred, contributed to, or increased by (and whether directly or indirectly by) any breach of the Philippine Parties of any Transaction Document or an Ancillary Document or by any of the Philippine Parties causing (whether by act or omission) MCE Leisure to breach any Applicable Laws or financing or other agreement to which it is a party.

4.03	Surety Bond

MCE Leisure shall pay the premiums for any surety bond required by PAGCOR under the Provisional License for the purposes of guaranteeing payment of the License Fees in connection with the Casino operation and any such payment shall be allowed as a deduction in the calculation of the relevant Casino Gaming EBITDA as provided in Schedule 2.

4.04	Audit and Gaming Reports

(a)	The Philippine Parties (together) shall, on prior written notice to MCE Leisure, have the right (at their sole cost) to appoint an internationally recognised audit firm to audit, no more than once each calendar year, the calculation of relevant Casino Gaming EBITDA in Schedule 2.

(b)	MCE Leisure shall provide to any audit firm appointed under Section 4.04(a):

(i)	copies of supporting documents (including contracts, invoices and receipts) relating to the calculation of relevant Casino Gaming EBITDA;

EXECUTION VERSION

(ii)	reasonable access to the books and financial accounting records of MCE Leisure for the purposes of the audit; and

(iii)	reasonable access to members of the senior management of MCE Leisure to discuss the calculations in Schedule 2.

(c)	MCE Leisure shall provide to each of the other Licensees a copy of the annual audit report of MCE Leisure within 10 Business Days from filing thereof with the relevant Government Authority.

(d)	MCE Leisure shall provide to the auditor such assistance as reasonably required for the purposes of the audit under Section 4.04(b) but at no time is it required to incur additional expenditure or provide dedicated staff to assist in, or in connection with, any such audit.

(e)	MCE Leisure shall provide to each of the other Licensees copies of any gaming reports provided by it to the monitoring team of PAGCOR within ten (10) Business Days of providing such report to PAGCOR.

4.05	General

(a)	The Licensees (other than MCE Leisure) shall not:

(i)	hold themselves out as either or both the manager and operator of the Project or as an agent of MCE Leisure without prior written authority from MCE Leisure; and

(ii)	have any authority to perform or discharge any obligation or duty that is binding on MCE Leisure or cause or incur any obligation or liability for or on behalf of MCE Leisure.

(b)	The Licensees (other than MCE Leisure) shall indemnify MCE Leisure from any and all Loss suffered or incurred by MCE Leisure arising out of or in connection with any breach by the Licensees (other than MCE Leisure) of Section 4.05(a).

SECTION 5. WORKING CAPITAL AND INVENTORIES

5.01	Working Capital and Inventories

(a)	MCE Leisure shall fund, or procure the funding of, Working Capital and Inventories, which, however funded, are and shall remain, at all times, the property of MCE Leisure.

(b)	The Philippines Parties shall not be liable to fund Working Capital and Inventories (except if required to do so under the Cooperation Agreement).

5.02	Fixed Assets

MCE Leisure shall provide the funds necessary to supply the Project with furniture, fittings and equipment as reasonably determined by it to be adequate for the proper and efficient operation of the Project, except to the extent such funds are required to be spent, or the amount of such funds is increased, directly or indirectly as a result of a breach by any of the Philippine Parties of any Transaction Document or Ancillary Document or by any of the Philippine Parties causing (whether by act or omission) MCE Leisure to breach any Applicable Laws or financing agreement to which it is a party.

EXECUTION VERSION

SECTION 6. MAINTENANCE, REPLACEMENT AND CHANGES

6.01	Repairs and Maintenance

(a)	MCE Leisure shall, in its sole discretion:

(i)	implement policies and procedures relating to the repairs and maintenance to the Land and Building Structures and its fixtures, furniture, furnishings and equipment (“FF&E”) in order to keep the same in good repair and condition; and

(ii)	supervise the implementation of such policies and procedures from time to time as it deems reasonably necessary for such purposes.

(b)	For avoidance of doubt, the Licensees agree that repair and maintenance costs to be allocated to the Casino are allowed as deductions in the calculation of the relevant Casino Gaming EBITDA as provided in Schedule 2.

(c)	All changes, repairs, alterations, improvements, renewals or replacements contemplated by this Section 6.01 shall be the property of MCE Leisure.

(d)	For the avoidance of doubt, nothing in this Section 6.01 shall require MCE Leisure to undertake any repairs and maintenance which are the responsibility of Belle under the Belle Lease.

SECTION 7. EMPLOYEES

7.01	Employee Hiring and Termination

(a)	MCE Leisure shall, in its sole discretion and in compliance with Applicable Laws, be responsible for the hiring, promotion, supervision and discharge of all personnel working on the Project (other than those personnel engaged in the construction of the Phase 1 Building and Phase 2 Building).

(b)	MCE Leisure, or its designated entities, shall be the employer of the personnel hired for the Project.

7.02	Costs, Benefit Plans

(a)	MCE Leisure shall determine the employees’ terms of employment, including compensation, and establish and maintain all policies relating to employment, in accordance with Applicable Laws.

(b)	Without limiting Section 7.02(a), MCE Leisure may provide the employees of the Project with pension, medical and health, life insurance, and similar employee benefit plans (“Benefit Plans”) as are reasonably necessary to attract and retain employees and generally remain competitive.

(c)	The Benefit Plans may be joint plans for the benefit of employees at more than one (1) property owned, leased or managed or operated by MCE Leisure or any of its Affiliates and any employer contributions to such plans (including any withdrawal liability incurred upon termination of this Agreement) and administrative fees, in connection with them, shall be the responsibility of MCE Leisure, provided that only such employer contributions and administrative fees pertaining to employees rendering services to the Project shall be allowed as deductions in the calculation of the relevant Casino Gaming EBITDA as provided in Schedule 2.

EXECUTION VERSION

7.03	Employees

(a)	All personnel employed at the Project will be the employees of MCE Leisure or its nominated entity for all purposes, including national and local tax and reporting purposes, and all costs and expenses, of whatever nature, incurred in connection with such employees, including wages, salaries, on-site staff, bonuses, commissions, fringe benefits, employee benefits, recruitment costs, workmen’s compensation and unemployment insurance premiums, payroll taxes, severance payments, vacation and sick leave will be recognised in the accounts of MCE Leisure.

(b)	MCE Leisure shall use such care when hiring any employees as may be common to the casino and hospitality business and consistent with the standards of operation of MCE Leisure.

SECTION 8. BUDGETS

8.01	Budgets

(a)	No later than three (3) months prior to the Opening, MCE Leisure shall prepare and deliver to the other Licensees a technical and pre-operating plan and budget setting out in detail an estimated profit and loss statement for the Project for the next five (5) years, including a schedule of Project room rentals and other rentals and a marketing and business plan for the Project.

(b)	The budget in Section 8.01(a) shall be prepared in accordance with MCE Leisure’s then current practices or as may be determined by MCE Leisure (the “Technical and Pre-Operating Budget”).

(c)	No later than fifteen (15) days prior to the beginning of each Fiscal Year, MCE Leisure shall prepare and deliver to the other Licensees:

(i)	the operating budget approved by MCE Leisure for the ensuing Fiscal Year setting forth in detail an estimated profit and loss statement for the next twelve (12)-month accounting period, including a schedule of Project room rentals and other rentals and a marketing and business plan for the Project, such budgets to be prepared in accordance with MCE Leisure’s current practices or as may be determined by MCE Leisure from time to time (the “Annual Operating Budget”); and

(ii)	a budget for the expenditures necessary for replacement FF&E and building repairs contemplated by Section 6.01 for the ensuing Fiscal Year (“Capital Improvement Budget”).

(d)	All plans and budgets, forecasts, projections and reports to be provided to the Licensees are for internal reference and monitoring purposes only, and the Licensees shall keep such information on a strictly confidential basis as provided in Section 17.

(e)	Subject to Section 3.02, MCE Leisure shall have no liability to the Licensees, and shall not be in breach of any Transaction Document if the actual operating results vary from the Technical and Pre-Operating Budget or Annual Operating Budget for any reason and the failure of the Project to perform in accordance with any such budget shall not constitute a breach by MCE Leisure of this Agreement.

8.02	Budget Revisions

(a)	The Licensees and MCE Leisure acknowledge and agree that the Annual Operating Budgets are merely forecasts of operating revenues and expenses for a Fiscal Year and are not a guarantee of future revenues.

(b)	The Licensees agree that the Annual Operating Budgets and the Capital Improvement Budget may be modified or revised by MCE Leisure from time to time, and MCE Leisure shall provide the Licensees with copies of such revisions from time to time.

(c)	MCE Leisure shall provide the Philippine Parties with a revised forecast on a timely basis should result expectations (adjusted for rolling chip win rate (as determined by MCE Leisure consistently with MCE Group’s then current practices from time to time) above or below the theoretical percentage of 2.80%) for the relevant year be lower than fifteen percent (15%) below budget or the prior forecast provided.

EXECUTION VERSION

8.03	Budget Consultations

MCE Leisure may consult with the other Licensees on matters of policy concerning management, sales, room rates, wage scales, personnel, general overall operating procedures, economics and operation and other matters affecting the operation of the Project, but it has no obligation to do so.

SECTION 9. PAYMENTS, FEES AND EXPENSES

9.01	Gross Win and Non-Gaming Revenue

MCE Leisure shall be entitled to receive and retain one hundred percent (100%) of the Gross Win and all non-gaming revenue (including, for the avoidance of doubt, all revenue from the hotel, retail and other non-gaming components of the Project).

9.02	Monthly Payment and VIP True Up Payment

In consideration of PLAI agreeing to the appointment of MCE Leisure as the Special Purpose Entity in place of PLAI, MCE Leisure agrees to pay to PLAI (if applicable) the Monthly Mass Payment, the Monthly VIP Payment and the VIP True Up Payment in accordance with Section 9.04.

9.03	Calculation of Monthly Mass Payment, Monthly VIP Payment and VIP True Up Payment

MCE Leisure must calculate the Monthly Mass Payment, Monthly VIP Payment and VIP True Up Payment in accordance with Schedule 2.

9.04	Timing of payments

MCE Leisure shall pay to PLAI, if applicable:

(a)	the Monthly Mass Payment and Monthly VIP Payment, in each case on or before the date twenty (20) Business Days after the end of the calendar month to which the relevant payment relates; and

(b)	the VIP True Up Payment on or before the date forty (40) Business Days after the end of the Fiscal Period to which the relevant payment relates.

9.05	Audit accounts payments

(a)	MCE Leisure agrees that it will, as soon as practicable after finalisation of its annual audit report for each Fiscal Year ending on the last day of a Fiscal Period calculate the aggregate amount of Monthly Mass Payments, Monthly VIP Payments and the VIP Payment on the basis of the result of that annual audit and the audit for the preceding Fiscal Year (“Final Payment Amount”).

(b)	The Licensees agree that if the Final Payment Amount:

(i)	is greater than the aggregate of the Monthly Mass Payment, Monthly VIP Payment and VIP True Up Payment paid under this Section 9 in respect of that Fiscal Period (“Aggregate Payment Amount”), MCE Leisure must pay to PLAI the amount of that difference within twenty (20) Business Days of the date of determination of the Final Payment Amount; or

(ii)	is less than the Aggregate Payment Amount, then MCE Leisure will be entitled to deduct the amount of the difference from any payment required to be made by MCE Leisure in respect of the following Fiscal Period under this Section 9.

EXECUTION VERSION

9.06	Evidence of calculation

MCE Leisure must provide to PLAI reasonable details of the calculation of the Monthly Mass Payment, the Monthly VIP Payment and the VIP True Up Payment on or before the date of payment of the amount to which such calculations relate.

9.07	Payment of License Fees and Expenses

(a)	MCE Leisure shall be liable for payment of:

(i)	the License Fees and other payments to PAGCOR under the Casino License; and

(ii)	all taxes, fees and dues relating to the operation and management of the Land and Building Structures (including tax payments on the operations of the Casino, hotel, non-gaming and commercial lease and retail establishments), and such amounts shall be allowed as deductions in the calculation of the relevant Casino Gaming EBITDA as provided in Schedule 2.

(b)	For the avoidance of doubt, MCE Leisure shall not be liable for the payment of real property taxes on the Land and Building Structures, which Belle shall be liable for and shall promptly pay.

(c)	Each Party shall be solely liable to pay the corporate income tax applicable to it.

(d)	The Parties agree that the Philippine Parties shall not be liable for any gaming losses incurred by MCE Leisure or the Project over a Fiscal Period. Despite the preceding sentence, any monthly gaming losses will be treated in accordance with the methodology set out in Schedule 2.

9.08	Review of Casino operations

(a)	MCE Leisure must on or before the date forty (40) Business Days after the end of each Fiscal Period, calculate PLAI VIP Net Win and PLAI VIP EBITDA for that period and serve a notice on the Philippine Parties specifying those amounts (together with reasonable details of the calculation of each such amount).

(b)	If PLAI VIP EBITDA is less than PLAI VIP Net Win, each of Licensees agree to meet in Hong Kong (or such other location as they may agree in writing) within ten (10) Business Days of the date of the notice in Section 9.08(a) to:

(i)	discuss and review the financial performance and operations of the Project and the amounts to be retained by MCE Leisure, and paid to PLAI, in each case under this Section 9; and

(ii)	to negotiate in good faith such changes to either or both the business and operations of the Project and the formulation for the calculation of the payments contemplated by this Section 9 as they may agree.

(c)	If the Licensees are unable to reach agreement under Section 9.08(b) within ninety (90) Business Days after the date of first meeting under that Section (“Closure Date”), MCE Leisure must as soon as practicable after the Closure Date suspend the VIP Market operations at the Casino and, despite any provision in this Agreement or any other Transaction Document to the contrary, the rent payable in respect of that part of the Phase 1 Building designed primarily or exclusively for the usage of VIPs (including all areas and related facilities such as food and beverage, lounges and other similar or ancillary areas or facilities designed primarily or exclusively for usage of VIPs and/or access is reserved for the exclusive use of VIPs) will be abated for so long as the VIP Market operations at the Casino are suspended.

EXECUTION VERSION

9.09	Withholding of Taxes, Duties, Fees, Liabilities or Other Charges

(a)	If the amount payable to PLAI as provided in Section 9.02 or any other amount to be paid to PLAI pursuant to this Agreement is subject to any deductions or withholdings for any present or future taxes, duties, fees, liabilities or other charges imposed by any competent Government Authority in the Philippines or under Applicable Laws, MCE Leisure will withhold such amount and make the necessary payments to the relevant Government Authority and any amounts payable to PLAI under this Section 9.09 will be reduced accordingly.

(b)	Belle shall, in consultation with MCE Leisure, determine the rate of withholding under Applicable Laws. Belle shall indemnify MCE Leisure for any Loss suffered or incurred by MCE Leisure arising out of, or in connection with, the withholding by MCE Leisure of taxes at the rate specified by Belle.

9.010	Late Payments

Any payments due by one Party to the other and not paid on or before the applicable due date in this Agreement or on or before the due dates indicated in the relevant invoices shall accrue interest at five percent (5%) per annum on the unpaid portions, unless such payment is disputed and being resolved.

SECTION 10. INSURANCE

(a)	The Philippine Parties shall procure insurance as required under the Cooperation Agreement.

(b)	MCE Leisure shall be entitled to procure third party liability insurance for an amount of US$200,000,000 for the operation, management and maintenance of the Project, crime insurance and business interruption insurance, the costs of which shall be allowed as deductions in the calculation of the relevant Casino Gaming EBITDA as provided in Schedule 2.

SECTION 11. ACCOUNTING & FINANCE, LEGAL & COMPLIANCE

11.01	Management

The management of all finance, legal and accounting functions of MCE Leisure in relation to the Project will be the responsibility of MCE Leisure.

11.02	Costs

MCE Leisure agrees it will not charge to the Project the costs of any consultants engaged by any Affiliate of it for the purpose of preparing any consolidated audited accounts required to be prepared by that Affiliate.

SECTION 12. PROPRIETARY MARKS; INTELLECTUAL PROPERTY

12.01	Intellectual Property

(a)	All Intellectual Property (including Software as well as manuals, brochures, policies, and directives issued by MCE Leisure to the employees at the Project regarding procedures and techniques to be used in operating the Project) developed, used or created by MCE Leisure or any of its Affiliates at any time (including in the performance of its obligations under this Agreement) and used on, or in connection with, the Project shall at all times be owned by MCE Leisure.

EXECUTION VERSION

(b)	Nothing in this Agreement shall require MCE Leisure or any Affiliate to share any Intellectual Property (including any previously developed trade secrets, customer lists or databases or trademarks or trade names or other existing or future) developed by any of them with the Philippine Parties or to use any such Intellectual Property in the performance by MCE Leisure of its duties.

(c)	To the extent that MCE Leisure develops and/or utilizes unique and proprietary processes in the performance of its obligations hereunder, these shall remain the property of MCE Leisure.

12.02	Marks and Brands

The marks and brands used by MCE Leisure in the Project shall be owned by MCE Leisure and on termination of this Agreement MCE Leisure may enter into a licensing agreement for the use of such marks and brands as it may determines.

SECTION 13. OTHER COVENANTS

13.01	General obligations

The Licensees shall do all things reasonably required by MCE Leisure (including providing any information requested by a Government Authority) to assist MCE Leisure and any of its Affiliates to comply with any Applicable Law (including the Casino License) and the requirements, rules and regulations of any Government Authority.

13.02	Foreign Corrupt Practices Act Undertaking

Sections 9.01 to 9.03 (inclusive) of the Cooperation Agreement (“Foreign Corrupt Practices Act Undertaking”, “Rights of MCE Leisure” and Anti-Corruption”) shall apply and the Parties agree to be bound by the covenants and undertakings specified in those Sections as if the representations, covenants and undertakings in those Sections were repeated in this Agreement.

SECTION 14. REPRESENTATIONS AND WARRANTIES

14.01	Common Representations and Warranties

The Philippine Parties represent and warrant to the MCE Parties and MCE Leisure in respect of each Philippine Party that, except as otherwise disclosed in Philippine Parties Disclosure Letter, and the MCE Parties and MCE Leisure represent and warrant to the Philippine Parties in respect of each MCE Party and MCE Leisure (as applicable) that, except as otherwise disclosed in the MCE Disclosure Letter:

(a)	it is a corporation duly organized, validly existing and in good standing under Philippine laws, is duly qualified to do business in all jurisdictions where the ownership of its assets or the conduct of its business requires such qualification, has full legal capacity and possesses the capacity to sue or be sued in its own name, has the power to own its property and assets and carry on its business as it is now being conducted;

(b)	it has full legal right, power and authority to execute and deliver, incur the obligations provided for in, and observe the terms and conditions of, this Agreement, except for approvals as may be required to be subsequently obtained in accordance with the terms of this Agreement;

(c)	it has taken all appropriate and necessary corporate and legal action to authorize the execution, delivery and performance of this Agreement;

EXECUTION VERSION

(d)	this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with their respective terms;

(e)	its execution, delivery and performance of this Agreement does not and will not (i) violate any Applicable Law; or (ii) conflict with or result in the breach of, or result in the imposition of any Encumbrance under any agreement or instrument to it is a party or by which any of its property is bound; and

(f)	no Insolvency Event has occurred in relation to it.

14.02	Representations and Warranties of Belle

Belle represents and warrants to each of the MCE Parties and MCE Leisure that, except as otherwise disclosed in the Philippine Parties Disclosure Letter:

(a)	it has full legal right, power and authority to execute and deliver, incur the obligations provided for in, and observe the terms and conditions of this Agreement, for and on behalf of each of SMIC and PLAI, except for approvals as may be required to be subsequently obtained in accordance with the terms of this Agreement; and

(b)	each of SMIC and PLAI has taken all appropriate and necessary corporate and legal action to authorize the execution, delivery and performance of this Agreement by Belle for and on behalf of such company.

14.03	Representations and Warranties of MCE 2 Holdings

MCE 2 Holdings represents and warrants to each of the Philippine Parties that except as otherwise disclosed in the MCE Disclosure Letter:

(a)	it has full legal right, power and authority to execute and deliver, incur the obligations provided for in, and observe the terms and conditions of, this Agreement, for and on behalf of MCE Holdings except for approvals as may be required to be subsequently obtained in accordance with the terms of this Agreement; and

(b)	MCE Holdings has taken all appropriate and necessary corporate and legal action to authorize the execution, delivery and performance of this Agreement by MCE 2 Holdings for and on behalf of MCE Holdings.

14.04	Representations and Warranties

The representations and warranties in this Section 14 are given as at, and are true, complete and accurate as of, the date of this Agreement.

14.05	Reliance on Representations

Each of the representations and warranties herein is deemed to be a separate representation and warranty and each of the Philippine Parties, MCE Parties and MCE Leisure has placed complete reliance thereon in agreeing to execute this Agreement Each representation and warranty shall survive the termination of this Agreement.

14.06	Indemnity

Each Party (the “first Party”) indemnifies each other Party (the “second Party”) against any Loss suffered or incurred by the second Party as a result of the breach of any warranty given by the first Party in this Section 14.

EXECUTION VERSION

SECTION 15. POWERS AND REPRESENTATIVES

15.01	Powers of Belle under this Agreement

(a)	Each of SMIC and PLAI irrevocably appoints Belle as its agent and attorney, to the exclusion of each of SMIC and PLAI, to do anything permitted or required to be done by it under this Agreement, including:

(i)	exercise any rights or powers SMIC or PLAI may have under this Agreement (including as Licensees and Philippine Parties, and together with Belle as the Philippine Parties);

(ii)	carry out any act, approve or consent to any matter under this Agreement;

(iii)	amend, vary or waive any rights SMIC or PLAI has or may have under this Agreement;

(iv)	execute any agreement necessary or desirable under or in connection with this Agreement or the transactions contemplated by it;

(v)	accept and give notices under this Agreement;

(vi)	conduct, defend, negotiate, settle, compromise or appeal any claim under or in connection with this Agreement; and

(vii)	receive any amount owed or payable to it.

(b)	Each of SMIC and PLAI irrevocably agree:

(i)	that all acts and things done by Belle in exercising powers under this Agreement on behalf of SMIC or PLAI will be as good and valid as if they had been done by that company;

(ii)	to ratify and confirm whatever is done by Belle in exercising powers on behalf of SMIC and PLAI under this Agreement (including under Section 15.01(a)); and

(iii)	that any rights SMIC or PLAI have or may have under this Agreement (including as a Licensee, a Philippine Party and together with Belle as the Philippine Parties) may only be exercised by Belle and SMIC and PLAI will not exercise any such rights in their own name.

(c)	Belle agrees that it is liable for, and must perform and discharge, any and all obligations and liabilities of each of SMIC and PLAI under or in connection with this Agreement.

(d)	The Philippine Parties indemnifies each MCE Party and MCE Leisure from any Loss suffered or incurred by as a result of:

(i)	any breach by any of SMIC and PLAI of this Section 15.01(b); and

(ii)	the exercise by Belle of any powers under Section 15.01(a).

15.02	Powers of MCE 2 Holdings under this Agreement

(a)	MCE Holdings irrevocably appoints MCE 2 Holdings as its agent and attorney, to the exclusion of MCE Holdings, to do anything permitted or required to be done by MCE Holdings under this Agreement, including:

(i)	exercise any rights or powers MCE Holdings may have under this Agreement (including as a Licensee and MCE Party);

(ii)	carry out any act, approve or consent to any matter under this Agreement;

(iii)	amend, vary or waive any rights MCE Holdings has or may have under this Agreement;

(iv)	execute any agreement necessary or desirable under or in connection with this Agreement or the transactions contemplated by it;

EXECUTION VERSION

(v)	accept and give notices under this Agreement;

(vi)	conduct, defend, negotiate, settle, compromise or appeal any claim under or in connection with this Agreement; and

(vii)	receive any amount owed or payable to it.

(b)	MCE Holdings irrevocably agrees:

(i)	that all acts and things done by MCE 2 Holdings in exercising powers under this Agreement on behalf of MCE Holdings will be as good and valid as if they had been done by MCE Holdings;

(ii)	to ratify and confirm whatever is done by MCE 2 Holdings in exercising powers on behalf of MCE Holdings under this Agreement (including under Section 15.02(a)); and

(iii)	that any rights MCE Holdings has or may have under this Agreement (including as a Licensee and MCE Party) may only be exercised by MCE 2 Holdings and MCE Holdings will not exercise any such rights in its own name.

(c)	MCE 2 Holdings agrees that it is liable for, and must perform and discharge, any and all obligations and liabilities of MCE Holdings under or in connection with this Agreement.

(d)	The MCE Parties indemnify each Philippine Party from any Loss suffered or incurred by as a result of:

(i)	any breach by MCE Holdings of this Section 15.02(b); and

(ii)	the exercise by MCE 2 Holdings of any powers under Section 15.02(a).

SECTION 16. TERMINATION AND SUSPENSION

16.01	Termination

This Agreement may only be terminated:

(a)	by the mutual written consent of the Parties;

(b)	by MCE Leisure on written notice to the Philippine Parties, if a Philippine Party materially breaches this Agreement, and such breach is not capable of remedy, or if capable of remedy, is not remedied to the reasonable satisfaction of MCE Leisure within sixty (60) days of written notice from MCE Leisure to the breaching Philippine Party;

(c)	by a Philippine Party on written notice to MCE Leisure, if MCE Leisure materially breaches this Agreement, and such breach is not capable of remedy, or if capable of being remedied is not remedied to the reasonable satisfaction of the relevant Philippine Party within sixty (60) days of written notice from a Philippine Party to MCE Leisure, and such breach results in, or is reasonably likely to result in the Project being materially adversely affected; or

(d)	by the Philippine Parties or the MCE Parties if any of the other Transaction Documents are terminated in accordance with their terms.

16.02	Effect of Termination

If this Agreement is terminated:

(a)	the Parties shall be entitled to exercise whatever remedies they have under the Cooperation Agreement only; and

(b)	none of the Parties shall be entitled to damages or any other remedy for any Losses suffered or incurred by any other Party under this Agreement whatsoever (including arising out of, or relating to, the events giving rise to the right of termination).

EXECUTION VERSION

16.03	Suspension

The Parties agree that, if Sections 18.01(h), 18.02(c) or 18.03(d) of the Cooperation Agreement apply, the rights and obligations of the Parties under this Agreement will be suspended in accordance with those Sections.

16.04	Other

(a)	In all cases under Section 16.01, each Party must return to the relevant other Party, or destroy any records or confidential information given or disclosed to it.

(b)	Nothing in this Section 16 limits any rights a Party may have in respect of any breach of this Agreement arising prior to termination (other than in respect of that event giving rise to the right of termination).

(c)	This Section 16 survives termination of this Agreement.

SECTION 17. CONFIDENTIALITY OF INFORMATION

(a)	Each of the Philippine Parties, MCE Parties and MCE Leisure agree that it will keep this Agreement, and other documents, agreements, certificates, reports (including gaming reports), materials and papers provided or required under, or related to, this Agreement or the Project (the “Confidential Information”) confidential and will not disclose that information to any Person without the prior written consent of MCE Leisure, except on a need to know basis to:

(i)	its employees, consultants, directors, officers, agents and/or advisors; or

(ii)	its shareholders, investors, financiers, insurers and their respective advisors in connection with the Project, and such persons have been informed of and have agreed to comply with the terms of this confidentiality obligations under this Section 17.

(b)	The confidentiality obligations under Section 17(a) shall not apply to:

(i)	information which at the time of disclosure was already in the public domain;

(ii)	information properly obtained by a Party in a manner not involving any breach of confidentiality under this Agreement from a source other than the disclosing Party or its employees, director, officers, agents, shareholders, consultants, financiers, insurers, investors, and their agents, and/or advisors;

(iii)	disclosure required by Applicable Law; or

(iv)	disclosure required by any court, Government Authority or stock exchange with competent authority over any Party.

(c)	In the event of a breach of this Section 17 by a Party:

(i)	damages may be inadequate as a means of redressing any loss or damage suffered by a Party; and

(ii)	a Party is entitled to seek injunctive relief or other equitable form of relief as it considers necessary.

(d)	This Section 17 survives termination of this Agreement.

EXECUTION VERSION

SECTION 18. MISCELLANEOUS

18.01	Payments

The Parties agree that receipt by Belle of any funds or amounts owed by MCE Leisure to PLAI under this Agreement shall constitute a full discharge of MCE Leisure’s obligations in respect of the payment of the relevant amounts and MCE Leisure will not be obliged to see to or be liable for the ultimate distribution or subsequent payment of the funds so paid.

18.02	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of the Philippines.

18.03	Arbitration

(a)	If a dispute (“Dispute”) arises out of or relates to this Agreement (including any dispute as to the existence, breach or termination of this Agreement or as to any claim in tort, in equity or pursuant to any statute) a Party may only commence arbitration proceedings relating to the Dispute if the procedures set out in this Section 18.03 have been fulfilled.

(b)	A Party claiming the Dispute has arisen under or in relation to this Agreement must give written notice (“Dispute Notice”) to the other Parties to the Dispute specifying the nature of the Dispute.

(c)	On receipt of the Dispute Notice by the other Parties, all the Parties to the Dispute (“Disputing Parties”) must endeavour in good faith to resolve the Dispute expeditiously using informal dispute resolution techniques such as mediation, expert evaluation or determination or similar techniques agreed by them.

(d)	In the event that no resolution is reached under Section 18.03(c) within 30 days from the date the Dispute Notice is issued by a Party, the Dispute shall be referred to and finally resolved by arbitration in Hong Kong in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules for the time being in force, which rules are deemed to be incorporated by reference in this Section 18.03(d).

(e)	The Parties agree that the panel of arbitrators has jurisdiction to settle the issue of whether this Agreement (or any provision thereof) is void, unenforceable or ineffective.

(f)	The Hong Kong International Arbitration Centre tribunal shall consist of three arbitrators.

(g)	The arbitral proceedings shall be conducted in the English language. The arbitration proceedings shall be strictly confidential.

(h)	The arbitral award shall be final and binding upon the Parties and enforceable by any court having jurisdiction for this purpose.

(i)	By agreeing to arbitration pursuant to this Section 18.03, the Parties do not intend to deprive any court of its jurisdiction to issue an interim injunction or other interim relief in aid of the arbitration proceedings, provided that the Parties agree that they may seek only such relief as is consistent with their agreement to resolve the Dispute by way of arbitration. Without prejudice to such relief that may be granted by a national court, the arbitral tribunal shall have full authority to grant interim or provisional remedies or to order a Party to seek modification or vacation of the relief granted by a national court.

(j)	Any dispute that arises under this Agreement must be resolved in accordance with this Section 18.03.

(k)	The Parties agree that this Section 18.03 constitutes a separate and independent agreement among them and no claim that this Agreement is void, unenforceable or ineffective shall preclude submission of any dispute, controversy or claim to arbitration.

EXECUTION VERSION

18.04	Notices

(a)	All communications and notices under this Agreement shall be in writing and shall be personally delivered or transmitted via electronic mail, facsimile transmission or postage prepaid registered mail, addressed to the relevant Party at the addresses set forth below or such other address, contact details or contact persons as shall be designated by a Party in a written notice to the other Party:

SM Investments Corporation

10th Floor, One E-com Center, Mall of Asia Complex

J.W. Diokno Boulevard, Pasay City

Philippines

Attention:	Mr. Frederic DyBuncio

Senior Vice President, Portfolio

Telephone No. :	+63 2 857-8009

Facsimile No. :	+63 2 857-8009

Email Address	frederic.dybuncio@sminvestments.com

Belle Corporation

5th Floor, 2 E-com Center, Mall of Asia Complex

J.W. Diokno Boulevard, Pasay City

Philippines

Attention:	Mr. Armin B. Raquel-Santos

Deputy Head

Telephone No. :	+63 2 857-0100 local 1508

Facsimile No. :	+63 2 857-0140

Email Address :	armin.raquel-santos@sminvestments.com

PremiumLeisure and Amusement, Inc.

5th Floor, 2 E-com Center, Mall of Asia Complex

J.W. Diokno Boulevard, Pasay City

Philippines

Attention:	Mr. Armin B. Raquel-Santos

Executive Vice President

Telephone No. :	+63 2 857-0100 local 1508

Facsimile No. :	+63 2 857-0140

Email Address :	armin.raquel-santos@sminvestments.com

EXECUTION VERSION

If to MCE Holdings (Philippines) Corporation and MCE Holdings No. 2 (Philippines) Corporation

c/ - Melco Crown Entertainment Limited

Level 36, The Centrium

60 Wyndham Street, Central

Hong Kong

Attention:	Ms Stephanie Cheung

Chief Legal Officer, Melco Crown Entertainment

Telephone No.:	+852 2598 3638

Facsimile No. :	+852 2537 3618

Email Address:	scheung@melco-crown.com

If to MCE Leisure:

c/- Melco Crown Entertainment limited

Level 36, The Centrium

60 Wyndham Street, Central

Hong Kong

Attention:	Ms Stephanie Cheung

Chief Legal Officer, Melco Crown Entertainment

Telephone No.:	+852 2598 3638

Facsimile No.:	+852 2537 3618

Email Address:	scheung@melco-crown.com

or at such other address as shall be specified by like notice.

(b)	All notices shall be deemed duly given (i) on the date of receipt, if personally delivered, (ii) seven (7) days after posting, if by registered mail, or (iii) upon receipt of the written confirmation of the electronic mail or facsimile, if by electronic mail or facsimile transmission.

(c)	If a communication is given (i) after 5.00 pm in the place of receipt; or (ii) on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt, it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

(d)	All communications must be given in English.

18.05	Encumbrances

(a)	No Party shall create, permit to subsist, or suffer the existence of, any Encumbrance over, or rights in favour of any Person over, the Party’s interest in this Agreement except in the case of MCE Leisure, in connection with any financing or any loan facility to be obtained by the MCE Parties, or their Affiliates in connection with the Project (including from BDO).

(b)	The Licensees agree to do all things reasonably required by any MCE Party or MCE Leisure (including execute any document and deliver any notice) in connection with the creation by any MCE Party of any Encumbrance over this Agreement (including in favor of BDO) and the enforcement of any rights under such Encumbrance or other rights.

EXECUTION VERSION

18.06	Successors and Assigns

(a)	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(b)	The MCE Parties and MCE Leisure may assign any of their rights under this Agreement to any Person in connection with the financing or any loan facility to be obtained by the MCE Parties or any of their Affiliates in connection with the Project (including from BDO).

(c)	Except as expressly permitted under this Agreement, no Party may assign, transfer or otherwise deal with its rights under this Agreement or allow any interest in them to arise or be varied without the consent of the other Parties.

18.07	Further Assurances

The Parties agree to execute or cause to be executed such additional agreements and documents, and to take such other actions, as may be necessary to affect the purposes of this Agreement.

18.08	Modifications

Any action or agreement by the Parties to modify this Agreement, in whole or in part, shall be binding upon the Parties, so long as such modification agreement is in writing and is executed by all of the Parties with the same formality with which this Agreement was executed.

18.09	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. Each Party may execute this Agreement by signing any such counterpart.

18.010	Delay or Partial Exercise Not Waiver

No failure or delay on the part of any Party to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document. To be effective, any waiver of any right hereunder shall be in writing and be signed by a duly authorized officer or representative of the Party bound thereby.

18.011	No Agency

This Agreement shall not constitute any Party hereto as a legal representative or agent of the other, nor shall any Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other Party.

18.012	Severability

The invalidity of any Section (or portion thereof) of this Agreement shall not affect the remaining sections of this Agreement, all of which shall continue in full force and effect and shall be construed as if the invalid Section (or portion thereof) had not been inserted.

EXECUTION VERSION

18.013	Direct Expenses

Each of the Parties shall bear their own respective expenses, including, without limitation, counsel and accountants’ fees, in connection with the preparation and negotiation of this Agreement.

18.014	Force Majeure

No Party shall be liable to the other in damages or otherwise, for any failure to perform any term or condition of this Agreement on account of any event of Force Majeure beyond such Party’s control. The Party suffering any event of Force Majeure shall notify the other Party in writing as soon as possible after the occurrence of Force Majeure and shall to the extent that it is capable of doing so, use its best endeavors to remove or remedy such cause of non-performance or delay in performance hereunder.

IN WITNESS WHEREOF, the Parties have caused this Operating Agreement to be executed by their duly authorized signatories on the date and at the place first above written.

BELLE CORPORATION for itself and on behalf of SM INVESTMENTS CORPORATION and PREMIUMLEISURE AND AMUSEMENT, INC.

By:

Name
Position

MCE HOLDINGS NO 2 (PHILIPPINES) CORPORATION for itself and MCE HOLDINGS (PHILIPPINES) CORPORATION

By:

Chung, Yuk Man
Director

MCE LEISURE (PHILIPPINES) CORPORATION

By:

Name
Position

Schedule 1

Defined Terms

“Aggregate Payment Amount” has the meaning given to that term in Section 9.05(b)(i).

“Agreement” means this Operating Agreement.

“Annual Operating Budget” has the meaning as set forth in Section 8.01(c)(i).

“Bad Debt Expense” means the net movement in the provision for gaming bad debts reflected in the profit and loss statement including debt write-offs and discounts, and credit collection costs.

“Benefit Plans” has the meaning as set forth in Section 7.02(b).

“Capital Improvement Budget” has the meaning as set forth in Section 8.01(c)(ii).

“Client Database” has the meaning as set forth in Section 3.07(a).

“Commissions and Incentives” means all commissions and incentives paid or provided by Leisure to market and attract VIP Gaming Business; and includes but is not limited to all roll commissions, rebate and revenue share payments, complimentary services and goods, airfares and transportation that are directly related to VIP gaming activities.

“Confidential Information” has the meaning as set forth in Section 17.

“Contract(s)” has the meaning as set forth in Section 3.05(a).

“Cooperation Agreement” has the meaning as set forth in Recital B.

“Dispute” has the meaning as set forth in Section 18.03(a).

“Dispute Notice” has the meaning as set forth in Section 18.03(b).

“Disputing Parties” has the meaning as set forth in Section 18.03(c).

“FF&E” has the meaning as set forth in Section 6.01(a)(i).

“Financial Payment Amount” has the meaning given to that term in Section 9.05(a).

“Fiscal Period” means:

(a)	the period commencing on the Opening and ending on 31 December of the second calendar year after the calendar year in which the Opening occurs, unless Opening occurs on or before 31 March of any calendar year, in which case it ends on 31 December of the first year calendar year after the calendar year in which the Opening occurs; and

(b)	each subsequent 24 month period ending on 31 December.

“Fiscal Year” means the twelve (12)-month calendar year ending December 31, except that the first Fiscal Year and last Fiscal Year of the term of this Agreement may not be full calendar years.

“Force Majeure” means any act of God (including adverse weather conditions); act of the government at any level in its sovereign capacity; war; civil disturbance, riot or mob violence; terrorism; earthquake, flood, fire or other casualty; epidemic; quarantine restriction; labor strikes or lock out; freight embargo; civil disturbance; or similar causes beyond the reasonable control of a Party.

“IFRS” means the International Financial Reporting Standards.

“Intellectual Property” includes copyright (and future copyright), trademark, trade names, software, design, patent, semiconductor and circuit layout rights, rights in respect of trade secrets and other confidential information, and all other rights generally falling within the scope of the term “intellectual property”, whether registered or unregistered and whether registrable or not.

“Inventories” means “Inventories” as defined in International Accounting Standard (IAS) 2 “Inventories” as amended from time to time.

“MCE Group” means Melco Crown Entertainment Limited and each of its Affiliates from time to time.

“Software” means the software and systems used by MCE Leisure to provide its services under this Agreement, in particular the operating systems developed, licensed, accessed or used by MCE Leisure or any of its Affiliates, including any and all configurations, modifications, developments, adaptation or derivatives of the relevant software, as well as user manuals, brochures, literatures and technical and specification documents containing or relating to the Software.

“Suspension Period” has the meaning as set forth in Section 2.02(b).

“Technical and Pre-Operating Budget” has the meaning as set forth in Section 8.01(b).

“Term” has the meaning as set forth in Section 2.02(a).

“VIPs” means a patron playing table games in the VIP Market areas.

“Working Capital” shall include all cage cash (gaming), opening cash balance (non gaming), Inventories, change and petty cash funds, operating bank accounts, receivables, prepaid expenses and deposits.

Schedule 2

Formula for Sharing

Part A. Calculation of Monthly Mass Payment

1.	Monthly Mass Payment

The Licensees agree that the Monthly Mass Payment shall be determined by MCE Leisure in accordance with Part A of this Schedule 2.

2.	Calculation of Monthly Mass Payment

The Licensees agree that the Monthly Mass Payment shall be the higher of PLAI NW and PLAI MM EBIDTA (as defined below).

MCE Leisure must calculate the Monthly Mass Payment each complete calendar month after Opening and pay that amount to PLAI in accordance with Section 9.04(a) (if applicable).

The Licensees agree that if, for any reason, the Monthly Mass Payment is a negative amount, the Monthly Mass Payment for the relevant calendar month will be deemed to be nil.

3.	Timing

MCE Leisure must calculate the Monthly Mass Payment on or before the date twenty (20) Business Days after the end of the calendar month to which the Monthly Mass Payment relates.

4.	Determination of PLAI NW and PLAI MM EBIDTA

MCE Leisure must calculate PLAI NW and PLAI MM EBIDTA, based on the financial performance of the Casino for the relevant month, and in accordance with the methodology in the table in item 5 of this Part A and the principles in Part D of this Schedule 2.

5.	Method of calculation

MCE Leisure shall calculate PLAI NW and PLAI MM EBIDTA by applying the methodology in the following table:

Computation (per calendar month or part of)

Mass Market Gross Win

less the PAGCOR License Fee (Mass Market)

=====================

Mass Market Net Win	15% of Mass Market Net Win (PLAI NW)

less Management Allowance (2%) (Mass Market)

=====================

Mass Market Net Win after Management Allowance (Mass Market)

less Mass Market Casino Operating Expenses

======================

Mass Market Casino Gaming EBITDA

less Deductible (7%) (Mass Market)

=======================

Mass Market Casino Gaming EBITDA after Deductible (Mass Market)	50% of Mass Market Casino Gaming EBITDA after Deductible (Mass Market) (PLAI MM EDBITA)

Part B. Calculation of Monthly VIP Payment

1.	Monthly VIP Payment

The Licensees agree that the Monthly VIP Payment shall be determined by MCE Leisure in accordance with Part B of this Schedule 2.

2.	Calculation of Monthly VIP Payment

MCE Leisure must calculate the Monthly VIP Payment each complete calendar month after Opening.

The Licensees agree that if the amount of the Monthly VIP Payment is a negative amount, the Monthly VIP Payment for the relevant calendar month will be deemed to be nil.

3.	Timing

MCE Leisure must calculate the Monthly VIP Payment on or before the date twenty (20) Business Days after the end of the calendar month to which the Monthly VIP Payment relates.

4.	Calculation of Monthly VIP Payment

MCE Leisure must calculate the Monthly VIP Payment in accordance with the following formula:

V = A – B

Where

V is the Monthly VIP Payment.

A is the higher of PLAI VIP NW and PLAI VIP EBITDA for the relevant month in each case calculated in accordance with Part B of this Schedule 2.

B is the sum of the Monthly VIP Payments made during the relevant Fiscal Period to date.

5.	PLAI VIP NW and PLAI VIP EBITDA

MCE Leisure must determine PLAI VIP NW and PLAI VIP EBIDTA in each case in accordance with the methodology in the table in item 6 of Part B of and the principles in Part D of this Schedule 2 and based on the financial performance of the Casino for period commencing on the first day of the relevant Fiscal Period and ending on the last day of the calendar month prior to the date of calculation.

6.	Method of calculation of PLAI VIP NW and PLAI VIP EBIDTA

MCE Leisure shall calculate PLAI VIP NW and PLAI VIP EBIDTA by applying the methodology in the following table:

Computation (for the relevant part of the Fiscal Period)

VIP Market Gross Win

less PAGCOR License Fee (VIP)

Less Commissions and Incentives and VIP Bad Debt Expenses

=====================

VIP Net Win	2% of VIP Net Win (PLAI VIP NW)

less Management Allowance (2%) (VIP)

=====================

VIP Net Win after Management Allowance

less VIP Operating Expenses

======================

VIP Casino Gaming EBITDA

less Deductible (7%) (VIP)

=======================

VIP Casino Gaming EBITDA after Deductible (VIP)	50% of VIP Casino Gaming EBITDA after Deductible (VIP) (PLAI VIP EBITDA)

Part C. Calculation of VIP True Up Payment

1.	VIP True Up Payment

The Licensees agree that the VIP True Up Payment shall be determined by MCE Leisure in accordance with Part C of this Schedule 2.

2.	Calculation of VIP True Up Payment

MCE Leisure must determine the VIP True Up Payment, in respect of each Fiscal Period, on or before the date forty (40) Business Days after the end of the relevant Fiscal Period.

3.	Calculation of VIP True Up Payment

MCE Leisure must calculate the Monthly VIP Payment in accordance with the following formula:

V = A – B

Where

V is the VIP True Up Payment.

A is the higher of 5% of VIP Net Win and PLAI VIP EBITDA for the relevant Fiscal Period.

B is the sum of the Monthly VIP Payments made during the relevant Fiscal Period.

4.	PLAI VIP NW and PLAI VIP EBITDA

MCE Leisure must determine VIP Net Win and PLAI VIP EBIDTA in each case in accordance with the methodology in the table in item 6 of Part B and the principles in Part D of this Schedule 2 and based on the financial performance of the Casino for the relevant Fiscal Period

5.	VIP True Up Payment is Negative

If the VIP True Up Payment is negative, the amount of the VIP True Up Payment may be deducted by MCE Leisure from any Monthly VIP Payments to be made in respect of the following Fiscal Period.

6.	Termination

If the Operating Agreement is terminated, any prepaid VIP profit share maybe offset from any other amounts owed by the MCE Parties to PLAI or its Affiliates, including but not limited to the Mass Market Profit Share or Belle Lease.

Part D. Principles and Other Matters

1.	Principles

In determining each of the amounts required to be calculated under the tables in Parts A and B of this Schedule 2 MCE Leisure shall apply the principles set out in Part D of this Schedule 2.

The Mass Market Gross Win shall be calculated to be the amount of Gross Win attributable to the Mass Market.

The Gross Win shall be the amount of wagers won net of wagers lost that is retained and recorded as casino revenue plus or minus the amount of any jackpot decrement or increment for the relevant period.

PAGCOR License Fees will be determined by MCE Leisure in accordance with the Casino License.

The PAGCOR License Fee (Mass Market) shall be determined by MCE Leisure to be the amount of the PAGCOR License Fee attributable to the Mass Market.

The PAGCOR License Fee (VIP) shall be determined by MCE Leisure to be the amount of the PAGCOR License Fee attributable to the VIP Market.

The Mass Market shall be (i) the table game operations conducted on the public mass gaming floors and (ii) the slot machines operations, in each case in the Casino.

The Management Allowance shall be the amount equal to two percent (2%) Mass Market Net Win and VIP Net Win.

The Deductible shall be the amount equal to seven percent (7%) of Mass Market Casino Gaming EBITDA and VIP Casino Gaming EBITDA.

The Mass Market Casino Operating Expenses shall be the sum of all Mass Market Direct Expenses, plus an allocation of General Casino Expenses plus an allocation of Property Overheads (including such costs incurred prior to Opening). The process for determining the relevant allocation of Property Overheads to Mass Market Casino Operating Expenses is set out in this Part D of Schedule 2 below.

The Mass Market Direct Expenses shall be all operating costs and expenses incurred that are directly identifiable with the Mass Market business. Such directly identifiable costs include direct promotional, entertainment, marketing and sales costs and allowances; salaries and wages and employee benefits; a gaming replacement reserve equal to 5% of Mass Market revenue; patron transportation costs; costs for the operation, maintenance and control of the Mass Market gaming business; legal, regulatory and licensing costs of Mass Market; and other expenses directly related to the Mass Market business, but excluding rent under the Belle Lease, interest income, interest expense, depreciation and amortization expenses, real estate and income taxes if any, and VIP Operating Expenses and Non-Gaming Expenses.

The VIP Market Gross Win shall be calculated to be the amount of Gross Win attributable to the VIP Market.

The VIP Market shall be the table game operations conducted in private gaming areas for VIPs utilizing Rolling Chip Programs or other incentive Programs.

The VIP Operating Expenses shall be all VIP Direct Expenses, plus allocation of General Casino Expenses, plus an allocation of Property Overheads (including such costs incurred prior to Opening). The process for determining the relevant allocation of Property Overheads to VIP Operating Expenses is set out in this Part D of Schedule 2 below.

The VIP Direct Expenses shall be operating costs and expenses that are incurred directly in relation to the VIP Market business. Such direct identifiable costs include salaries and wages and employee benefits; marketing, entertainment, promotional and other sales costs excluding Commissions and Incentives; costs for the operations, maintenance and control of the VIP gaming business; a gaming replacement reserve equal to 2% of VIP Market revenue; legal, regulatory and licensing costs of VIP Market; and other expenses directly related to the VIP gaming business, but excluding rent under the Belle Lease, interest income, interest expense, depreciation and amortization expenses, real estate and income taxes if any, and Mass Market Operating Expenses and Non-Gaming Expenses.

The General Casino Expenses shall be those directly identifiable casino operating costs and expenses that are incurred for the benefit of both Mass Market and VIP Market and other Casino activities not directly identifiable to Mass Market or VIP Market. Such directly identifiable costs include direct and indirect incremental costs of operating general casino departments, executive and senior management oversight of the casino areas, marketing the overall casino areas, costs of compliance with Casino agreements and laws and regulations, performing gaming audits and internal control reviews, maintaining assets for the benefit of the overall casino areas, costs for the general operation, maintenance and control of the overall casino common areas, other casino regulatory and licensing costs; and other general casino expenses but excluding rent under the Belle Lease, interest income, interest expense, depreciation and amortization expenses, real estate and income taxes if any.

General Casino Expense Allocation Process - General Casino Expenses will be allocated to Mass Market and VIP Market in proportion to Mass Market Revenue and Theoretical VIP Market Revenue respectively or in proportion to the applicable driver of the expense if relevant, in the month the expense is incurred.

The Property Overheads are those operating costs and expenses directly identifiable to common areas and shared and centralized services that are necessary to operate the integrated resort that are not directly identifiable to Gaming or Non-Gaming. Such directly identifiable costs include but are not limited to the costs listed in the table below.

Property Overhead Allocation Process - Property overheads will be allocated between Mass Market, VIP Market and non-gaming business segments on a basis that is fair and reasonable that takes into account where feasible the relative proportion of use, whether time, effort or other driver determining usage and services devoted to those business segments. The table below illustrates an example of the methodology for allocating the costs. The allocation methods will be determined monthly based on actual results of the month.

Cost	Example of an Appropriate Allocation Method

Executive management and administration and general offsite storage and administration rental costs.	% of total revenue with VIP included at Theoretical VIP Market Revenue

General marketing and sales	% of total revenue with VIP included at Theoretical VIP Market Revenue

Common area security and cleaning costs	% of total revenue with VIP included at Theoretical VIP Market Revenue

Employee services costs such as Human Resources, wardrobe	% of direct employees

Other Support services such as finance, IT, legal, call centre, Supply Chain	% of total revenue with VIP included at Theoretical VIP Market Revenue

Audit and general consultant and advisory fees	% of total revenue with VIP included at Theoretical VIP Market Revenue

Engineering and common area maintenance and utilities	In proportion to direct usage

Insurance	% of total revenue with VIP included at Theoretical VIP Market Revenue

Corporate services	% of total revenue with VIP included at Theoretical VIP Market Revenue

Theoretical VIP Market Revenue equals VIP Roll multiplied by 2.8% as amended from time to time.

Non-Gaming Expenses means all operating costs and expenses directly identifiable to Non Gaming including hotel, food and beverage and non-gaming departments and the allocation of Property Overheads to the Non-Gaming.

VIP Roll is the amount of Non-Negotiable Chips wagered and lost.

Non-Negotiable Chips are promotional casino chips that are used to track the amount wagered and are not exchangeable for cash.

Rolling Chip Programs are Programs under which commission and other incentives are based on the amount of VIP Roll.

Programs refer to arrangements whereby Casino patrons are provided commissions and/or other incentives as a reward for their gaming play.

Mass Market Revenue is revenue generated from the Mass Market business.

Gaming means Mass Market, VIP Market and other support casino operations.

Non Gaming means all revenue generated from operations of the Casino other than Gaming.

Exhibit C

[Not used]

58

Exhibit D

Belle Undertaking

59

UNDERTAKING AGREEMENT

This Undertaking Agreement (“Undertaking”), is made and entered into this [—], day at [—], Philippines, and effective upon its execution, by and between:

(1)

BELLE CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines, with office address at the 5th Floor, 2 E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila (“Belle”);

(2)	MCE LEISURE (PHILIPPINES) CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines, with office address c/o 21st Floor Philamlife Tower, Paseo de Roxas, Makati, Metro Manila, Philippines for itself and on behalf of the MCE Group (“MCE Leisure”);

(Each, a “Party”, and together, the “Parties”).

RECITALS

(A)	The Philippine Parties are the named licensees under the Casino License issued by PAGCOR.

(B)	Belle and MCE Leisure (among others) entered into a closing arrangement agreement dated [#insert#] (“Closing Arrangement Agreement”).

(C)	Under Section 3.03(a) (ix) of the Closing Arrangement Agreement, Belle has agreed to execute a written undertaking in favor of the MCE Group on the terms set out in this Undertaking.

NOW, THEREFORE, the Parties agree and bind themselves as follows:

SECTION 1. DEFINITIONS

Unless otherwise specifically defined herein, capitalized terms shall have the meanings ascribed to them under the Closing Arrangement Agreement.

SECTION 2. UNDERTAKING

Belle undertakes to each MCE Group Company that (except to the extent that any of the MCE Parties have expressly agreed under the Cooperation Agreement to undertake any of the following obligations and undertakings to the exclusion of Belle), it will:

(a)	comply with the PAGCOR Development Guidelines or any amendment thereto in relation to the design and construction of the Phase 1 Building as a hotel and casino complex;

(b)	conduct and complete the site survey report prescribed under Article II, Section 2 of the Provisional License when required by PAGCOR and provide a copy of that report promptly to the MCE Parties; and

(c)	comply with the provisions of the Casino License, and particularly, without limitation, Article II Section 4 (Master Development Plan), Article II Section 6 (Project Costs and Implementation Plan and Detailed Schedule of Work), Article II Section 7 (Architects and Consultants), Article II Section 8 (Contractors), Article II Section 9 (Material Change in Master Development Plan and/or PIP), Article III Section 1 (Escrow Account), Article III Section 2 (Performance Assurance), Article V (Casino License) and Article VIII (Insurance).

SECTION 3. MISCELLANEOUS

3.01	MCE Group

(a)	The Parties agree that MCE Leisure, holds the benefit of any promises under this Undertaking on behalf of, and for the benefit of, the MCE Group (other than MCE Leisure) and may enforce this Undertaking on behalf of those Persons.

(b)	Nothing is this Undertaking imposes any liability or obligation on any company in the MCE Group except for MCE Leisure.

3.02	Non-Waiver

The failure of any Party to insist upon a strict performance of any of the terms, conditions and covenants hereof shall not be deemed a relinquishment or waiver of such terms, conditions or covenants, granted to such Party, nor shall it be construed as a condonation of any subsequent breach or default of the terms, conditions and covenants hereof, which terms, conditions and covenants shall continue to be in full force and effect.

Nothing in this Undertaking limits any of the rights of any MCE Group Company under the Closing Arrangement Agreement, any of the Transaction Agreements, or any of the Ancillary Documents.

3.03	Governing Law

This Undertaking shall be construed, interpreted and governed by the laws of the Philippines.

3.04	Entire Agreement

This Undertaking constitutes the complete understanding between the parties with respect to the subject matter hereof and supersedes any prior expression of intent, representation or warranty with respect to this transaction. This Undertaking may be amended but only with an instrument in writing signed by the parties.

3.05	Binding Effect

All the terms, covenants, conditions and provisions of this Undertaking shall be binding and enforceable upon the parties and their successors-in-interest and assigns.

3.06	Severability

If any one or more of the provisions of this Undertaking is declared invalid or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

3.07	Counterparts

This Undertaking may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original and all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the Parties have caused this Undertaking Agreement to be executed by their duly authorized signatories on the date and at the place first above written.

BELLE CORPORATION	MCE LEISURE (PHILIPPINES) CORPORATION

By:	By:

Signed in the presence of:

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)
)	S.S.

BEFORE ME, this [—] at [—], personally appeared:

Name	Competent Evidence of Identity	Date/Place of Issuance
BELLE CORPORATION Represented by: [—]
MCE LEISURE (PHILIPPINES) CORPORATION Represented by: [—]

known to me and to me known to be the same persons who executed the foregoing Undertaking Agreement consisting of {—] pages, including this page, and who acknowledged to me that the same is such persons true and voluntary act and deed and that of the principals represented.

WITNESS MY HAND AND SEAL at the date and place herein abovementioned.

Doc. No.     ;

Page No.     ;

Book No.     ;

Series of 2012.

Exhibit E

[Not used]

60

Exhibit F

Form of Undertaking on the Belle Lease

61

UNDERTAKING AGREEMENT

(in relation to the ABLGI Lease Agreements)

This Undertaking Agreement (the “Undertaking”), is made and entered into this [—], day at [—], Philippines, and effective upon its execution, by and between:

(1)

BELLE CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines, with office address at the 5th Floor, 2 E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila (“Belle”);

(2)	MCE LEISURE (PHILIPPINES) CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines, with principal office at [—] (“MCE Leisure”);

(Each, a “Party”, and together, the “Parties”).

RECITALS

(A)	Belle has entered into certain lease agreements with AB Leisure Global, Inc. (“ABLGI”) as lessee and Leisure & Resorts World Corporation (“LRWC”) as guarantor in respect of the Land and the Building Structures, namely the “Lease Agreement” and “Contract of Lease” both dated 14 January 2011 (the “ABLGI Lease Agreements”).

(B)	Belle and MCE Leisure (among others) entered into a closing arrangement agreement dated 25 October 2012 (“Closing Arrangement Agreement”).

(c)	Under section 3.03(a)(xi) of the Closing Arrangement Agreement, Belle has agreed to execute a written undertaking on the terms set out in this Undertaking.

NOW, THEREFORE, the Parties agree and bind themselves as follows:

SECTION 1. DEFINITIONS

Unless otherwise specifically defined herein, capitalized terms shall have the meanings ascribed to them under the Closing Arrangement Agreement.

1

SECTION 2. UNDERTAKING

2.01	Waiver

Belle undertakes that neither MCE Leisure or any of its Affiliates are required to pay any penalties, charges or fees due and owing to any person as a result of or in relation to any default, whether or not an actual declaration of default has been made by the Philippine Parties and/or by ABLGI under the ABLGI Lease Agreements, including without limitation non-payment or delay in payment of lease rentals under the said agreements, fees for common usage service area, and any security deposit or advance rental forfeited by ABLGI.

2.02	Free and Harmless

Belle shall hold MCE Leisure and its Affiliates free and harmless from any and all actions, claims, charges, or demands by ABLGI and/or LRWC in relation to the ABLGI Lease Agreements. Belle hereby covenants not to bring any suit, action or proceedings or make any demand or claim against MCE Leisure and its Affiliates of any liabilities and obligations whatsoever under the ABLGI Lease Agreements (whether actual or contingent).

SECTION 3. PARTIES’ ADDITIONAL COVENANTS

3.01	Assignment

MCE Leisure may assign or transfer its rights under this Undertaking, in whole or in part, to any of person in connection with the financing or any loan facility to be obtained by the MCE Parties or any of their Affiliates in connection with the Project (including from BDO Unibank, Inc)

3.02	Non-Waiver

The failure of any Party to insist upon a strict performance of any of the terms, conditions and covenants hereof shall not be deemed a relinquishment or waiver of such terms, conditions or covenants, granted to such Party, nor shall it be construed as a condonation of any subsequent breach or default of the terms, conditions and covenants hereof, which terms, conditions and covenants shall continue to be in full force and effect.

3.03	Governing Law

This Undertaking shall be construed, interpreted and governed by the laws of the Philippines.

3.04	Entire Agreement

This Undertaking constitutes the complete understanding between the parties with respect to the subject matter hereof and supersedes any prior expression of intent, representation or warranty with respect to this transaction. This Undertaking may be amended but only with an instrument in writing signed by the parties.

2

3.05	Binding Effect

All the terms, covenants, conditions and provisions of this Undertaking shall be binding and enforceable upon the parties and their successors-in-interest and assigns.

3.06	Severability

If any one or more of the provisions of this Undertaking is declared invalid or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

3.07	Counterparts

This Undertaking may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original and all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the Parties have caused this Undertaking Agreement to be executed by their duly authorized signatories on the date and at the place first above written.

BELLE CORPORATION Lessor	MCE LEISURE (PHILIPPINES) CORPORATION Lessee

By:	By:

SIGNED IN THE PRESENCE OF:

3

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)
)	S.S.

BEFORE ME, this [—] at [—], personally appeared:

Name	Competent Evidence of Identity	Date/Place of Issuance
BELLE CORPORATION Represented by: [—]
MCE LEISURE (PHILIPPINES) CORPORATION Represented by: [—]

known to me and to me known to be the same persons who executed the foregoing Undertaking Agreement consisting of {—] pages, including this page, and who acknowledged to me that the same is such persons true and voluntary act and deed and that of the principals represented.

WITNESS MY HAND AND SEAL at the date and place herein abovementioned.

Doc. No.     ;

Page No.     ;

Book No.     ;

Series of 2012.

4

Exhibit G

[Not used]

62

Exhibit H

Form of Closing Certificate - Philippine Parties

Date:	[Closing Date]

To:	MCE LEISURE (PHILIPPINES) CORPORATION

Ladies and Gentlemen:

Reference is hereby made to the Closing Arrangement Agreement dated [—] (the “Agreement”) SM Investments Corporation for itself and on behalf of the SM Group (“SM”), Belle Corporation (“Belle”), PremiumLeisure and Amusement, Inc. (“PLAI”), and MCE Leisure (Philippines) Corporation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

We certify to you that as of the date hereof:

1.	No Material Adverse Change to [SM/Belle/PLAI] has occurred.

2.	All the representations and warranties of [SM/Belle/PLAI] contained in Section 4.01 and 4.02 of the Agreement, remain true, complete, accurate and not misleading in any material respects, and at all times between the date of the Agreement and today.

3.	The MCE Parties have complied in all material respects with the covenants, agreements and obligations required to be performed by them under this Agreement at or prior to Closing.

4.	All applicable conditions for Closing required under Section 3.02(a) and 3.02(b) of the Agreement have been fulfilled, and all documents delivered pursuant to Section 3.03(a) continue to be in full force and effect.

[SM INVESTMENTS CORPORATION (FOR ITSELF AND ON BEHALF OF THE SM GROUP) BELLE CORPORATION PREMIUMLEISURE AND AMUSEMENT, INC.]

By:

Name:
Position:

63

Exhibit I

Form of FCPA Certificate

64

FCPA Certificate

In consideration of the MCE Parties agreeing to enter into the Cooperation Agreement with the Philippine Parties on 25 October 2012 (“Cooperation Agreement”), without limiting clauses 9.01 to 9.06 of the Cooperation Agreement, I, the undersigned, being an authorized signatory of each of the Philippine Parties certify for and on behalf of each Philippine Party that:

1.	I have read and understand clauses 9.01 to 9.06 of the Cooperation Agreement, in which each Philippine Party agrees to conduct its business in compliance with Applicable Laws, including those relating to anti-corruption, anti-bribery, anti-money-laundering and sanctions;

2.	I am familiar with clauses 9.01 to 9.06 of the Cooperation Agreement and in particular, the prohibition against any payment gift, offer, promise, or authorization of any payment of money or anything of value to any official, directly or indirectly through a third party intermediary;

3.	At no time during the subsistence of the Cooperation Agreement or any Transaction Document will any Philippine Party or any person acting for or on behalf of any Philippine Party:

(a)	pay any bribe; or

(b)	take any action that would create any liability for any of the MCE Parties or constitute a breach of clause 9 of the Cooperation Agreement or any Applicable Laws by any MCE Party;

4.	each Philippine Party understands that if it has violated any of these commitments, the MCE Parties may terminate the Cooperation Agreement; and

5.	I certify that if any Philippine Party receives or learns of any request for a payment falling within paragraphs 2 and 3 above, the Philippines Parties will immediately report that to the MCE Parties.

Capitalized terms defined herein shall have the same meanings defined in the Cooperation Agreement.

Signed on this      day of

Signed for and on behalf of [#each of the Philippine Parties#] in the presence of

Signature of authorized signatory

Name of authorized signatory (print)

Exhibit J

Form of Closing Certificate – MCE Leisure

Date:	[Closing Date]

To:	SM INVESTMENTS CORPORATION BELLE CORPORATION PREMIUMLEISURE AND AMUSEMENT, INC.

Ladies and Gentlemen:

Reference is hereby made to the Closing Arrangement Agreement dated [—] (the “Agreement”) SM Investments Corporation for itself and on behalf of the other corporations of the SM Group, Belle Corporation, PremiumLeisure and Amusement, Inc., and MCE Group. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

MCE Group hereby certifies to you that as of the date hereof:

1.	No Material Adverse Change to MCE Group has occurred.

2.	All the representations and warranties of MCE Group contained in Section 4.01 and 4.03 of the Agreement, remain true, complete, accurate and not misleading in any material respects, and at all times between the date of the Agreement and today.

3.	The Philippine Parties and the SM Subsidiaries have complied in all material respects with the covenants, agreements and obligations required to be performed by them under this Agreement at or prior to Closing.

4.	All applicable conditions for Closing required under Section 3.02(a) and 3.02(b)(xv) of the Agreement have been fulfilled, and all documents delivered pursuant to Section 3.03(b) continue to be in full force and effect.

MCE LEISURE (PHILIPPINES) CORPORATION (FOR ITSELF AND ON BEHALF OF MCE HOLDINGS (PHILIPPINES) CORPORATION AND MCE HOLDINGS NO. 2 (PHILIPPINES) CORPORATION)

By:

Name:
Position:

65

Exhibit K

[Not used]

66

Exhibit L

SSS Undertaking

67

Private & Confidential

[#insert date]

Attention: [    ]

Social Security System

SSS Building, East Avenue

Quezon City

Metro Manila

Philippines

Dear [#insert#]

Acknowledgement of sublease

We refer to the Lease Agreement between the Social Security System (“SSS”) and Belle Corporation (“Belle”) dated 26 April 2010 as amended by the Amendment to Contract of Lease dated 14 May 2012 (“Head Lease”) for the lease by SSS to Belle of 3 parcels of land (“SSS Land”) situated at the Aseana Business Park, Paranaque City. As you know, MCE Leisure (Philippines) Corporation (“MCE”) is considering entering into a sublease with Belle of the SSS Land (“Sublease”).

To give MCE and Belle some comfort in relation to their entry into the Sublease, please confirm that SSS acknowledges MCE’s entry into the Sublease and agrees that:

(1)	SSS will comply with its obligations under the Head Lease;

(2)	SSS will not do anything that might affect any of MCE’s rights under the Sublease, including doing anything that might result in a breach of the Head Lease;

(3)	if Belle is in breach of the Head Lease, MCE or MCE’s nominee may step into the Head Lease and exercise any of Belle’s rights under the Head Lease as if they were given in favour of MCE;

(4)	the SSS Land will form part of an integrated casino, hotel, retail and entertainment complex;

(5)	Belle is not, as of the date of this letter, in breach of the Head Lease, and there are no circumstances which might give rise to any such breach; and

(6)	the Sublease can be registered on SSS’ Certificate of Title in respect of the SSS Land.

Executed by MCE Leisure (Philippines) Corporation

Signature of authorised person:

Name of authorised person:

Executed by Belle Corporation

Signature of authorised person:

Name of authorised person:

******

By signing this letter, SSS agrees to the matters outlined above.

Executed by Social Security System

Signature of authorised person:

Name of authorised person:

2

Exhibit M

Part A - ABLGI Form of the Waiver, Discharge and Quitclaim

Part B - PHP Form of the Waiver, Discharge and Quitclaim

68

Exhibit M

Part A

RELEASE, WAIVER, DISCHARGE AND QUITCLAIM

KNOW ALL MEN BY THESE PRESENTS:

AB LEISURE GLOBAL, INC., a company incorporated in the Philippines, whose principal address is at the 26th F, West Tower, Philippine Stock Exchange Centre, Exchange Road, Ortigas Center, Pasig City, Metro Manila, Philippines (“ABLGI”) and LEISURE & RESORT WORLD CORPORATION, a company incorporated in the Philippines whose principal address is at 26th F, West Tower, Philippine Stock Exchange Centre, Exchange Road, Ortigas Center, Pasig City, Metro Manila, Philippines (“LRWC”), on behalf of themselves, their respective successors and assigns and their subsidiaries (collectively the “Releasing Parties”) in consideration of the acts and transactions contemplated herein, hereby unconditionally and irrevocably waive, release and discharge each of the persons set out in Annex A (collectively, the “Released Parties”) from any and all claims, charges, liens, demands, causes of actions, obligations, damages and liabilities, known or unknown, suspected or unsuspected (each, a “Claim”), that any of the Releasing Parties had, now has, or may have against the Released Parties including but not limited to:

(1)	arising out of, in relation to, or in connection with the following agreements (including the termination of any such agreements):

(a)	Memorandum of Agreement by and between PLAI (as defined below) and ABLGI dated January 14, 2011;

(b)	Operating Agreement by and between PLAI and ABLGI dated January 14, 2011;

(c)	Supplemental Agreement by and between PLAI and ABLGI dated January 14, 2011;

(d)	Building Lease Agreement by and between Belle (as defined below), ABLGI, LRWC and PLAI dated January 14, 2011; and

(e)	Land Lease Agreement by and between Belle, ABLGI, LRWC and Belle Bay City Corporation dated January 14, 2011;

(each of the agreements in Section 1, an “ABLGI Agreement” and collectively, the “ABLGI Agreements”);

(2)	in relation to the construction, fit out, lease and development, operations, management and maintenance of casino, hotel, retail and entertainment complex (and associated businesses) at Aseana Boulevard, Macapagal Avenue, Paranaque City, Philippines (“Project”);

(3)	in relation to the Certificate of Affiliation and Provisional License dated December 12, 2008 and identified as PAGCOR Provisional Casino License No. CA/License Reg. No. 08-003 issued by PAGCOR for the Project as amended from time to time;

(4)	the inclusion of MCE Leisure, MCE Holdings and MCE Holdings No 2 (in each case as defined below) as members of the New Consortium (defined below) and MCE Leisure or any MCE Designated Entity as operator of the Project; and

(5)	arising out of, in relation to, or in connection with, any other document, agreement, arrangement, understanding, act, transaction, matter or thing referred to in, contemplated by, or incidental or ancillary to, the paragraphs (1) to (4).

ABLGI and LRWC, for themselves and on behalf of each of the other Releasing Parties, represent and confirm that other than the ABLGI Agreements and the Memorandum of Agreement dated July 5, 2012 by and among Belle Corporation, PremiumLeisure and Amusement, Inc., ABLGI and LRWC, that there are no other arrangements, agreements, contracts, commitments, documents, whether oral or written, between the Releasing Parties and the Released Parties.

ABLGI and LRWC, for themselves and on behalf of each of the other Releasing Parties agree that that they do not have, and will not make a Claim, against any of the Released Parties in respect of any of the matters set out in paragraphs (1) to (5) above.

For the purposes of implementing a full and complete release, ABLGI and LRWC understand and agree that this document is intended to include all Claims, if any, which any of the Releasing Parties may have and which such Releasing Party does not now know or suspect to exist in its favour against the Releasing Parties and this document extinguishes those Claims. Accordingly, ABLGI and LRWC expressly waive all rights under any statue in any applicable jurisdiction prohibiting or restricting the waiver of unknown Claims.

ALBGI and LRWC agree that in the event that at any time after the date of this document any further action is necessary or desirable to carry out the purposes of this document, they will take such further actions, and will procure such actions are taken, (including the execution and delivery of such further documents or amendments thereto) as the Released Parties may request.

ABLGI and LRWC expressly agree that the Released Parties may plead this document as an absolute bar in any court of law, arbitral tribunal or otherwise in response to any proceedings or Claim whatsoever brought by any party arising out of or in relation to any of the matters referred to or contained in this document.

ABLGI and LRWC irrevocably confirm that they each have the full legal right, power and authority to enter into, execute and deliver this document for themselves and on behalf of their respective Releasing Parties.

This Release, Waiver, Discharge and Quitclaim shall be governed by the laws of the Republic of the Philippines.

Executed this [—] day of [—] 2012 at [—] City, Philippines.

For and on behalf:

AB LEISURE GLOBAL, INC.,

Name:

Position:

For and on behalf:

LEISURE & RESORT WORLD CORPORATION.,

Name:

Position:

SIGNED IN THE PRESENCE OF:

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)

                                                            )S.S.

BEFORE ME, this [—] at [—], personally appeared:

Name	Competent Evidence of Identity	Date/Place of Issuance
AB LEISURE GLOBAL, INC Represented by:

LEISURE & RESORT WORLD CORPORATION Represented by:

known to me and to me known to be the same persons who executed the foregoing Release, Waiver, Discharge and Quitclaim consisting of {—] pages, including this page, and who acknowledged to me that the same is such persons true and voluntary act and document and that of the principals represented.

WITNESS MY HAND AND SEAL at the date and place herein abovementioned.

Doc. No.	;
Page No.	;
Book No.	;
Series of 2012.

Annex A

Column 2

1	The consortium entered into between each of SM Investments Corporation (“SMIC”), SM Land, Inc., SM Hotels Corporation, SM Commercial Properties, Inc, SM Development Corporation, Belle Corporation (“Belle”), and Premium Leisure and Amusement, Inc (“PLAI”) prior to the date of this document.

2	The cooperation agreement entered into between each of SMIC, Belle, PLAI, MCE Leisure (Philippines) Corporation (“MCE Leisure”), MCE Holdings (Philippines) Corporation (“MCE Holdings”) and MCE Holdings No 2 (Philippines) Corporation (“MCE Holdings No 2”) dated on or about the date of this document (“New Consortium”).

3	Each of persons specified in row 1, column 2 of this table and row 2, column 2

4	In respect of each of the persons specified in row 3, column 2, their respective past and present, direct and indirect, affiliates, subsidiaries, joint venturers, partners, equity holders, successors and assigns, as well as each of their respective past and present officers, directors, employees, representatives and attorneys

Exhibit M

Part B

RELEASE, WAIVER, DISCHARGE AND QUITCLAIM

KNOW ALL MEN BY THESE PRESENTS:

BELLE CORPORATION, a company incorporated in the Philippines, whose principal address is at the 5th floor, 2 E-com Centre, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (“Belle”) and PREMIUMLEISURE AND AMUSEMENT, INC, a company incorporated in the Philippines whose principal address is at 5th Floor, 2 E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (“PLAI”), on behalf of themselves, their respective successors and assigns, and their subsidiaries (collectively the “Releasing Parties”) in consideration of the acts and transactions contemplated herein, hereby unconditionally and irrevocably waive, release and discharge each of the persons set out in Annex A (collectively, the “Released Parties”) from any and all claims, charges, Hens, demands, causes of actions, obligations, damages and liabilities, known or unknown, suspected or unsuspected (each, a “Claim”), that any of the Releasing Parties had, now has, or may have against the Released Parties including but not limited to:

(1)	arising out of, in relation to, or in connection with the following agreements (including the termination of any such agreements):

(a)	Memorandum of Agreement by and between PLAI and AB Leisure Global, Inc. (“ABLGI”) dated January 14, 2011;

(b)	Operating Agreement by and between PLAI and ABLGI dated January 14, 2011;

(c)	Supplemental Agreement by and between PLAI and ABLGI dated January 14, 2011;

(d)	Building Lease Agreement by and between Belle, ABLGI, Leisure & Resort World Corporation (“LRWC”) and PLAI dated January 14, 2011; and

(e)	Land Lease Agreement by and between Belle, ABLGI, LRWC and BBCC dated January 14, 2011;

(each of the agreements in Section 1, an “ABLGI Agreement” and collectively, the “ABLGI Agreements”);

(2)	in relation to the construction, fit out, lease and development, operations, management and maintenance of casino, hotel, retail and entertainment complex (and associated businesses) at Aseana Boulevard, Macapagal Avenue, Paranaque City, Philippines (“Project”);

(3)	in relation to the Certificate of Affiliation and Provisional License dated December 12, 2008 and identified as PAGCOR Provisional Casino License No. CA/License Reg. No. 08-003 issued by PAGCOR for the Project as amended from time to time;

(4)	the inclusion of MCE Leisure, MCE Holdings and MCE Holdings No 2 (in each case as defined below) as members of the New Consortium (defined below) and MCE Leisure or any MCE Designated Entity as operator of the Project; and

(5)	arising out of, in relation to, or in connection with, any other document, agreement, arrangement, understanding, act, transaction, matter or thing referred to in, contemplated by, or incidental or ancillary to, the paragraphs (1) to (4).

Belle and PLAI, for themselves and on behalf of each of the other Releasing Parties, represent and confirm that other than the ABLGI Agreements and the Memorandum of Agreement dated July 5, 2012 by and among Belle Corporation, PremiumLeisure and Amusement, Inc., ABLGI and LRWC, that there are no other arrangements, agreements, contracts, commitments, documents, whether oral or written, between the Releasing Parties and the Released Parties.

Belle and PLAI, for themselves and on behalf of each of the other Releasing Parties agree that that they do not have, and will not make a Claim, against any of the Released Parties in respect of any of the matters set out in paragraphs (1) to (5) above.

Belle and PLAI agree to procure that BELLE BAY CITY CORPORATION, a company incorporated in the Philippines (“BBCC”), complies with the covenants and gives and makes the representations and warranties in this document as if named as a party to this document. Belle and PLAI joint indemnify the Released Parties from any loss, liability, claim, expense, cost or damages (including loss of profits and whether contingent of otherwise) suffered or incurred by the Released Parties arising out of or in connection with any breach by Belle and PLAI of their obligations in the preceding sentence.

For the purposes of implementing a full and complete release, Belle and PLAI understand and agree that this document is intended to include all Claims, if any, which any of the Releasing Parties may have and which such Releasing Party does not now know or suspect to exist in its favour against the Releasing Parties and this document extinguishes those Claims. Accordingly, Belle and PLAI expressly waive all rights under any statue in any applicable jurisdiction prohibiting or restricting the waiver of unknown Claims.

Belle and PLAI agree that in the event that at any time after the date of this document any further action is necessary or desirable to carry out the purposes of this document, they will take such further actions, and will procure such actions are taken, (including the execution and delivery of such further documents or amendments thereto) as the Released Parties may request.

Belle and PLAI expressly agree that the Released Parties may plead this document as an absolute bar in any court of law, arbitral tribunal or otherwise in response to any proceedings or Claim whatsoever brought by any party arising out of or in relation to any of the matters referred to or contained in this document.

Belle and PLAI irrevocably confirm that they each have the full legal right, power and authority to enter into, execute and deliver this document for themselves and on behalf of their respective Releasing Parties.

This Release, Waiver, Discharge and Quitclaim shall be governed by the laws of the Republic of the Philippines.

Executed this [—] day of [—] 2012 at [—] City, Philippines.

For and on behalf:

BELLE CORPORATION

Name:

Position:

For and on behalf:

PREMIUMLEISURE AND AMUSEMENT, INC

Name:

Position:

SIGNED IN THE PRESENCE OF:

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)

                                                            )S.S.

BEFORE ME, this [—] at [—], personally appeared:

Name	Competent Evidence of Identity	Date/Place of Issuance
BELLE CORPORATION Represented by:

BELLE BAY CITY CORPORATION Represented by:
PREMIUMLEISURE AND AMUSEMENT, INC Represented by:

known to me and to me known to be the same persons who executed the foregoing Release, Waiver, Discharge and Quitclaim consisting of {—] pages, including this page, and who acknowledged to me that the same is such persons true and voluntary act and document and that of the principals represented.

WITNESS MY HAND AND SEAL at the date and place herein abovementioned.

Doc. No.	;
Page No.	;
Book No.	;
Series of 2012.

Annex A

Column 2

1	The consortium entered into between each of SM Investments Corporation (“SMIC”), SM Land, Inc., SM Hotels Corporation, SM Commercial Properties, Inc, SM Development Corporation, Belle PLAI prior to the date of this document.

2	The cooperation agreement entered into between each of SMIC, Belle, PLAI, MCE Leisure (Philippines) Corporation (“MCE Leisure”), MCE Holdings (Philippines) Corporation (“MCE Holdings”) and MCE Holdings No 2 (Philippines) Corporation (“MCE Holdings No 2”) dated on or about the date of this document (“New Consortium”).

3	Each of persons specified in row 1, column 2 of this table and row 2, column 2

4	In respect of each of the persons specified in row 3, column 2, their respective past and present, direct and indirect, affiliates, subsidiaries, joint venturers, partners, equity holders, successors and assigns, as well as each of their respective past and present officers, directors, employees, representatives and attorneys

Exhibit N

Due Diligence Information Index

69

Project Leisure

Due Diligence

List of Documents

Belle	Belle Corporation
SMIC	SM Investments Corporation
SMCP	SM Commercial Properties, Inc.
SML	SM Land, Inc.
SMHCC	SM Hotels and Conventions Corp.
PLAI	PremiumLeisure and Amusement, Inc.
SMDC	SM Development Corporation
ABLGI	AB Leisure Global, Inc.
LRWC	Leisure & Resort World Corporation
PAGCOR	Philippine Amusement and Gaming Corporation

Reference No.	Description	Date of Document
THE PHILIPPINE GROUP
1.1	Group Chart
	Belle	31 December 2011
	SMIC	31 December 2011
1.2	Group Company Details
Belle
	SEC Certificate of Filing of Amended Articles of Incorporation	08 January 2002
Amended Articles of Incorporation
	SEC Certificate of Filing Amended By-Laws	01 December 2004
Amended By-Laws
	Company Data Maintenance Form	24 November 2004
	General Information Sheet 2011	18 May 2011
	General Information Sheet 2010	21 May 2010
	General Information Sheet 2009	22 July 2009
	Certificate of Increase of Capital Stock	21 February 1997
	Letter from Tan & Venturanza to SEC re Amendment of Articles of Incorporation	13 November 1996
	Certificate of Increase of Capital Stock	25 October 1996
	Secretary’s Certificate	5 November 1996
	Letter from Belle to SEC re Verification of Deposit	5 November 1996
	Bank Certificate issued to Belle from IEBank	28 October 1996
	Company Data Maintenance Form	12 January 1997
Final Prospectus Relating to the Offer of 1,508,483,257 Common Shares with a par value of PhP1.00 per share through a Stock Rights Offering
	Memorandum of Agreement between Belle & SMCP	23 November 2009
PLAI
	SEC Certificate of Incorporation	11 November 2008
	Articles of Incorporation	24 October 2008
	By-Laws	24 October 2008
	General Information 2012	02 February 2012
	Amended General Information 2011	06 July 2011
	General Information Sheet 2011	27 January 2011
	General Information Sheet 2010	29 September 2010
	Amended General Information Sheet 2010	15 February 2010
	Secretary’s Certificate re assignment of US$50M under Escrow Account	09 August 2011
	Secretary’s Certificate re signatories and representatives to the Consortium Agreement and the Provisional License Application with PAGCOR	04 April 2011
	Secretary’s Certificate re formation of consortium and appointment of signatories for the consortium	24 December 2008

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SMCP
	SEC Certificate of Filing of Amended Articles of Incorporation	30 September 2008
Cover Sheet of Amended Articles of Incorporation & By-Laws
	Amended Articles of Incorporation	11 September 2006
	Certificate of Filing of Amended By-Laws	30 September 2008
	Amended By-Laws	11 October 2006
	Certificate of Amendment of Articles of Incorporation and By-Laws	12 September 2008
	Letter to SEC re pending change of names of SM Companies	26 August 2008
	Amended General Information Sheet 2011	29 December 2011
	General Information Sheet 2011	22 August 2011
	Amended General Information Sheet 2010	18 August 2010
	Secretary’s Certificate re assignment of US$50M under Escrow Account	09 August 2011
	Secretary’s Certificate re amendment of Resolution dated 04 November 2008	04 April 2011
SMDC
	SEC Certificate of Filing of Amended Articles of Incorporation	28 August 1997
	Amended Articles of Incorporation	12 July 1974
	SEC Certificate of Filing of Amended By-Laws	12 May 2004
	Amended By-Laws	29 July 1974
Company Data Maintenance Form
	General Information Sheet 2011	26 May 2011
	Certification	26 May 2010
	General Information Sheet 2010	26 May 2010
	Secretary’s Certificate re assignment of US$50M under Escrow Account	07 December 2011
	Secretary’s Certificate re formation of consortium and appointment of signatories for the consortium	03 March 2009
	Certificate of Increase of Capital Stock	2 June 2011
SMHCC
	SEC Certificate of Filing of Amended Articles of Incorporation	29 March 2010
	Certificate of Amendment of Articles of Incorporation and By-Laws	09 May 2010
	SEC Certificate of Filing of Amended By-Laws	29 March 2010
	Amended By-Laws	03 March 2008
	General Information Sheet 2011	26 December 2011
	Amended General Information Sheet 2011	08 February 2011
	Amended General Information Sheet 2010	16 September 2010
	General Information Sheet 2010	11 January 2010
	Secretary’s Certificate re assignment of US$50M under Escrow Account	09 August 2011
	Secretary’s Certificate re signatories and representatives to the Consortium Agreement and the Provisional License	04 April 2011
Application with PAGCOR
	Secretary’s Certificate re formation of consortium and appointment of signatories for the consortium	24 December 2008

Project Leisure

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List of Documents

SMIC
	SEC Certificate of Filing of Amended Articles of Incorporation	03 June 2009
	Amended Articles of Incorporation	23 December 1959
	SEC Certificate of Filing of Amended By-Laws	08 May 2007
	Amended By-Laws	18 January 1960
	General Information Sheet 2011	27 May 2011
	General Information Sheet 2010	28 May 2010
	General Information Sheet 2009	25 May 2009
	Secretary’s Certificate re assignment of US$50M under Escrow Account	07 December 2011
	Secretary’s Certificate re formation of consortium and appointment of signatories for the consortium	24 December 2008
	Certificate of Increase of Capital Stock	14 June 2007
	Treasurer’s Affidavit	26 April 2007
SML
	Certificate of Filing of Amended Articles of Incorporation	06 October 2011
	Amended Articles of Incorporation (As Amended as of August 8, 2008)	04 August 2011
	Certificate of Filing of Amended By-Laws	03 October 2008
	Amended By-Laws (As Amended as of August 8, 2008)	08 August 2009
	2011 General Information Sheet	26 December 2011
	Amended General Information Sheet	29 December 2011
	General Information Sheet 2011	04 April 2011
	Amended General Information Sheet 2011	08 September 2011
	General Information Sheet 2011	05 May 2011
	General Information Sheet 2010	04 Ma 2010
	Amended General Information Sheet 2009	11 February 2009
	Secretary’s Certificate re assignment of US$50M under Escrow Account	09 August 2011
	Secretary’s Certificate re signatories and representatives to the Consortium Agreement and the Provisional License Application with PAGCOR	04 April 2011
	Secretary’s Certificate re formation of consortium and appointment of signatories for the consortium	24 December 2008
	Certificate of Increase of Capital Stock	6 October 2011

	Certificate of Increase of Capital Stock	4 August 2011
	Treasurer’s Affidavit	4 August 2011
	List of Stockholders	1 October 2010
	Secretary’s Certificate	4 August 2011
	Secretary’s Certificate	4 August 2011
	SGV Auditor’s Report	25 August 2011
	Secretary’s Certificate	18 August 2011
	SEC Company Registration and Monitoring Department	26 September 2011
1.4	Annual Report
Belle
	2011 Annual Report	2011
SMDC
	2010 Annual Report	2010
	2011 Annual Report	2011
SMIC
	2009 Annual Report	2009
	2010 Annual Report	2010
	2011 Annual Report	2011

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List of Documents

1.5	Audited Financial Statements
PLAI
	2008 Financial Statements	2008
	2009 Financial Statements	2009
SMHCC
	2009 Financial Statements	2009
	2010 Financial Statements	2010
	2011 Financial Statements	2011
SML
	2009 Financial Statements	2009
	2010 Financial Statements	2010
	2011 Financial Statements	2011
SMCP
	2009 Financial Statements	2009
	2010 Financial Statements	2010
	2011 Financial Statements	2011
SMDC
	2008 Financial Statements	2008
	2009 Financial Statements	2009

	2010 Financial Statements	2010
SMIC
	2009 Financial Statements	2009
	2010 Financial Statements	2010
	2011 Financial Statements	2011
1.6	SEC Forms
Belle
	2011 SEC Form 17-A	31 December 2011
	Index to Financial Statement and Supplementary Schedule, Form 17A, Item No. 7	N/A
	Index to Exhibits Form 11-A	N/A
	Signatures	28 March 2012
	Belle Statement of Management’s Responsibility For Consolidated Financial Statements	15 March 2012

Independent Auditor’s Report

Consolidated Statement of Financial Positions

Consolidated Statement of Comprehensive Income

Consolidated Statement of Changes in Equity for the years ended December 31, 2011, 2010 & 2009

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

Independent Auditors Report on Supplementary Schedule

		22 February 2012

Schedule A-Financial Assets

Schedule B-Amount of Receivables from Directors, Officers, and Employees

Schedule C-Amount of Receivables from Related Parties

Schedule D-Intangible Assets

Schedule E-Long Term Debt

		31 December 2011

Schedule F-Indebtedness to Related Parties

Schedule G-Guarantees of Securities of other Issuers

Schedule H-Capital Stocks

Schedule I-Reconciliation of Retained Earnings Available for Dividend Declaration

Supplementary Schedule Required under SRC Rule 68, as Amended (2011)

Conglomerate Map of SMIC

Conglomerate Map of Belle

	Memorandum of Agreement between SM and Belle	23 November 2009

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List of Documents

SMIC
SEC Form 17-A
	SEC Form 17-A December 31, 2011	12 April 2012
	SEC Form 17-A December 31, 2010	08 April 2011
	SEC Form 17-A December 2009 (Final)	12 April 2010
SEC Form 17-C 2009
	SEC Form 17-C 2009 SM Hits a Hundred Retail Outlets	06 May 2009
	SEC Form 17-C 2009 SMIC Cash Dividend	29 April 2009
	SEC Form 17-C Final Terms of 2009 Bond	15 September 2009
	SEC Form 17-C Organizational Meeting & 30% Cash Dividend	29 April 2009
	SEC Form 17-C Press Release on Dollar Bond Issue	09 September 2009
	SEC Form 17-C Press Release on SMIC sets rates for retail bonds	05 June 2009
	SEC Form SEC 17-C SM Philratings	27 April 2009
	SEC Form SEC 17-C SM to Issue PI0B Fixed Rate Bonds	03 April 2009
	SEC Form 17-C SM Doubles Bond Size to P10B	15 June 2009
	SEC Form 17-C SM obtain SEC Approval for Retail Bond Issue	29 May 2009
	SEC Form 17-C SM Q1’09	13 May 2009
	SEC Form 17-C SM’s Net Income Increases 14% to P10.8B	16 November 2009
	SEC Form 17-C on Corporate Government Award	29 April 2010
	SEC Form 17-C on SM 2010 SM Declares Cash Dividends	28 April 2010
	SEC Form 17-C Organizational Meeting & 30% Cash Dividend	28 April 2010
	SEC Form 17-C Press release SMIC to Issue New USD Bonds due 2017 in Exchange Offer & New Cash Transactions	22 September 2010
	SEC Form 17-C SM to Open Radisson Blu Hotel Cebu by 2H2010	20 May 2010
	SEC Form 17-C SM’s Posts 14% Growth in Net Income 1st Qtr 2010 results	28 April 2010
	SEC Form 17-C Press release on Minimum Coupon on USD Bonds Due 2017	29 September 2010
	SEC Form 17-C Press release on NEW USD Bonds due 2017 in Exchange Offer and New Cash Transaction 9.22	22 September 2010
	SEC Form 17-C SM First Half 2010 NI up 15% to P8.5B Press Release	05 August 2010
	SEC Form 17-C SM Outperforms Net Income Target for Jan to Sept Rising 16% to P12.5B Press Release	12 November 2010
	SEC Form 17-C Change of Transfer Agent	05 August 2010
	Press Release SM Declares 2010 Cash Dividends	28 April 2010

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SEC Form 17-C SM 2011 SM Declares Cash Dividends	27 April 2011
SEC Form 17-C SM Organizational Meeting on 4.27.11 & 30% Cash Dividends	27 April 2011
SEC Form 17-C Press release on SM First Half 2011 Net Income up 13% to P9.6B	04 August 2011
SEC Form 17-C Press release on SMHCC Signs Contract with Carlson for Park Inn Davao	09 May 2011
SEC Form 17-C Press release on SM Net Income up to 13.6% to 14.2B	14 November 2011
SEC Form 17-C Press release on SM posts 13% growth in IQ2011 Net Income	05 May 2011
SEC Form 17-C Press release on SM Purchase of Atlas	01 July 2011
SEC Form 17-C Press release on SM Invest in Atlas Mining	01 July 2011
SEC Form 17-C Press release on SMIC Issues P5 Billion Fixed Rates Corporation Notes	22 September 2011
SEC Form 17-C Press release on SM’s P10B bonds maintain PRS AAA Rating	29 September 2011
SEC Form 17-C SM Organizational Meeting & 30% Cash Dividends	26 April 2012
SEC Form 17-C SMIC Notice on 2012 Annual SH Meeting	02 March 2012
SEC Form 17-C Press release on SM 2011 Net Income Expands to 15% to P21.2B	07 March 2012
SEC Form 17-C Press Release on SM First Quarter 2012 Net Income Grows 13% to P6.0B	26 April 2012
SEC Form 17-C Press release on SM Php 10 Billion Fixed Rate Bonds Received PRS AAA Rating	16 April 2012
SEC From 17-C Press release on SM to Issue Convertible Bond	02 February 2012
SEC Form 17-C Press release on SM to Issue Fixed-Rate Retail Bonds	13 April 2012
SEC Form 17-C Press release on SMIC successfully launched convertible bond	02 February 2012
SEC Form 17-C Press release SM 2012 Cash Dividends	26 April 2012
SEC Form 17-Q 2009 2nd Quarter Report	30 June 2009
SEC Form 17-Q 2009 1st Quarter Report	31 March 2009
SEC Form 17-Q 2009 3rd Quarter Report	30 September 2009
SEC Form 17-Q 2010 2nd Quarter Report	30 June 2010
SEC Form 17-Q 2010 1st Quarter Report	31 March 2010
SEC Form 17-Q 2010 3rd Quarter Report	30 September 2010
SEC Form 17-Q 2011 2nd Quarter Report	30 June 2011
SEC Form 17-Q 2011 1st Quarter Report	31 March 2011
SEC Form 17-Q 2011 3rd Quarter Report	30 September 2011

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PROVISIONAL GAMING LICENSE
2.1	Provisional License
	PAGCOR Certificate of Affiliation & Provisional License	12 December 2008
	PAGCOR letter to SMI re possible extension of 2 year period for the full investment of 40% of total investment	10 December 2008

Provisional License granted by PAGCOR to the Consortium

Annex A-Documentary Requirement

Annex B-Licensee’s Proposal, Concept Plan, Key Concept

Components of the Master Development Plan, Financial Projection

12 December 2008
	SMIC Manila Bay Casino Business Plan Narrative Description Casino Staff Numbers 5 Year Projected Financials-SMIC (Operation at Full Scale) Annex C-Site Map Description Annex D-Income Components	February 2008
2.2	Consortium Agreement	12 December 2008
2.3	Terms of Reference re Bagong Nayong Pilipino Manila Bay Integrated City	N/A
2.7	Correspondences with PAGCOR
	SMIC letter to Belle re the transmittal to PACGOR of the original bond certificate issued by Prudential Guarantee and Assurance, Inc.	21 February 2012
	PLAI letter to PAGCOR transmitting the original copy of the bond certificate issued by Prudential Guarantee and Assurance, Inc. to secure the performance by the Consortium of its obligations under the Provisional License	17 February 2012
	Surety Bond issued by Prudential Guarantee and Assurance, Inc. in the amount of PhP100 Million	15 February 2012
	Indemnity Agreement between Belle and Prudential Guarantee and Assurance, Inc.	15 February 2012
	PAGCOR letter to SMIC re identification of beneficiary foundation	31 January 2012
	PAGCOR letter to SMIC re Board approval of proposal to secure PhP100M Performance Bond from Prudential Guarantee and Assurance, Inc.	30 January 2012
	PAGCOR letter to PLAI re Board approval of the Consortium’s Project Implementation Plan	20 December 2011
	PAGCOR letter to Travellers International Hotel Group, Inc., Tiger Resorts Leisure and Entertainment, Inc., SMIC and Bloomberry Resorts and Hotels, Inc. acknowledging receipt of submitted documents on the Project Implementation Plan for Entertainment City Manila Project	2 December 2011
	SMIC letter to PAGCOR re New Project Implementation Plan for Belle Grande	29 November 2011
	PAGCOR letter to SMIC approving the request that Belle be formally included as a member of the SM Consortium	28 November 2011
	PAGCOR letter to SMIC re deadline for submission of New Project Implementation Plan for the Entertainment City Manila Project	8 November 2011
	PLAI letter to PAGCOR re inquiry on possibility of leasing 10 hectares in space	18 November 2011
	PLAI letter to PAGCOR re background discussion on the inclusion of Belle in the Consortium	3 November 2011
	Inclusion of Belle as Consortium Member Work Paper	N/A

Project Leisure

Due Diligence

List of Documents

PAGCOR letter to PLAI and SMIC re supplier’s claim to be endorsed by PAGCOR to supply licensees’ logistical requirements for the Entertainment City Manila Project	3 October 2011
PAGCOR letter to SMIC re List of the Project Implementation Plan documentary requirements for submission	14 October 2011
PAGCOR-Entertainment City Manila Project Implementation Plan	N/A
PAGCOR letter re company profile of Pampanga-based suppliers	7 September 2011
Letter from Chamber of Furniture Industries of the Philippines re company profile of Pampanga members for accreditation to become suppliers	1 September 2011
Letter to PAGCOR from PLAI transmitting the 18 July 2011 guidelines letter with the conformity of PLAI	5 September 2011
PAGCOR letter to PLAI and SMIC re Board approval of the request to change location of the project site	26 August 2011
PAGCOR letter to SMIC re request for submission of documents in line with internal reportorial requirements	4 August 2011
PAGCOR letter re development guidelines as prerequisites to casino opening	18 July 2011
PLAI letter to PAGCOR requesting for the approval of the proposed members of the Board of Directors of PLAI	25 April 2011
SMIC letter to PAGCOR clarifying certain matters relating to the Provisional License	30 March 2011
Letter from PAGCOR to SMIC request for extension of the period for the full investments of 40% of total investment commitment	25 March 2009
Letter from PAGCOR to SM Investments Corp re: Provisional License	22 March 2011
PLAI Secretary’s Certificate on the authorized representatives of PLAI to the Consortium Agreement and the Provisional License Application	4 April 2011
PLAI letter to PAGCOR transmitting proof of lawful possession of the land for the Phases 1 and 2 Project sites in compliance with the conditions for the approval of the Project Implementation Plan	2 January 2011
SMIC letter to PAGCOR transmitting summary of cost estimates, cost breakdowns, etc. pursuant to the Project Implementation Plan	29 June 2010
SMIC letter PAGCOR clarifying certain data contained in the Project Implementation Plan	22 June 2010
Cost Estimate – Budgetary Estimate Summary	21 June 2010
Cost Estimate – Phase 1A-Basement, Casino, Condo Podium, Hotel Tower 1 Structure	21 June 2010
Cost Estimate – Phase IB-High End Hotel Tower 1 – Structure & Finishes	21 June 2010
Cost Estimate – Phase 2-Hotel Tower 2 – Structure & Finishes	21 June 2010
Amphitheatre Preliminary Cost	21 June 2010
PLAI letter to PAGCOR re possibility of leasing 10 hectare portion of the Bagong Nayong Pilipino – Entertainment City to build an Integrated Resort Complex	15 November 2010
PAGCOR letter to SMIC approving the request for extension of submission of documentary requirements	26 October 2010

Project Leisure

Due Diligence

List of Documents

PAGCOR letter re request for submission of documents from each of the consortium members (i.e. business permits, audited financial statements, etc.)	13 October 2010
PAGCOR letter to SMIC acknowledging receipt of the SM Consortium’s revised Project Implementation Plan, noting the changes made, and raising certain points for clarification	1 June 2010
PAGCOR letter to SMIC re requesting for clarification on inaccuracies found in various news reports	18 May 2010
PAGCOR letter to SMIC confirming that the Consortium can secure Performance and Surety Bonds from the GSIS	15 May 2009
PAGCOR letter enforcing compliance with Regulatory Order No. 002-2009 requiring employees of casino licensees to obtain Gaming Employment Licenses	24 April 2009
PAGCOR letter to SMIC confirming the utilization of the US$50 Million BDO Escrow Account maintaining balance as security for financing the completion of not only the Casino component but the entire Bagong Nayong Pilipino Entertainment City Project	23 April 2009
PAGCOR letter to SMIC approving SMIC’s request to place its Escrow Account with BDO as security for the loans which it will secure from such bank.	20 April 2009
PAGCOR letter to SMIC approving the latter’s request for an extension of at least 1 year but not to exceed 2 years for the full investment of 40% of the total investment commitment amounting to US$1 Billion	25 March 2009
PAGCOR letter to SMIC seeking for clarification on certain matters relating to the Provisional License	22 March 2011
PAGCOR letter to SMIC enforcing compliance with the PD 1869 as amended the RA 9487 re purchasing gaming equipment and paraphernalia from PACGOR-accredited suppliers	19 March 2009
PAGCOR letter re invitation to charity auction	10 March 2010
PAGCOR letter to SMIC responding to letter dated 8 February 2010 on the US$3,073,055.56 drawdown on Escrow Account and raising certain points of clarification	22 February 2010
PAGCOR letter to SMIC requesting for supporting documents showing usage of drawdowns from the Escrow Account	14 January 2010
PAGCOR letter to SMIC following up on requested revision of the Project Implementation Plan to be consistent with the target dates indicated in the Revised Capital Expenditure Projection, as well as for the submission of certain documents and information	26 November 2009
PAGCOR letter to SMIC requesting for the revision of the Project Implementation Plan to be consistent with the target dates indicated in the Revised Capital Expenditure Projection, as well as for the submission of certain documents and information	6 October 2009
PAGCOR letter to SMIC approving the proposal to consolidate casino operations at the Bagong Nayong Pilipino Entertainment City Manila through the transfer of SMIC’s ownership of PLAI to a special purpose entity which will be formed and owned by Belle and one or more Nevada-based casino operators	7 August 2009

Project Leisure

Due Diligence

List of Documents

	Letter from PAGCOR to SMIC re compliance on regulatory order no. 002-2009	24 April 2009
	Letter from PAGCOR to SMIC re letter dated 20 April 2009 covering advise of approval on the request of the SM Consortium to use the US$50 Million maintaining balance of Escrow Account at BDO	23 April 2009
	PAGCOR letter to SMIC approving the extension of the deadline for submission of the Project Implementation Plan for the Bagong Nayong Pilipino Entertainment City Manila Project up to 30 June 2009	21 April 2009
	Letter from PAGCOR to SMIC re compliance with regulatory order	19 March 2009
	PAGCOR letter to SMIC granting an extension of the period within which 40% of the total investment commitment must be infused to least 1 year but not to exceed 2 years, which shall reckon from the end of the 2 year period stated in the Provisional License	16 March 2009
	Letter from PAGCOR to SMIC re query with various bonding companies for quotation on the Performance and Surety Bonds	15 March 2009
	PAGCOR letter to SMIC re identification of possible foundation dedicated to cultural heritage that would be a beneficiary to the 2% revenues from non-junket tables	16 February 2009
	PAGCOR letter to SMIC highlighting certain deliverables of the SM Consortium as stated in the Provisional License (i.e. setting up of escrow account, submission of a performance assurance, etc.)	22 December 2008
	PAGCOR letter to SMIC transmitting 6 sets of the revised Provisional License covering the Bagong Nayong Pilipino Entertainment City Manila for signing	2 December 2008
LAND
3.3	Real Property Tax Declarations over the Owned Land and Proof of Payment of Real Property Taxes

Declaration of Real Property at City of Paranaque and Official Receipts

Declaration of Real Property Control No. 134515 for CTC No. 166290; Tax Declaration No. E-015-07791 in the name of Social Security System

07 March 2012
	Declaration of Real Property Control No. 134516 for CTC No. 166291; Tax Declaration No. E-015-07792 in the name of Social Security System	07 March 2012
	Declaration of Real Property Control No. 134517 for CTC No. 166292; Tax Declaration No. E-015-07793 in the name of Social Security System	07 March 2012
	Declaration of Real Property Control No. 134518 for CTC No. 010-20100000882; Tax Declaration No. E-015-09396 in the name of Manila Bay Park Developers Inc.	07 March 2012
	Declaration of Real Property Control No. 134519 for CTC No. 010-20100000883; Tax Declaration No. E-015-09397 in the name of Manila Bay Park Developers Inc.	07 March 2012
	Declaration of Real Property Control No. 134517 for CTC No. 010-20100000881; Tax Declaration No. E-015-09395 in the name of Manila Bay Park Developers Inc.	30 December 2010

Project Leisure

Due Diligence

List of Documents

Declaration of Real Property for CTC No. 010- 20100000880; Tax Declaration No. E-015-09394 in the name of Manila Bay Park Developers Inc.	30 December 2010
Declaration of Real Property for CTC No. 010- 20100000879; Tax Declaration No. E-015-09393 in the name of Manila Bay Park Developers Inc.	30 December 2010
Declaration of Real Property for CTC No. 010- 20100000878; Tax Declaration No. E-015-09392 in the name of Manila Bay Park Developers Inc.	30 December 2010
Declaration of Real Property for CTC No. 136452; Tax Declaration No. E-015-06707 in the name of Manila Bay Park Developers Inc.	30 June 1999
Declaration of Real Property for CTC No. 166290; Tax Declaration No. E-015-09554 in the name of Social Security System	27 November 2011
Declaration of Real Property for CTC No. 166291; Tax Declaration No. E-015-09555 in the name of Social Security System	2 November 2011
Declaration of Real Property Control No. 203086 for CTC No. 166290; Tax Declaration No. E-015-08310 in the name of Social Security System	9 May 2011
Declaration of Real Property Control No. 203087 for CTC No. 166291; Tax Declaration No. E-015-08311 in the name of Social Security System	9 May 2011
Declaration of Real Property Control No. 203088 for CTC No. 166292; Tax Declaration No. E-015-08312 in the name of Social Security System	9 May 2011
Real Property Tax Receipt OR No. 27295195 issued to Manila Bay Park Developers Inc. issued at Paranaque City	14 December 2011
Real Property Tax Receipt OR No. 27295207 issued to Manila Bay Landholdings Inc. issued at Paranaque City	14 December 2011
Real Property Tax Receipt OR No. 27295230 issued to Manila Bay Park Developers Inc. issued at Paranaque City	14 December 2011
Real Property Tax Receipt OR No. 27295244 issued to Manila Bay Park Developers Inc. issued at Paranaque City	14 December 2011
Real Property Tax Receipt OR No. 27295252 issued to Manila Bay Park Developers Inc. issued at Paranaque City	14 December 2011
Real Property Tax Receipt OR No. 27295263 issued to Manila Bay Park Developers Inc. issued at Paranaque City	14 December 2011
Real Property Tax Receipt OR No. 27295274 issued to Manila Bay Park Developers Inc. issued at Paranaque City	14 December 2011
Real Property Tax Receipt OR No. 27295285 issued to Manila Bay Park Developers Inc. issued at Paranaque City	14 December 2011
Real Property Tax Receipt OR No. 2662158 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 October 2011
Real Property Tax Receipt OR No. 2662159 issued to Manila Bay Landholdings Inc. issued at Paranaque City	20 October 2011
Real Property Tax Receipt OR No. 2662162 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 October 2011
Real Property Tax Receipt OR No. 2662163 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 October 2011
Real Property Tax Receipt OR No. 2662164 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 October 2011

Project Leisure

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List of Documents

	Real Property Tax Receipt OR No. 2662165 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 October 2011
	Real Property Tax Receipt OR No. 2662166 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 October 2011
	Real Property Tax Receipt OR No. 2662167 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 October 2011
	Real Property Tax Receipt OR No. 2634941 issued to Manila Bay Park Developers Inc. issued at Paranaque City	19 April 2011
	Real Property Tax Receipt OR No. 2634942 issued to Manila Bay Landholdings Inc. issued at Paranaque City	19 April 2011
	Real Property Tax Receipt OR No. 2634945 issued to Manila Bay Park Developers Inc. issued at Paranaque City	19 April 2011
	Real Property Tax Receipt OR No. 2634946 issued to Manila Bay Park Developers Inc. issued at Paranaque City	19 April 2011
	Real Property Tax Receipt OR No. 2634947 issued to Manila Bay Park Developers Inc. issued at Paranaque City	19 April 2011
	Real Property Tax Receipt OR No. 2634948 issued to Manila Bay Park Developers Inc. issued at Paranaque City	19 April 2011
	Real Property Tax Receipt OR No. 2634949 issued to Manila Bay Park Developers Inc. issued at Paranaque City	19 April 2011
	Real Property Tax Receipt OR No. 2634950 issued to Manila Bay Park Developers Inc. issued at Paranaque City	19 April 2011
	Real Property Tax Receipt OR No. 2604441 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 January 2011
	Real Property Tax Receipt OR No. 2604442 issued to Manila Bay Land Holdings Inc. issued at Paranaque City	20 January 2011
	Real Property Tax Receipt OR No. 2604443 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 January 2011
	Real Property Tax Receipt OR No. 2604444 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 January 2011
	Real Property Tax Receipt OR No. 2604445 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 January 2011
	Real Property Tax Receipt OR No. 2604446 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 January 2011
	Real Property Tax Receipt OR No. 2604447 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 January 2011
	Real Property Tax Receipt OR No. 2604448 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 January 2011
	Real Property Tax Receipt OR No. 2494065 issued to Manila Bay Park Developers Inc. issued at Paranaque City	30 July 2010
	Real Property Tax Receipt OR No. 2494066 issued to Manila Bay Park Developers Inc. issued at Paranaque City	30 July 2010
	Real Property Tax Receipt OR No. 2482868 issued to Manila Bay Park Developers Inc. issued at Paranaque City	20 April 2010
3.4	Valuation Report of the Land
	Cuervo Appraisers Comparative Analysis	N/A
3.5	Mortgages
	Real Estate Mortgage for Php50M	19 April 2005
	Amendment of Real Estate of Mortgage for Php100M	06 June 2005
	Second Amendment of Real Estate Mortgage for Php400M	13 July 2005

Project Leisure

Due Diligence

List of Documents

3.6	Lease Contracts
	Contract of Lease between SSS and Belle	22 April 2010
	Amendment to Contract of Lease between SSS and Belle	10 April 2010
	Contract of Lease between Belle and ABLGI, LRWC, with the conformity of PLAI	14 January 2011
	Lease Agreement between Belle and ABLGI, LRWC, with the conformity of Belle Bay City Corporation	14 January 2011
	Memorandum of Agreement between PLAI and ABLGI	14 January 2011
	Operating Agreement between PLAI and ABLGI	14 January 2011
	Supplemental Agreement between PLAI and ABLGI	14 January 2011
	Site Relocation of ABLGI/LRWC PLAI letter to LRWC re Site Relocation of ABLGI/LRWC	12 December 2011
	Addendum	15 December 2011
	SSS Letter to Belle re revised Amendment to Contract of Lease between SSS and Belle for the extension of the lease up to 25 years of the 2.0 hectare lot located in Aseana Business Park	11 April 2012
	Amendment to Contract of Lease	N/A

Signed Amendment to Contract of Lease SSS and Belle

Belle letter to SM Investment Corp. re Amendment to Contract of Lease

SSS letter to Belle re notarized Amendment to Contract of Lease

Amendment to Contract of Lease

24 May 2012 22 May 2012 14 May 2012
	Letter stating “SSS has no objection” to the annotations of the two lease contracts onto the TCT’s of the lands owned by SSS.	4 September 2012
3.7	Proof of Compliance of Obligations Under the Lease Contracts
	SSS Rental Payment for April 23 to May 22, 2012 in the amount of P2,223,980.00 paid by Belle – M0280171	19 April 2012
	SSS Rental Payment for March 23 to April 22, 2012 in the amount of P555,995.00 paid by Belle – M0350093	19 March 2012
	SSS Rental Payment for February 23 to March 22, 2012 in the amount of P555,995.00 paid by Belle – M0190105	20 February 2012
	SSS Rental Payment for January 23 to February 22, 2012 in the amount of P555,995.00 paid by Belle – M0190159	19 January 2012
	SSS Rental Payment for December 23 to January 22, 2012 in the amount of P555,995.00 paid by Belle - M0280119	19 December 2011
	SSS Rental Payment for November 23 to December 22, 2011 in the amount of P555,995.00 paid by Belle – M0350142	18 November 2011
	SSS Payment for October 23 to November 22, 2012 in the amount of P555,995.00 paid by Belle – M0350054	20 October 2011
	SSS Rental Payment for September 23 to October 22, 2011 in the amount of P555,995.00 paid by Belle – M0350087	20 September 2011
	SSS Rental Payment for August 23 to September 22, 2011 in the amount of P555,995.00 paid by Belle –	19 August 2011
	SSS Rental Payment for July 23 to August 22, 2011 in the amount of P555,995.00 paid by Belle – M0350179	20 July 2011
	SSS Rental Payment for June 23 to July 22, 2011 in the amount of P555,995.00 paid by Belle – M0350017	21 June 2011
	SSS Rental Payment for May 23 to June 22, 2011 in the amount of P555,995.00 paid by Belle – M0370051	20 May 2011
	SSS Rental Payment for April 23 to May 22, 2011 in the amount of P555,995.00 paid by Belle – M0280173	18 April 2011
	SSS Rental Payment for March 23 to April 22, 2011 in the amount of P555,995.00 paid by Belle – M0030065	22 March 2011

Project Leisure

Due Diligence

List of Documents

SSS Rental Payment for February 23 to March 22, 2011 in the amount of P555,995.00 paid by Belle – M0350108	21 February 2011
SSS Rental Payment for January 23 to February 22, 2011 in the amount of P555,995.00 paid by Belle – M0350002	24 January 2011
SSS Rental Payment for December 23 to January 22, 2011 in the amount of P555,995.00 paid by Belle – M0180002	21 December 2010
SSS Payment Deposit for 2 months in the amount of P4,447,960.00 paid by Belle – M0180027	23 April 2010
SSS Payment for 8 months advance rental in the amount of P4,447,960.00 paid by Belle – M0180026	23 April 2010
Belle letter to SSS re confirmation of Belle’s approval to execute the proposed Amendment to Contract of Lease with attached Amendment to Contract of Lease between SSS and Belle	13 April 2012
Email from Manuel Gana to SMIC re Revision to Amendment to Contract of Lease with SSS	11 April 2012 4:27 p.m.
Email from Manuel Gana to SMIC re Revision to Amendment to Contract of Lease with SSS	11 April 2012 2:55 p.m.
SSS letter to Belle re for confirmation of the revised Amendment to Contract of Lease with attached Amendment to Contract of Lease	11 April 2012
Belle fax memo to SMIC re SSS Amendment to the Contract of Lease with attached Amendment to Contract of Lease	10 April 2012
Belle letter to SSS re request for written consent to pose no objection to the inclusion of the properties to Tourism Economic Zone Developer with PEZA	29 March 2012
Letter to SSS re Belle’s Application for its Integrated Resort Complex to be accredited as a Tourism Economic Zone by the PEZA	05 January 2012
Undertaking	04 January 2012
Letter to SSS re approval of the proposed Amendment to Contract of Lease by the Board of Directors with attached Amendment to Contract of Lease	26 March 2012
SSS letter to Belle re approval of the proposal to extend the lease of SSS	20 March 2012
Email to SMIC re Draft Agreement for extension of lease on SSS Land to 2035	20 March 2012
Email to SMIC re transmittal of soft copy of Draft Amendment to Contract of Lease	19 March 2012
Belle fax memo re Proposed Terms for Extension of Contract of Lease with SSS	23 February 2012 10:20 am
Belle fax memo re Proposed Extension of Contract of Lease with SSS with attached Belle Letter to SSS and Proposed Lease Rate Derivation Method as Exhibit 1	23 February 2012 9:55 am
Update on SSS Lease Extension Summary of Relevant Lease Terms	16 February 2012
Belle letter to Mr. Washington Sycip re request for courtesy meeting	13 February 2012
Belle letter to SSS re consideration of certain amendments as to Annual Lease Rental, Rental rate and 5% escalation rate within each Appraisal Cycle.	6 February 2012
Email to Manuel Gana re terms and conditions approved by the IOC on the proposal to extend the lease term for 10 years of ASEANA Property	01 February 2012

Project Leisure

Due Diligence

List of Documents

Belle letter to SSS re proposed term of extension of lease by 15 years (to April 2035) on the Contract of Lease	6 February 2012
Email to Manuel Gana re approved terms and conditions by the OIC on the proposed extension of lease from 10 to 25 years	01 February 2012
Email to SMIC re SSS Lease Extension-Draft response to SSS counter-proposal Final version of the letter to SSS incorporating comments of the Excom members	06 February 2012
Belle fax memo re SSS Lease Extension	02 February 2012
Belle draft letter to SSS re proposed term of extension of lease by 15 years (to April 2035) on the Contract of Lease	6 February 2012
Belle letter to SSS for consideration of its current Contract of Lease from 10 years to 15 years	20 January 2012
Email to Manuel Gana allowing the SSS proposed provision that the rental rate should never decrease	02 February 2012
Email to Marge Y. Hernando re Extension of Belle Contract of Lease to April 2035	20 January 2012
Belle letter to SSS re prospective extension of the term of the Contract of Lease	16 January 2012
Email to SMIC re Update on SSS Lease Extension	08 December 2011
Belle fax letter to SMPH re Leases of Land Adjacent to Belle Grande Resort, for Adjoining Mall & Entertainment project	5 December 2011
SSS letter to Belle re approval of the extension of Belle’s Corporation Lease up to 25 years or until 22 April 2035 with Schedule of Rent for 25 years	28 November 2011
Belle letter to SSS re proposal of certain amendments to the Contract of Lease	28 October 2011
SSS letter reply on regards to the request for written confirmation to the inclusion of the SSS Property for application of Belle for PEZA Accreditation	18 October 2011
Memo of Manuel Gana to Excom of Belle re Proposal for SSS land lease extension with Analysis of Lease Extension of SSS to 25 years as Exhibit 1	25 October 2011
Belle draft letter to SSS re proposal of certain amendments to the Contract of Lease	28 October 2011
Belle letter to SMPH on the request of input and suggestion on the proposal for SSS Land lease extension	21 October 2011
Belle letter to SSS regarding its request for a meeting to discuss the amendment of the Contract of Lease with attached preliminary design for retail and entertainment mall	6 October 2011
Email from Manuel Gana re revised draft proposal to extend term of SSS Lease from 10 years to 25 years-with revised draft letter to SSS	30 September 2011
Email from Manuel Gana re request for a letter with formal proposal of the extension	30 September 2011
Draft letter to SSS re proposed certain amendments to the contract of lease	30 September 2011
Acknowledgment Receipt of Payment for Contract of Lease SSS & Belle Belle Letter to SSS re Lease Payment	20 February 2012
SSS R6 Miscellaneous Form Payment in the amount of P555,995.00

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List of Documents

3.8	Third parties’ rights, interests and/or encumbrances
	Two Deeds of Sale between Light Rail Transit Authority & Belle covering portions of two parcels of land of the Project Site, both with the same date.	06 December 2011
3.9	NAIA Expressway
	Memorandum of Agreement between PAGCOR and Travellers International Hotel Group Inc., Bloomberry Resorts and Hotels Inc., Belle Corporation, Tiger Resorts Leisure and Entertainment Inc.	18 July 2012
	Side Letter between PAGCOR and Travellers International Hotel Group Inc., Bloomberry Resorts and Hotels Inc., Belle Corporation, Tiger Resorts Leisure and Entertainment Inc.	18 July 2012

CONSTRUCTION AND SITE WORK IN THE BUILDING STRUCTURES
4.3	Contract and agreements with the Integrated Resort Construction Parties
	Notice of Award (“NOA”)/To Proceed (“NTP”) and Contract Agreement Log	26 April 2012
4.4	Contracts and agreements suggested to be assumed by Melco for the construction of the Integrated Resort
	Total Estimated Cost Plan – ABLGI Only	29 February 2012
	Notice of Award to Proceed Supply & Installation Uninterruptible Power Supply Equipment (30 Minutes Back-Up Time)	28 June 2011
	Construction Agreement Belle & Computer Support Center	03 August 2011
	NOA/NTP Supply & Installation of Auxiliary System	03 June 2011
	NOA/NTP Architectural & Finishing Works at Basement Level	29 September 2011
	NOA/NTP Architectural & Finishing Works at Ground Floor	29 September 2011
	NOA/NTP Supply and Installation of Raised Flooring System	16 August 2011
	NOA/NTP Internal Wall Partitions for Belle Grande Suites 1 to 4	15 February 2012
	ABLG letter to PLAI re Internal Wall Partitions for the 4 towers of the Belle Grande Suites	23 February 2012
	Construction Cost per ABGLI for Belle Grande Manila Bay	N/A

	NOA NTP Supply & Installation of Uninterruptible Power Supply of Computer Supper Center, Inc.	28 June 2011
	NOA NTP Supply & Installation of Auxilliary System (Structured Cabling & Data Network System of Electro- Systems Industries Corp.	03 June 2011
	NOA NTP Architectural & Finishing Works at Basement Level-BOH of Paravisible Construction	29 September 2011
	Non-Vat Official Acknowledgment Receipt P58,497.25	17 January 2012
	BDO Certifications Paravisible Construction P8,500,000.00	17 January 2012

	Non-Vat Official Acknowledgment Receipt P51,077.60	17 January 2012
	BDO Certifications Paravisible Construction P6,800,000.00	17 January 2012

	Non-Vat Official Acknowledgment Receipt P150,773.00	17 January 2012

Project Leisure

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List of Documents

BDO Certifications Paravisible Construction P34,000,000.00	17 January 2012
NOA NTP Supply & Installation of Raised Flooring System of CWC International Corp.	16 August 2011
NOA NTP Internal Wall Partitions for Belle Grande Suites 1 to 4 of Macro Industrial Packaging Products Corp.	15 February 2012
ABLI letter to PLAI re Internal Partitions for the 4 towers	23 February 2012
FriedMutter Group letter Proposal for Architectural/Interior Master Plan Design Services-Concept	26 November 2009
Interior Design Services – Additional Areas for Hernandez Design Associates	14 April 2010
Design Agreement between ABGLI & Hernandez Design Associates, Inc.	26 November 2009
Contract of Services between ABGLI and Peter Cheung & Associates	N/A
NOA/NTP Schematic Master Planning for 6 Hotels of Yoo Eng Chia	16 November 2011
NOA/NTP Interior Design Services for New Areas for M Contemporary Interior Concept Corp.	19 July 2011
Interior Design of Additional New Areas, Change Order No. 1, M Contemporary Interior Concept Corp for ABLGI Change Order	19 July 2011
Change Order No. 1 New Areas	19 July 2011
Statement of Account Issued by M Contemporary for ABLGI	5 July 2011
Contract of Services by ABGLI and M Contemporary Interior Concept Corp.	25 January 2011
Contract of Services by ABGLI and Arlen P. De Guzman Design Associates Co.	25 January 2011
Billing Endorsement for Arlen P. De Guzman & Consultant Change Order No. 2 (Additional Areas & Revisions) Interior Design Service	31 January 2011
Change Order No. 2 Summary	10 July 2011
Interior Design Services – Phase 1 Change Order No. 2 (Additional Areas and Revisions) Arlen P. De Guzman	17 October 2011
Billing for Interior Design Consultancy Services – Arlen P. De Guzman	29 November 2011
Bar Chart for Belle Grande Casino & Resort	N/A
Declaration of Change Order No. 2 – Adjustment of Areas	N/A
Contract of Services ABGLI & EC Studio Manila, Inc.	28 September 2011
NOA/NTP Interior Design & Services for Hotel 1 & 2	02 August 2011
Arlen P. De Guzman letter to ABLGI Approval & Compensation	11 July 2011
Change Order No. 2 Hotel Additional Area for Belle Grande Casino & Resort	N/A
Belle Grande Original Contract	N/A
NOA/NTP Lighting & Video Consultancy – Interior Scope for C-Lao Philippines, Inc.	04 November 2011
Lighting Design Consultancy Services Tabulation	16 September 2011
NOA/NTP Signage & Wayfinding Consultancy-Exterior Scope for B+C Design Inc.	04 November 2011
NOA/NTP 3D Animation Works for Digiscript Phils. Inc.	12 October 2011
Design Coordinates Inc. ID Construction Management Services	31 August 2011

Project Leisure

Due Diligence

List of Documents

Proposed Manning Deployment Schedule for Condotel	31 August 2011
DCI Project Site Organization	31 August 2011
Appendix A – Scope of Services Design Coordinates	N/A
Project Management by ABGLI & Design Coordinates Inc.	7 March 2011
Design Coordinates ID Construction Management Services	04 August 2011

Scope of Basic Services	04 August 2011
DCI Project Site Development	04 August 2011
Proposed Manning Deployment Schedule for Casino, VIP Suites & South Hotel	04 August 2011
NOA/NTP Architectural and Engineering Design Services and Laundry Design Services for Felix Guggenheim	24 August 2011
Memo to Rogelio Robang re Proposal for Guggenheim Consulting	18 August 2011
Laundry Provisions Projected Cost Tabulation	19 August 2011
Commercial Terms	N/A
Engagement Agreement by ABGLI and Asia Pacific Gaming Consultancy Ltd.	21 March 2011
NOA/NTP Interior Architectural Finishing Works for Main Lobby, Mass Gaming and Public Toilets A, B, C & D for Excell Contractors and Developers, Inc.	15 July 2011
NOA/NTP Supply & Installation of Stones (Main Lobby, Mass Gaming, Junkets & Public Toilets A-D) of Liberty Marble & Granite	30 September 2011
NOA/NTP Supply & Delivery of Fabrics (Main Lobby, Mass Gaming, Junkets & Public Toilets A-D) of Weaves of Asia	30 September 2011
NOA/NTP Interior Architectural Finishing Works for Junket Area of Classique Ideas Interior Designs, Inc.	15 July 2011
NOA/NTP Supply, Delivery and Installation of Carpets of Barrington Carpets/C&A Carpets	27 June 2011
NOA/NTP Supply, Delivery & Installation of Decorative Lighting (Main Lobby, Mass Gaming, Junkets & Public Toilets A-D) of Azcor Lighting Systems, Inc.	30 September 2011
NOA/NTP Supply, Deliver & Installation of Slot Machine Chairs	16 November 2011
Hard Rock Hotel Application for Hotel & Casino	N/A
Hard Rock letter on proposed hotel & casino in Manila with Schedule 1 – Summary of Terms & Conditions	24 February 2011
Letter from Catania Gaming Consultants on Anti-Money Laundering (AML) Consultant for Belle Grande Manila Casino and Integrated Resort	4 July 2011
CIMIGO Research Proposal	27 March 2011
NOA/NTP Supply & Delivery of Cooling Towers of BAC Cooling Systems	21 February 2011
Change Order	23 February 2012
NOA/NTP Delivery of Three Chillers (Casino Only) of Trane Philippines	27 June 2011

Project Leisure

Due Diligence

List of Documents

4.5	Contract and Agreement relevant to the proper maintenance, security, repair, and replacement of necessary parts and equipment of the Building Structures
	American Independent Line Bill of Lading No. AI1365836	06 November 2011

	Trane Packaging List L/C 1016678	06 November 2011
	NOA/NTP Supply and Delivery of Additional Five Chillers	23 March 2012
(Due to Centralized Mechanical Plant) for Trane Philippines
	Belle Corp Purchase Orders from Trane Export, LLC Corp	19 April 2012
	NOA/NTP Supply & Installation of Generator Equipment, Synchronizing Switchgear, Fuel & Exhaust System (Casino Only) for Energetix Power Tech	29 June 2011
	Belle Corp Purchase Order from Huashi HK Investment Ltd.	18 April 2012
	Standard Chartered Negotiation Advices	2 November 2011
	Mitsubishi Invoice No. MPE-1APB096-1	27 October 2011
	APL Bill of Lading	28 October 2011
	Certificate of Marine Cargo Insurances from Tokyo Marine & Nichido Insurance Co. Ltd. Certificate No. 14-01831943	21 November 2005
	NOA/NTP Supply & Installation of Elevators for Hyco Industrial Sales Corp.	15 July 2011
	NOA/NTP Supply & Installation of Uninterruptible Power Supply Equipment (30 Minutes Back-Up Time) for Computer Support Center, Inc.	28 June 2011
	NOA/NTP Supply & Installation of Raised Flooring System for CWC International Corporation	16 August 2011
	NOA/NTP Supply & Installation of Maintenance Catwalk for New Touchstone Mdsg. Ent. Phils. Corp.	03 August 2011
	NOA/NTP Supply & Installation of Substation Equipment for Casino for LJ Industrial Fabrication, Inc.	30 May 2011
	NOA/NTP Supply & Installation of Escalators for International Elevator & Equipment, Inc.	09 June 2011
	Construction Agreement by Belle & BAC Cooling Systems & Equipment Sales, Inc. (Cooling Towers)	15 November 2011
	Construction Agreement by Belle & LJ Industrial Fabrication Inc. (Substation Equipment for Casino)	26 July 2011
	Construction Agreement by Belle & International Elevator & Equipment Inc. (Escalators)	19 April 2012
	Construction Agreement by Belle & Computer Support Center Inc. (Uninterruptible Power Supply (30 Minute Back-Up Time)	03 August 2011
	Construction Agreement by Belle & New Touchstone Mdsg. Enterprises Phil Corp (Maintenance Catwalk)	17 November 2011
	Continuation of Construction Agreement by Belle & BAC Cooling Systems & Equipment Sales, Inc. (Cooling Towers)	15 November 2011
	Construction Agreement by Belle & LJ Industrial Fabrication Inc. (Substation Equipment for Casino)	26 July 2011
	Construction Agreement by Belle & International Elevator & Equipment Inc. (Escalators)	19 April 2011
	Construction Agreement by Belle & Computer Support Center Inc. (Uninterruptible Power Supply (30 Minute Back-Up Time)	03 August 2011
	Construction Agreement by Belle & New Touchstone Mdsg. Enterprises Phil Corp (Maintenance Catwalk)	17 November 2011
	Project Update No. 100	27 April 2012

Project Leisure

Due Diligence

List of Documents

ACCOUNT & FINANCING
5.1	Costs and Expenses in relation to the Land, the Integrated Resort and its
Construction, etc.
	Total Contract Cost Mintoring and Cash Flow – Belle Only	24 April 2012
5.2(b)	Debts or other securities issued by any Group Company
	Terms & Condition of BDO Loan Comparative Consolidated Balance Sheet (Unaudited) Total Debt	31 December 2011
5.3	Current Indebtedness
	Belle Corp Schedule of Bank Loan	N/A

	Promissory Note Php570,000,000.00	13 April 2011
	Promissory Note Php175,000,000.00	5 May 2011
	Promissory Note Php105,000,000.00	20 May 2011
	Promissory Note Php 92,000,000.00	23 June 2011
	Promissory Note Php356,000,000.00	30 June 2011
	Promissory Note Php375,000,000.00	10 November 2011
	Promissory Note Php 1,000,000,000.00	30 January 2012
	Omnibus Loan & Security Agreement among Belle, PLAI, Banco de Oro Unibank, Inc., Banco de Oro Unibank, Inc. – Trust and Investments Group, ABLGI, Belle Bay City Corporation, and BDO Capital & Investment Corporation	1 December 2010
	Supplement to Omnibus Loan & Security Agreement	18 February 2011
	Affidavit of Good Faith	25 February 2011

COMPLIANCE
5.1	PEZA Registration
	Letter from Belle to SSS re request for written consent for no objection on application for Tourism Economic Developer with PEZA	29 March 2012
	Letter from Belle to SSS re Application for PEZA	15 January 2012
	Accreditation of its Integrated Resort Complex	04 January 2011
	Undertaking	04 January 2011
	Letter from Belle to SSS re PEZA Accreditation	20 December 2011
	SSS reply letter to Belle’s request for PEZA Accreditation	18 October 2011
	Letter to SSS re request for the written confirmation	7 October 2011
	Letter to SSS Asset Management Division on their letter dated 24 August 2011	1 September 2011
	Letter to SSS request for written consent for no objection	31 August 2011
	Draft letter to BDO request to allow Belle to assign BDO all rights and interest of the Lease Agreement	N/A
	SSS letter to Belle on request to allow Belle to assign BDO all rights and interest of the Lease Agreement	3 May 2011
	SSS letter re acknowledged receipt of letter dated 24 August 2011 with copy of Certificate of Board Resolution No. 10-204	26 August 2011
	Belle letter forwarding the Certificate of Board Resolution No. 10-204 issued by PEZA	24 August 2011
	DOT letter re application for endorsement to PEZA	15 September 2011
	DOT letter re MOA between DOT and PEZA favoring endorsement the registration of BGMB	15 September 2011
	Paranaque City Resolution No. 11-035 Endorsement to PEZA	23 May 2011
	PEZA Certificate of Board Resolution	14 May 2010

Project Leisure

Due Diligence

List of Documents

	Belle letter to PSE re Press Statement to secure Tourism Economic Zone	28 April 2010
	Press Release Belle Develops Tourism Eco-Zone in Batangas	N/A
	Letter to PEZA re Application for Registration of Tourism Economic Zone	12 May 2010
	Application for Registration of Tourism Economic Zone Form of Belle	11 May 2010
6.7	General Compliance with Laws and Regulations
	Building Permit	—

	Mechanical Permit	1 April 2010
	Sanitary/Plumbing Permit	1 April 2010
	Application for Electrical Permit	1 April 2010
	Locational Clearance	10 June 2008
	Paranaque City Resolution No. 08-059 re Endorsing the Tourism Economic Zone Status to the Development Project of PAGCOR known as Manila Bay Entertainment City	10 December 2010
	Paranaque City Resolution No. 98-64 re Authorizing PAGCOR to Establish its Corporate Offices and to Operate Government Run Gambling Casinos within the Territorial Jurisdiction of the City of Paranaque	10 December 2010
	Paranaque City Resolution No. 00-16 re Allocating the Monthly Voluntary Assistance Fund Committed by PAGCOR to the City Government Exclusively for the Funding of its Priority Projects and Creating a Trust Fund for the Purpose	10 December 2010
	Amended Certificate of Environmental Compliance	09 August 2011
	Environmental Compliance Commitment	09 August 2011
	Project Assessment Planning Tool	09 August 2011
	Height Clearance Permit	03 August 2011
	Paranaque City Local Zoning Board Resolution No. 035 re Granting a Locational Clearance to Belle for the Proposed Mixed-Use Development Project Along Roxas Boulevard, Barangay Tambo, City of Paranaque, Metro Manila	2010
	DCI Transmittal Letter to Engr. Ruel Laqui, Asst. City Building Official of Paranaque	13 October 2011

	DCI Transmittal Letter to Engr. Ruel Laqui, Asst. City Building Official of Paranaque	24 November 2011

LITIGATION
7.1	Current Litigation
	Regional Trial Court, Paranaque City, Branch 274, Order re Motion for Reconsideration is denied	5 August 2011
	Court of Appeals, Manila, Notice re records for disposal for preparation of required briefs	30 March 2012
	Regional Trial Court, Paranaque City, Branch 274, Notice of Appeal filed by Belle Bay City Corp.	24 August 2011
	Regional Trial Court, Paranaque City, Branch 274, Decision, Belle Bay City Corporation vs. City of Paranaque, et. Al.	11 April 2011

Project Leisure

Due Diligence

List of Documents

	Letter from Paranaque City Treasurer to Tan & Venturanza denying BBCC’s request for a refund	24 March 2003
	Letter from Asst. City Treasurer of Paranaque, Juanita M. Alcordo, addressed to Atty. Raymond Ramos of Paranaque Register of Deeds re: Lifting of Levy on land covered by TCT No. 136452.	20 July 2012
	Letter from Asst. City Treasurer of Paranaque, Juanita M. Alcordo, addressed to Jose Marleo Del Rosario of Paranaque Asst. City Assessor re: Lifting of Levy on land covered by TCT No. 136452.	20 July 2012
	Copy of updated TCT No. 136452 reflecting the lifting of the Notice of Levy	15 August 2012
Insurance
INSURANCE
8	Belle Corp (Belle Grande Resort Hotel & Casino) Prudential Guarantee Policy No. EN-COC-HOM-0000092	01 December 2011

	PGA Statement of Account SA No. 110142442 Control No. 0776128, 2751473, 2751474	04 November 2011
	Control No. 3119127	24 August 2011
	Control No. 3033209	01 December 2011
	Endorsement No. EN-CAD-HOM-0000539N	16 December 2011
	Risk Note No. EN-CAD-HOM-0002292	07 December 2011
	Statement of Account SA No. 110155166	07 December 2011
	Risk Note No. EN-CAD-HOM-0002353	10 February 2012
	PGA Inc. OR No. 905757A in the amount of P960,190.00	14 February 2012
	Statement of Account No. 120024626 Risk Note No. EN- CAD-HOM-0002353 Control No. 0937451	10 February 2012
	PGA Inc. OR No. 897760A	17 January 2012
	Statement of Account SA No. 120002489	05 January 2012
	Risk Note No. EN-CAD-HOM-0002329	05 January 2012
	Control No. 3135061	01 December 2011
	PGA Inc. OR No. 878042A	21 November 2011
	Risk Note No. EN-CAD-HOM-0002253	04 November 2011
	Non-VAT Official Acknowledgment Receipt No. 198501	29 November 2011
	Endorsement No. EN-CAD-HOM-0000056N	29 December 2011
	Risk Note No. EN-CAD-HOM-0002283 Control No. 1910433	23 November 2011
	BDO Certification issued to L.M. Camus Engineering Corp.	12 December 2011

	Risk Note No. EN-CAD-HOM-0002284 Control No. 3218583	25 January 2012
	Non-VAT Official Acknowledgement Receipt No. 197998	29 November 2011

	Risk Note No. EN-CAD-HOM-0002284	23 November 2011
	Control No. 3118507	23 November 2011
	Control No. 3135061	01 December 2011
	PGA Inc. OR No. 884274A	08 December 2011
	PG PGA OR No. 878004	04 November 2011
	PGA Inc. Statement of Account No. 110142299	14 November 2011
	Risk Note No. EN-CAD-HOM-0002250	27 October 2011
	Statement of Account No. 110140078	27 October 2011
	PGA Inc. OR No. 878002A	14 November 2011

Project Leisure

Due Diligence

List of Documents

	Risk Note No. EN-CAD-HOM-0002255	04 November 2011
	Statement of Account No. 110142416	04 November 2011
	BDO letter to International Elevator re Erection All Risk	22 December 2011
	BDO Schedule Ear Policy No. MK-11-11-LF-000089	23 December 2011
	BDO Billing Details Policy Information Summary	07 December 2011
	MAA General Assurance Phils. Inc. re Erection All Risks Policy No. MK-11-11 -LF-000089 with Schedule Ear	10 November 2011
	PGA Inc. Provisional Receipt No. 653404	24 November 2011
	PGA Inc. Provisional Receipt No. 880841A	24 November 2011
	Risk Note No. EN-CAD-HOM-0002285	23 November 2011
	Statement of Account No. 110149676	23 November 2011
	Contractor’s All Risk Open Cover	27 June 2011
	Statement of Account No. 110131910	10 October 2011
	Control No. 3120163	29 December 2011
	Non-Vat Official Acknowledgment Receipt No. 197975	29 November 2011
	Control No. 3033387	16 December 2011
	Risk Note No. EN-CAD-HOM-0002293	07 December 2011
	Statement of Account No. 110155260	07 December 2011
	Risk Note No. EN-CAD-HOM-0002167	22 August 2011
	Statement of Account No. 110109943	22 August 2011
TAXATION & PAGCOR PAYMENTS
No Folder Available
PREVIOUS DEALINGS WITH ABLGI
10.9	Proof of Payment by ABLGI/LWRC of lease rentals over the Leased Land
	Belle Official Receipt No. 68126	21 September 2011
	Belle Statement of Account issued to ABLGI	12 September 2011
	Belle Non-VAT Official Acknowledgment Receipt No. 21287	14 January 2011
	Belle Non-VAT Official Acknowledgment Receipt in the amount of P2,731,696.00	N/A
	Belle Official Receipt No. 68986	26 October 2011
	Belle Statement of Account No. 10-1 in the amount of P25,679237.26 issued to ABLGI	17 October 2011
	Belle Official Receipt No. 68124	21 September 2011
	Belle Official Receipt No. 70073	08 December 2011
	Belle Official Receipt No. 70081	08 December 2011
	Belle Statement of Account No. 12-1A issued to ABLGI	01 December 2011

	Belle Official Receipt No. 70075	08 December 2011
	Belle Official Receipt No. 70076	08 December 2011
	Belle Official Receipt No. 70077	08 December 2011
	Belle Official Receipt No. 29207	08 December 2011
	Belle Official Receipt No. 29206	08 December 2011
	Belle Non-VAT Acknowledgment Receipt No. 29208	08 December 2011
INTELLECTUAL PROPERTY
11.1	Intellectual Property Registrations
	Intellectual Property Certificate of Registration The Belle Grande Manila Bay	22 December 2010

Project Leisure

Due Diligence

List of Documents

OTHERS
12	Letter from Tan & Venturanza re to SEC re Merger of Belle Bay City Corporation (“BBCC”) (Surviving Corporation) and Manila Bay Lan Holdings, Inc. (“MBLHI”) and Manila Bay Park Developers, Inc. (“MBPDI”) (Absorbed	01 October 1997 26 September 1997

Corporations

Articles of Merger

Certification

Plan of Merger

Secretary’s Certificate of BBCC

Secretary’s Certificate of MBLHI

Secretary’s Certificate of MBPDI

List of Stockholders as of 26 September 1997 BBCC

List of Stockholders as of 26 September 1997 MBLHI

List of Stockholders as of 26 September 1997 MBPDI

30 June 1997
	MBLHI Due from Parent Company and Affiliates (Unaudited)	22 August 1997

MBPDI Due from Parent Company and Affiliates (Unaudited)

BBCC Financial Statement and Supplementary Information SGV letter to BBCC

MBLHI Financial Statements June 30, 1997 and December 31, 1996

MBPDI Financial Statements June 30, 1997 and December 31, 1996

BBCC Minutes of the Meeting of the Board of Liquidators

04 January 2006
	BBCC Minutes of the Special Meeting of Stockholders	10 July 2003